Exhibit 10.34
Execution Version
THIRD AMENDMENT TO CREDIT AGREEMENT AND GUARANTY
This THIRD AMENDMENT TO CREDIT AGREEMENT AND GUARANTY, dated as of March 25, 2022 (this “Agreement”), is made by and among PEAR THERAPEUTICS, INC., a Delaware corporation (f/k/a THIMBLE POINT ACQUISITION CORP.) (“Holdings”), PEAR THERAPEUTICS (US), INC., a Delaware corporation (f/k/a PEAR THERAPEUTICS, INC.) (the “Borrower”), certain Subsidiaries of the Borrower, and PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as the Majority Lender.
RECITALS
WHEREAS, reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020, among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as subsequently amended, supplemented or otherwise modified, from time to time, including pursuant to this Agreement, the “Credit Agreement”);
WHERAS, after giving effect to the transactions contemplated by the Business Combination Agreement, dated as of June 21, 2021, by and among Holdings, Oz Merger Sub, Inc. and the Borrower, the Borrower is a wholly-owned Subsidiary of Holdings;
WHEREAS, subject to the terms and the conditions set forth in this Agreement, the Borrower has requested that the Credit Agreement be amended and restated as provided herein, in order to, among other things, provide for Holdings as a party thereunder;
WHEREAS, the Administrative Agent and the Majority Lenders are willing to do so on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, the Lender party hereto constitutes the Majority Lenders.
NOW, THEREFORE, for good and valuable consideration (including the Borrower’s covenants and agreements set forth below), the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
Section 1.01. Defined Terms.  Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement (including the preambles and recitals hereto and hereof) shall have the meanings ascribed to such terms in the Credit Agreement.
Section 1.02. Amendment to Credit Agreement.  As of, and subject to the occurrence of, the Effective Date, the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto (the Credit Agreement, as so amended and restated, the “Amended and Restated Credit Agreement”). Each of the existing Exhibits to the Credit Agreement will remain in full force and effect. The parties hereto agree that as of, and subject to the occurrence of, the Effective Date, the waiver set forth in Section 1.02 of the Waiver, Amendment and

Agreement, dated as of June 11, 2021, by and among the Borrower, the Administrative Agent and the Lenders shall have no further force and effect.
Section 1.03.  No Other Waivers, Amendments or other Modifications Implied or Intended.  Any term or provision hereof to the contrary notwithstanding, the waivers, amendments and other modification contemplated hereby relate solely to the specific sections or provisions of the Credit Agreement expressly referenced herein and relate solely to the periods or transactions expressly referenced herein, and no other or additional waiver, amendment or other modification  is made, implied or intended to be made with respect to any other term or provision of any Loan Document, or any Obligation of any Obligor or any rights or remedies of any Secured Party under any Loan Document, whether now existing or occurring in the future (including any future Default), including, but not limited to, the right to declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Obligations in accordance with Section 3.02(b) of the Amended and Restated Credit Agreement or pursuing any or all other rights and remedies available to any Secured Party as a secured party under the UCC, the Security Documents or any other Loan Document.
ARTICLE II
CONDITIONS PRECEDENT
Section 2.01. Conditions to Effectiveness of this Agreement. The amendments and other modifications set forth in this Agreement shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Effective Date”):
(a)    Counterparts. The Administrative Agent shall have received counterparts of (i) this Agreement, (ii) the Amended and Restated Credit Agreement and (iii) each other Loan Document required to be delivered pursuant to Section 6.03 of the Amended and Restated Credit Agreement as a condition precedent to the effectiveness thereof, in each case executed by each party thereto.
(b)    Amended and Restated Credit Agreement Conditions. All conditions to effectiveness set forth in Section 6.02 of the Amended and Restated Credit Agreement shall have been satisfied.
(c)    Costs and Expenses, etc. The Agent shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 of the Amended and Restated Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent, which have been invoiced prior to the Effective Date), together with any other fees separately agreed to by the Borrower and the Agent and the Lenders.
(d)    Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries, shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and its counsel shall have received all
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information, approvals, resolutions, opinions, documents or instruments as the Agent or its counsel shall have reasonably requested.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01. Representations and Warranties. To induce the Administrative Agent and the Majority Lender to enter into this Agreement, each Obligor party hereto represents and warrants to the Administrative Agent and the Majority Lender as set forth below.
(a)    Validity, etc. This Agreement and each Loan Document (after giving effect to this Agreement on the Effective Date) each constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)    Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to this Agreement on the Effective Date, the following statements shall be true and correct:
(i)    the representations and warranties set forth in the Amended and Restated Credit Agreement and each other Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct; and
(ii)    the representations and warranties set forth in the Amended and Restated Credit Agreement and each other Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects.
(c)    Authorizations and Approvals. No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution and delivery of this Agreement and performance of this Agreement and the Amended and Restated Credit Agreement (as amended hereby) by any Obligor party to this Agreement.
(d)    No Defaults. No Default or Event of Default shall have occurred and be continuing.
ARTICLE IV
CONFIRMATION AND COVENANTS
Section 4.01. Reaffirmation. Each Obligor hereby consents to the amendment and other agreements and modifications to the Credit Agreement and other Loan Documents contemplated pursuant to this Agreement and hereby agrees that, after giving effect to this Agreement on the Effective Date, the Credit Agreement and each other Loan Document, and all Obligations thereunder (including the guarantees made pursuant to any Guaranty), are and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the Effective Date, all references in such Loan Documents to the “Credit
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Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Amended and Restated Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Agreement. Each Obligor further consents and agrees that, notwithstanding the effectiveness of this Agreement, all Liens and security interests granted and created under or pursuant to any Loan Document shall continue to be valid and perfected to the same extent as immediately prior to the Effective Date.
Section 4.02. Validity, etc. Each Obligor hereby represents and warrants, that immediately after giving effect to this Agreement on the Effective Date, each Loan Document to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
ARTICLE V
MISCELLANEOUS
Section 5.01. Miscellaneous, etc. In addition to the foregoing, the parties hereto agree as follows:
(a)    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(b)    Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, written or oral, with respect thereto.
(c)    Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.
(d)    Loan Document Pursuant to Credit Agreement. This Agreement shall constitute a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Amended and Restated Credit Agreement, including Article XIV thereof and all rules of interpretation set forth in Article I thereof. The failure of any Obligor to perform its obligations hereunder shall constitute a Default pursuant to Section 11.01(d) of the Amended and Restated Credit Agreement.
(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
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(f)    Counterparts, Electronic Signatures, etc. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile transmission or PDF format signature) hereto or to any other certificate, agreement or document related to the transactions contemplated hereby, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
(g)    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
[Signature pages to follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HOLDINGS:

PEAR THERAPEUTICS, INC.
By	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: Secretary

BORROWER:

PEAR THERAPEUTICS (US), INC.

By	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: General Counsel & Chief Compliance Officer
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ADMINISTRATIVE AGENT AND LENDER:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager
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EXHIBIT A
Amended and Restated Credit Agreement
(See attached.)
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AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY
dated as of
March 25, 2022
by and among
PEAR THERAPEUTICS, INC.,
as Holdings,
PEAR THERAPEUTICS (US), INC.,
as the Borrower,
THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,
as the Subsidiary Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders,
and
PERCEPTIVE CREDIT HOLDINGS III, LP
as the Administrative Agent
U.S. $50,000,000

-i-

(continued)
-ii-

(continued)
-iii-

(continued)
-iv-

(continued)
-v-

SCHEDULES AND EXHIBITS

Schedule 1	-	Commitments
Schedule 2	-	Deposit Accounts, Securities Accounts and Commodity Accounts of the Massachusetts Securities Subsidiary
Schedule 7.05(b)	-	Products
Schedule 7.05(c)	-	Obligor Intellectual Property
Schedule 7.06(a)	-	Certain Litigation
Schedule 7.06(c)	-	Labor Matters
Schedule 7.07(d)	-	Healthcare Law Matters
Schedule 7.08	-	Taxes
Schedule 7.12(a)	-	Holders of Equity Interests of the Borrower
Schedule 7.12(b)	-	Subsidiaries of the Borrower
Schedule 7.12(c)	-	Other Equity Interests Owned by Borrower or its Subsidiaries
Schedule 7.13(a)	-	Existing Indebtedness
Schedule 7.13(b)	-	Existing Indebtedness to be Repaid on the Closing Date
Schedule 7.13(c)	-	Existing Liens
Schedule 7.14	-	Material Agreements
Schedule 7.15	-	Restrictive Agreements
Schedule 7.16	-	Real Property
Schedule 7.17	-	Pension Matters
Schedule 7.19(b)	-	Regulatory Approvals
Schedule 7.20	-	Transactions with Affiliates
Schedule 7.23	-	Deposit and Disbursement Accounts
Schedule 7.24	-	Royalties and Other Payments
Schedule 7.25	-	Non-Competes
Schedule 9.05	-	Existing Investments
Schedule 9.13	-	Permitted Sales and Leasebacks

Exhibit A	-	Form of Note
Exhibit B	-	Form of Borrowing Notice
Exhibit C	-	Form of Guarantee Assumption Agreement
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Assignment and Assumption
Exhibit G	-	Form of Information Certificate
Exhibit H	-	Form of Intercompany Subordination Agreement
Exhibit I	-	Form of Solvency Certificate
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AMENDEDED AND RESTATED CREDIT AGREEMENT AND GUARANTY
This Amended and Restated Credit Agreement and Guaranty, dated as of March 25, 2022 (this “Agreement”), by and among (i) Pear Therapeutics, Inc., a Delaware corporation (f/k/a Thimble Point Acquisition Corp.) (“Holdings”), (ii) Pear Therapeutics (US), Inc., a Delaware corporation (f/k/a Pear Therapeutics, Inc.) (the “Borrower”), whose direct parent is Holdings as of the date hereof, (iii) certain Subsidiaries of Holdings that may be required to provide Guarantees from time to time hereunder, (iv) Perceptive Credit Holdings III, LP (the “Closing Date Lender”) and each other lender that may from time to time become a party hereto (each, including the Closing Date Lender, a “Lender” and collectively, the “Lenders”), and (v) Perceptive Credit Holdings III, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
WHEREAS, pursuant to the Credit Agreement and Guaranty, dated as of June 30, 2020, by and among the Borrower, the Subsidiary guarantors party thereto, the Lenders party thereto and the Administrative Agent (as amended or otherwise modified prior to the Effective Date, the “Original Credit Agreement”), the Lenders have provided a senior secured delayed draw term loan facility to the Borrower in an aggregate principal amount of $50,000,000, with up to $30,000,000 in aggregate principal amount of Loans to be available on the Closing Date, up to $10,000,000 in aggregate principal amount of Loans to be available after the Closing Date but prior to December 31, 2021, and up to $10,000,000 in aggregate principal amount of Loans to be available after the Closing Date but prior to December 31, 2021, of which, as of the date hereof, the Borrower has borrowed $30,000,000 in aggregate principal amount of Loans; and
WHEREAS, pursuant to the Third Amendment to Credit Agreement and Guaranty, dated as of the date hereof (the “Restatement Amendment”), Holdings, the Borrower, the Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth herein and in the Restatement Amendment, to enter into this Agreement and to amend and restate the Original Credit Agreement in its entirety as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1
DEFINITIONS
1.01    Certain Defined Terms. As used herein (including the preamble and recitals), the following terms have the following respective meanings:
“510(k)” means (i) any premarket notification and corresponding FDA clearance for a Device pursuant to FDA regulations, (ii) all substantially equivalent or similar notifications, applications and clearances with respect to any non-U.S. Regulatory Authority, including the EMA, and (iii) all amendments, supplements and other additions and modifications thereto, and all documents, data and other information concerning any applicable Device which are necessary for, filed with, incorporated by reference in or otherwise support any of the foregoing.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of an amalgamation, consolidation, merger, purchase of Equity Interests or other assets, tender offer, or similar transaction having the same effect as any of the foregoing, (i) acquires any business or all or substantially all of the assets of any other Person, (ii) acquires all or substantially all of a business line or unit or division of any other Person, (iii) acquires control of Equity Interests of another Person representing more than fifty percent (50%) of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, determined on a fully-diluted, as-if-converted or exercised basis, or (iv) acquires control of more than fifty percent (50%) of the Equity Interests in any Person engaged in any business that is not managed by a board of directors or other governing body, determined on a fully-diluted, as-if-converted or exercised basis.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Advanced Development” means, with respect to a proposed Product, that such proposed Product is in either a pivotal clinical trial or later stage of development.
“Adverse Regulatory Event” means the occurrence of any of the following events or circumstances:
(a)    the failure of Holdings or any of its Subsidiaries to hold, directly or through licensees or agents, in full force and effect, all Regulatory Approvals necessary or required for Holdings, the Borrower or any such Subsidiary to conduct its respective operations and businesses;
(b)    if required by any applicable Law, the failure of Holdings or any of its Subsidiaries to make or file with the FDA or any other applicable Regulatory Authority, in compliance with such applicable Law, any required notice, registration, listing, supplemental application or notification or report;
(c)    in connection with any clinical, preclinical, safety or other studies or tests being conducted by (or on behalf of) Holdings or any of its Subsidiaries for purposes of obtaining regulatory clearance of, or any Regulatory Approval for, any Product or any Product Commercialization and Development Activities (i) the failure of any clinical, pre-clinical, safety or other required trial, study or test to be conducted in material compliance with any applicable Law or Regulatory Approval; (ii) the failure of any related clinical trial site to be monitored in material compliance with all applicable Laws and Regulatory Approvals; or (iii) the receipt by Holdings or any of its Subsidiaries of written notice from the FDA or any other Regulatory Authority requiring the termination or suspension of any such clinical, preclinical, safety or other study or test;
(d)    Holdings or any of its Subsidiaries or, to the knowledge of Holdings, the Borrower, any agent, supplier, licensor or licensee of Holdings, the Borrower or any of its Subsidiaries, receives from any Regulatory Authority any written notice with respect to any Product or any Product Commercialization and Development Activities from any Regulatory Authority asserting (i) that such Person lacks a required Regulatory Approval with respect to such Product or Product Commercialization and Development Activity, (ii) a material lack of compliance by such Person with any applicable Laws or Regulatory Approvals (or any similar order, injunction or decree) or (iii) that such Regulatory Authority has commenced any regulatory action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) with respect to any Product or any Product Commercialization and Development Activities, in each case other than items contested in good faith by the Borrower by appropriate action; or
(e)    with respect to any Product or Product Commercialization and Development Activity, (i) any Regulatory Authority commences any criminal, injunctive, seizure, detention or civil penalty action or (ii) Holdings, the Borrower or any Subsidiary enters into any consent decree, plea agreement or other settlement with any Regulatory Authority with respect to any of the foregoing.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that with respect to any Lender, an Affiliate of such Lender shall include, without limitation, all of such Lender’s Related Funds.
“Agreement” has the meaning set forth in the preamble hereto.
“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of December 3, 2021, among the Borrower, certain Subsidiaries of the Borrower, the Majority Lenders and the Administrative Agent for the Majority Lender.
“Amendment No. 2 Effective Date” means December 3, 2021.
“Applicable Margin” means eleven percent (11.0%), as such percentage may be increased pursuant to Section 3.02(b).
“Asset Sale” has the meaning set forth in Section 9.09.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender in substantially the form of Exhibit F.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) that is subject to Title I of ERISA or Section 4975 of the Code and to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.
“Board” means, with respect to any Person, the board of directors (or equivalent management or oversight body) of such Person or any committee thereof duly authorized to act on behalf of such board or equivalent body.
“Borrower” has the meaning set forth in the preamble hereto.
“Borrowing” means the borrowing of the Tranche 1 Loans on the Closing Date.
“Borrowing Date” means the Closing Date (for Tranche 1 Loans).
“Borrowing Notice” means a written notice substantially in the form of Exhibit B.
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York, New York.
“Capital Lease Obligation” means, as to any Person, any obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of any such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.
“Casualty Event” means the damage, destruction or condemnation, as the case may be, of any property of any Person.
“Change of Control” means an event or series of events (including any Acquisition) that causes or results in any of the following: (i) any Person or “group” (as defined above) (other than the Specified Holders) acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by Contract or otherwise, or shall have entered into a Contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, voting stock of Holdings representing more than fifty percent (50%) of the combined voting power of all voting stock of Holdings, determined on a fully-diluted, as if converted or exercised basis, (ii) Holdings shall cease to own, directly, beneficially and of record, one hundred percent (100%) of the issued and outstanding Equity Interests of the Borrower, free and clear of all Liens, (iii) the Borrower shall cease to own, directly or indirectly, beneficially and of record, one hundred percent (100%) of the issued and outstanding Equity Interests of each of its Subsidiaries, free and clear of all Liens, or (iv) the sale of all or substantially all of the property or business of Holdings, the Borrower and its Subsidiaries, taken as a whole.
“Claim” means any written claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgment or other similar process, assessment or reassessment, whether made, converted or assessed in connection with a debt, liability, dispute, breach, failure or otherwise.
“Closing Date” means June 30, 2020.
“Closing Date Lender” has the meaning set forth in the preamble hereto.
“Closing Fee” has the meaning set forth in Section 3.04.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral” means any asset or property in which a Lien is purported to be granted under any Loan Document, including future acquired or created assets or property (or all such assets or property, as the context may require).
“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower on the applicable Borrowing Date in accordance with the terms and conditions of this Agreement, which commitments are in the amounts set forth opposite such Lender’s name on Schedule 1 hereto, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise; provided that the aggregate Commitments of all Lenders on the Closing Date equal $50,000,000.
“Commodity Account” means any commodity account, as such term is defined in Section 9-102 of the NY UCC.
“Competitor” means (i) any competitor of the Borrower or any of its Subsidiaries primarily operating in the same line of business as the Borrower or any of its Subsidiaries and (ii) any of its Affiliates (other than any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the ordinary course of its business) that are either (x) identified by name in writing by the Borrower to the Administrative Agent from time to time or (y) clearly identifiable on the basis of such Affiliate’s name.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contract” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement, indenture, instrument, or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise), in each case, other than the Loan Documents.
“Control” means, in respect of a particular Person, the possession, by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” (and similar derivatives) have meanings correlative thereto.
“Controlled Account” has the meaning set forth in Section 8.17(a).
“Controlled Investment Affiliates” means, as to any Person (the “Controlling Person”), any Affiliate of such Controlling Person that (i) is Controlled, directly or indirectly by such Controlling Person, or (ii) was organized by such Controlling Person (or any Person Controlled by such Controlling Person) for the purpose of making equity or debt investments in Holdings or the Borrower or other portfolio companies of such Controlling Person.
“Copyright” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof, and all other rights whatsoever accruing thereunder or pertaining thereto throughout the world.
“Coverage Sponsor” means any commercial entity, including health plans, self-insured employers, unions, accountable care organizations, special needs plans, worker’s compensation insurance plans, behavioral health organizations, pharmacy benefit managers, formulary optimization managers, medical benefit managers, third party administrators or any governmental entity, including Medicare, Medicaid, the State Children’s Health Insurance Program, the Department of Defense TRICARE and TRICARE for Life programs, the Veterans Health Administration program and the Indian Health Service program.
“Covered Insured Lives” means all individuals, employees and dependents for whom the Coverage Sponsor has an obligation to manage, adjudicate, pay or disburse claim payments.
“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 3.02(b).
“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the NY UCC.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Device” means any medical instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent or other similar or related item, including any component, part or accessory, that (i) is intended for use in connection with the diagnosis of disease, malady or other conditions or in the cure, mitigation, treatment or prevention of disease or malady, in man or other animals, or is intended to affect the structure or any function of the body of man or other animals, (ii) does not achieve its primary intended purpose or purposes through chemical action within or on the body of man or other animals and (iii) is not dependent upon being metabolized for the achievement of its primary intended purpose or purposes.
“Device Clearance Application” means any de novo application or request submitted under Section 513(f) of the FD&C Act (21 U.S.C. § 360c(f)), or any 510(k) submitted under Section 510(k) of the FD&C Act (21 U.S.C. § 360(k)) seeking clearance from the FDA for a Device that is substantially equivalent to a legally marketed predicate Device, as defined in the FD&C Act, or any corresponding or similar non-U.S. application or request in any non-U.S. jurisdiction, including, with respect to the European Union, any equivalent submission to a Standard Body pursuant to an applicable directive of the European Council with respect to any CE marking (or, if applicable, a self-certification of conformity with respect to any such directive through a “declaration of conformity”).
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable upon exercise or otherwise), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.
“Dollars” and “$” means lawful money of the United States of America.
“Early Prepayment Fee” means, with respect to any prepayment of all or any portion of the outstanding principal amount of the Loans on any Prepayment Date, whether pursuant to clause (a) or (b) of Section 3.03 or otherwise (including as a result of acceleration, an Insolvency Proceeding or other Event of Default), the positive difference (if any) of (i) the product of (A) the principal amount of such prepayment multiplied by (B) 1.50, less (ii) the sum of (A) the principal amount of such prepayment, plus (B) the amount of interest on such prepaid principal amount paid to the Lenders prior to such Prepayment Date, plus (C) the amount of interest on such prepaid principal amount to be paid to the Lenders on such Prepayment Date, plus (D) an amount equal to the product of (x) the total amount of the Closing Fee paid hereunder prior to such Prepayment Date multiplied by (y) a fraction (expressed as a percentage) having a numerator equal to such prepaid principal amount and a denominator equal to the aggregate original principal amount of the Loans made as of such Prepayment Date; provided that for purposes of calculating the amounts described in clauses (ii) (B) and (C) above, no portion of interest applicable to the Default Rate, whether paid or payable, shall be included in such calculation.
“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA

Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means March 25, 2022.
“Eligible Transferee” means and includes (i) any commercial bank, (ii) any insurance company, (iii) any finance company, (iv) any financial institution, (v) any investment fund that invests in loans or other obligations for borrowed money, (vi) with respect to any Lender, any of its Affiliates, and (vii) any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that, an Eligible Transferee shall not include (x) any Competitor, or (y) any Person that primarily invests in distressed debt or other distressed financial assets; provided further that (A) neither clause (x) or (y) above shall apply retroactively to any Person that previously acquired an assignment or participation interest hereunder to the extent such Person was not a Competitor or a Person of the type described in clause (y) above at the time of the applicable assignment or participation, as the case may be, and (B) with respect to both clauses (x) and (y) above, the Administrative Agent shall not have any duty or obligation to carry out due diligence in order to identify or determine whether a Person would be excluded as an Eligible Transferee as a result of the application of either such clause.
“Environmental Law” means any Law or Governmental Approval relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations, whether U.S. or non-U.S., related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.
“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities (including warrants, options and similar rights) directly or indirectly exchangeable, exercisable or otherwise convertible into, such issuer’s capital stock, whether now outstanding or issued after the Closing Date, and in each case, however classified or designated and whether voting or non-voting.
“Equivalent Amount” means, with respect to an amount denominated in a single currency, the amount in another currency that could be purchased by the amount in the former currency determined by reference to the Exchange Rate at the time of determination.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Title IV Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or the receipt of notice that a Multiemployer Plan is in endangered to critical status, within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, as applicable; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such Plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any Lien (or the fulfillment of the conditions for the imposition of any Lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or Title IV of ERISA, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor; or (xix) any Foreign Benefit Event.
“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 11.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Rate” means, as of any date of determination, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Reuters screen at or about 11:00 a.m. (New York City time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Administrative Agent.
“Excluded Accounts” means (x) the Deposit Accounts,  Securities Accounts and Commodity Accounts of the Massachusetts Securities Subsidiary identified on Schedule 2 hereto, and (y) any other Deposit Account of Holdings or any of its Subsidiaries (other than the Massachusetts Securities Subsidiary or any Immaterial Subsidiary) (i) into which there are no funds on deposit other than those intended solely to cover wages and payroll for employees of the Borrower or any such Subsidiaries for a period of service no longer than one month at any time (and related contributions to be made on behalf of such employees to health and benefit plans) plus balances for outstanding checks for wages and payroll from prior periods; (ii) constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the Tax obligations of such employees; (iii) constituting escrow accounts into which there are deposited contractually escrowed funds in connection with Permitted Acquisitions; and (iv) constituting trust or fiduciary accounts into which there are no funds on deposit other than deposits held in trust for the benefit of a third-party (other than any Affiliate of the Borrower).
“Excluded Subsidiary” means (i) the Massachusetts Securities Subsidiary and (ii) any Immaterial Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed by the United States as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.03(h)) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Exclusive License” (and its derivatives) means and refers to any outbound license of Intellectual Property that is exclusive (whether as to use, geography or otherwise) and is not terminable by the licensor at any time upon ninety (90) days’ (or less) prior written notice.
“Expense Deposit” means the cash deposit referenced in the Proposal Letter.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FD&C Act” means the U.S. Food, Drug and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.
“FDA” means the U.S. Food and Drug Administration and any successor entity.
“Federal Funds Effective Rate” means, for any day, the greater of (i) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (ii) zero percent (0%).
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority,

(b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date (and any applicable grace period) for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $1,500,000 by Holdings or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of its Subsidiaries, or the imposition on Holdings or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law, in each case in excess of $1,500,000.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Pension Plan” means any benefit plan that under applicable Law, other than the Laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. All references to “GAAP” used herein shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 6.01(e)(i).
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.
“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S., including the FDA and any other agency, branch or other governmental body that has regulatory, supervisory or administrative authority or oversight over, or is charged with the responsibility or vested with the authority to administer or enforce, any Healthcare Laws.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C, executed by any entity that, pursuant to Section 8.12 is required to become a “Subsidiary Guarantor”.
“Guaranteed Obligations” has the meaning set forth in Section 13.01.
“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (i) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (ii) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Healthcare Laws” means, collectively, all Laws and Regulatory Approvals applicable to any Product, the ownership or use of any Product or the regulation of any Product Commercialization and Development Activities conducted by or on behalf of Holdings or any of its Subsidiaries, whether U.S. or non-U.S., federal, state, local or equivalent, relating to the provision of medical or other professional healthcare services or supplies, billing and collection practices relating to the payment for healthcare services or supplies, insurance law (including law related to payment for “no-fault” claims) and workers compensation law as they relate to the provision of, and billing and payment for, healthcare services, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, rate-setting, equipment, personnel, operating policies, fee splitting, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)) (the “Federal Anti-Kickback Statute”), the Physician Self-Referral Statute (42 U.S.C. § 1395nn) (the “Stark Law”), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the FD&C Act, the statutes, regulations and binding directives of applicable federal healthcare programs, including but not limited to Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), any binding collection and reporting requirements relating to applicable federal health care programs, the statutes, regulations, and binding directives relating to the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations pursuant to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, and any rules and regulations promulgated pursuant to the statutes listed herein.
“Healthcare Permit” means, with respect to any Person and its ordinary course business activities, any Regulatory Approval (i) issued or required under any Healthcare Laws applicable to such activities of such Person, including activities related to the provision of billing or invoicing for the sale of goods or services regulated or administered under any Healthcare Laws, or (ii) issued to such Person or required to be held by such Person under any Healthcare Laws.
“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Holdings” has the meaning set forth in the preamble hereto.
“IDE” means an application, including an application filed with any Regulatory Authority, for authorization to commence human clinical studies with respect to any Device, including (i) an Investigational Device Exemption as defined in the FD&C Act or any successor application or procedure filed with the FDA, (ii) an abbreviated Investigational Device Exemption as specified in FDA regulations in 21 C.F.R. § 812.2(b), (iii) any equivalent of any of the foregoing pursuant to or under any non-U.S. country or regulatory jurisdiction, (iv) all amendments, variations, extensions and renewals of any of the foregoing that may be filed with respect thereto, and (v) all related documents and correspondence thereto, including documents and correspondence with Institutional Review Boards, whether U.S. or the non-U.S. equivalent.
“Immaterial Subsidiary” means, as of any time of determination, any Subsidiary of Holdings that (i) individually constitutes or holds less than $1,000,000 in total assets and generates less than $1,000,000 of annual Revenue, and (ii) when taken together with all other then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, constitute or hold less than $2,000,000 in total assets and generate less than $2,000,000 of annual Revenue.
“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (xi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xii) any Disqualified Equity Interests of such Person, and (xiii) all other obligations required to be classified as indebtedness of such Person under GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Party” has the meaning set forth in Section 14.03(b).
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Information Certificate” means an Information and Collateral Certificate, in substantially the form set forth in Exhibit G.
“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.
“Intellectual Property” means all Patents, Trademarks, Copyrights and Technical Information, whether registered or not, U.S. or non-U.S., including (without limitation) all of the following:
(i)    applications, registrations, amendments and extensions relating to such Intellectual Property;
(ii)    rights and privileges arising under any applicable Laws with respect to such Intellectual Property;
(iii)    rights to sue for or collect any damages for any past, present or future infringements of such Intellectual Property; and
(iv)    rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.
“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement, dated as of the Effective Date, by and among Holdings,

the Borrower and each of Holdings’ Subsidiaries, pursuant to which all obligations in respect of any Indebtedness owing to any such Person by Holdings, the Borrower or any of Holdings’ Subsidiaries shall be subordinated to the prior payment in full in cash of all Obligations, such agreement to be substantially in the form attached hereto as Exhibit H, as amended or otherwise modified from time to time.
“Interest Period” means, with respect to any Borrowing, (i) initially, the period commencing on (and including) the Borrowing Date on which such Borrowing occurred and ending on (and including) the last day of the calendar month in which such Borrowing was made, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date.
“Interest Rate” means, for any Interest Period, the sum of (i) the Applicable Margin plus (ii) the greater of (x) the Reference Rate as of the second Business Day immediately preceding the first day of such Interest Period and (y) one percent (1.00%).
“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.
“Investment” means, for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or sale of any securities at a time when such securities are not owned by the Person entered into such sale); (ii) the making of any deposit with, or advance, loan, assumption of debt, or other extension of credit to, or capital contribution in any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person and (without duplication) any amount advanced, lent or extended to such Person; or (iv) the entering into of any Hedging Agreement. The amount of an Investment will be determined at the time the Investment is made without giving effect to any subsequent changes in value.
“IRS” means the U.S. Internal Revenue Service.
“Law” means any U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” has the meaning set forth in the preamble hereto.
“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.
“Loan” means any Tranche 1 Loan.
“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Proposal Letter, each Warrant Certificate, any Guarantee Assumption Agreement, any Information Certificate, the Intercompany Subordination Agreement, and any other guaranty, security agreement, subordination agreement, intercreditor agreement or other present or future document, instrument, agreement, certificate or other amendment, waiver or modification of the foregoing delivered to the Administrative Agent or any Lender in connection with this Agreement (including, without limitation, in connection with Section 8.12) or any of the other Loan Documents, in each case, as amended or otherwise modified.
“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, reasonable professional fees, including reasonable fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.
“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect.
“Margin Stock” means “margin stock” within the meaning of Regulation U and Regulation X.
“Massachusetts Securities Subsidiary” means Pear Therapeutics Securities Corporation, a Massachusetts corporation.
“Material Adverse Change” and “Material Adverse Effect” mean any event, occurrence, fact, development or circumstance that has had, or could be reasonably expected to have, a material adverse change in or effect on (i) the business condition (financial or otherwise), operations, performance or property of Holdings and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents, as and when due, or (iii) the legality, validity, binding effect or enforceability against any Obligor of the Loan Documents or the rights and remedies of the Administrative Agent or the Lenders under any Loan Document.
“Material Agreement” means any Contract to which Holdings or any of its Subsidiaries is a party or a beneficiary from time to time, or to which any assets or properties of Holdings or any of its Subsidiaries are bound (i) the absence or termination of which could reasonably be expected to result in a Material Adverse Effect or (ii) without duplication during any period of twelve (12) consecutive months is reasonably expected to, directly or indirectly, (x) result in payments or receipts (including royalty, licensing or similar payments) made to Holdings or any of its

Subsidiaries in an aggregate amount in excess of $1,500,000, or (y) require payments or expenditures (including royalty, licensing or similar payments) to be made by Holdings or any of its Subsidiaries in an aggregate amount in excess of $1,500,000.
“Material Indebtedness” means, at any time, any Indebtedness of Holdings or any of its Subsidiaries, the outstanding principal amount of which, individually or in the aggregate, exceeds $1,000,000 (or the Equivalent Amount in other currencies).
“Material Intellectual Property” means all Obligor Intellectual Property currently owned or exclusively licensed in connection with Product Commercialization and Development Activities (i) necessary for the operation of the business of Holdings and its Subsidiaries as currently conducted or as currently contemplated to be conducted, (ii) the loss of which could reasonably be expected to result in a Material Adverse Effect, or (iii) that has a fair market value in excess of $1,500,000.
“Material Regulatory Event” means an Adverse Regulatory Event that (i) individually has resulted in, or could reasonably be expected to result in, a fine, penalty or Loss (including a loss of Revenue) in excess of $2,500,000 or (ii) when taken together with each other Adverse Regulatory Event that has occurred since the Closing Date, has resulted in, or could reasonably be expected to result in, a fine, penalty or Loss (including a loss of Revenue) in excess of $2,500,000.
“Maturity Date” means the earliest to occur of (i) June 30, 2025 and (ii) the acceleration of the Obligations pursuant to Section 11.02, when used herein, the term “scheduled Maturity Date” means the date set forth in clause (i) above.
“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.
“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Net Cash Proceeds”, means, (i) with respect to any Casualty Event experienced or suffered by Holdings, the Borrower or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) including, without limitation, in the form of insurance proceeds or condemnation awards in respect of such Casualty Event, from time to time by or on behalf of such Person after deducting therefrom only (x) reasonable costs and expenses related thereto incurred by Holdings, the Borrower or such Subsidiary in connection therewith, and (y) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith; and (ii) with respect to any Asset Sale by Holdings, the Borrower or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person after deducting therefrom only (x) reasonable costs and expenses related thereto incurred by Holdings, the

Borrower or such Subsidiary in connection therewith, (y) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith and (z) reserves for future indemnity obligations and losses only to the extent actually applied; provided that, in each case of clauses (i) and (ii), costs and expenses shall only be deducted to the extent, that the amounts so deducted are (x) actually paid to a Person that is not an Affiliate of Holdings, the Borrower or any of its Subsidiaries and (y) properly attributable to such Casualty Event or Asset Sale, as the case may be.
“Note” means a promissory note, in substantially the form of Exhibit A hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.03.
“NY UCC” means the UCC as in effect from time to time in New York.
“Obligations” means, all amounts, obligations, liabilities, covenants and duties of every type and description (including all Guaranteed Obligations and Warrant Obligations) owing by any Obligor to any Secured Party, any indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including reasonable fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.
“Obligor Intellectual Property” means, at any time of determination, Intellectual Property owned by, licensed to or otherwise held by Holdings, the Borrower or any Subsidiary Guarantor at such time including, without limitation, the Intellectual Property listed on Schedule 7.05(c).
“Obligor Party” has the meaning set forth in Section 14.03(b).
“Obligors” means, collectively, Holdings, the Borrower, the Subsidiary Guarantors and any Subsidiary of the Borrower required to become a Subsidiary Guarantor or execute and deliver or become a party to a Security Document pursuant to Section 8.12, and their respective successors and permitted assigns.
“Observer” has the meaning set forth in Section 8.20(a).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“One-Month LIBOR” means, with respect to any applicable Interest Period hereunder, the one-month London Interbank Offered Rate for deposits in Dollars at approximately 11:00 a.m. (London, England time), as determined by the Administrative Agent from the appropriate Bloomberg or Telerate page selected by the Administrative Agent (or any successor thereto or similar source reasonably determined by the Administrative Agent from time to time), which shall be that one-month London Interbank Offered Rate for deposits in Dollars in effect two (2) Business

Days prior to the first day of such Interest Period rounded up to the nearest one hundredth (1/100) of one percent (1%). The Administrative Agent’s determination of interest rates shall be binding on all parties to the Loan Documents in the absence of manifest error.
“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, or any equivalent document of any of the foregoing.
“Original Credit Agreement” has the meaning set forth in the first recital hereto.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(h)).
“Participant” has the meaning set forth in Section 14.05(e).
“Participant Register” has the meaning set forth in Section 14.05(g).
“Patents” means all patents and patent applications, including (i) the Inventions and improvements described and claimed therein, (ii) the reissues, divisions, continuations, renewals, extensions, and continuations in part thereof, and (iii) all income, royalties, damages and payment now or hereafter due and payable with respect thereto, (iv) all damages and payment for past or future infringements thereof, and rights to sue thereof, and (v) all rights whatsoever accruing thereunder or pertaining thereto throughout the world.
“Patriot Act” has the meaning set forth in Section 14.20.
“Payment Date” means (i) the last day of each Interest Period (provided that if such last day of any Interest Period is not a Business Day, then the Payment Date shall be the next succeeding Business Day) and (ii) the Maturity Date.
“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means (x) the Waypoint Product Acquisition; provided that such Acquisition is consummated in accordance with the terms and conditions of the Waypoint Product

Acquisition Agreement without any material waiver, amendment or other modification thereto (unless approved in writing by the Administrative Agent prior to the effectiveness thereof, which approval may not be unreasonably withheld), and (y) any other Acquisition by the Borrower or any of its Subsidiaries; provided that, in the case of any such other Acquisition made pursuant to this clause (y):
(a)    immediately prior to, and after giving effect to such Acquisition, (i) all representations and warranties contained in this Agreement and the other Loan Documents that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct, (ii) all representations and warranties contained in this Agreement and the other Loan Documents that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects, and (iii) no Default shall have occurred and be continuing or could reasonably be expected to result therefrom;
(b)    all transactions in connection therewith shall be consummated in accordance with all applicable Laws;
(c)    in the case of an Acquisition of Equity Interests of any Person, all of such Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to any applicable Law) shall be owned by Holdings or a wholly-owned, direct or indirect Subsidiary of the Borrower, and, in the event of an Acquisition that results in the creation or acquisition of a new Subsidiary of Holdings, the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower, each of the actions set forth in Section 8.12(a), if applicable;
(d)    such Person (in the case of an Acquisition of Equity Interests of such Person) or assets (in the case of an Acquisition of assets or a division of such Person) shall be engaged or used, as the case may be, in businesses or lines of business that would be permitted pursuant to Section 9.04;
(e)    on a pro forma basis after giving effect to such Acquisition, the Obligors and their Subsidiaries shall be in compliance with the financial covenants set forth in Section 10;
(f)    to the extent that the purchase price for any such Acquisition is paid in cash, the amount thereof, when taken together with the purchase price paid in cash for all other Acquisitions consummated or effected since the Closing Date, does not exceed $5,000,000 in the aggregate (or the Equivalent Amount thereof);
(g)    the fair market value of the consideration paid in such Acquisition (exclusive of Qualified Equity Interests of Holdings or the Borrower), when taken together with the fair market value of consideration paid in connection with all other Permitted Acquisitions consummated or effected since the Closing Date (inclusive of cash, deferred purchase price payments, whether in respect of earn-out payments, post-closing adjustments, payments on “seller notes” or otherwise, to the extent actually paid, but excluding Qualified Equity Interests of Holdings or the Borrower), does not exceed $10,000,000 in the aggregate;

(h)    at least five (5) Business Days prior to the proposed date of the Acquisition, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (prepared in reasonable detail), certifying that the Acquisition complies with the requirements of this definition, and which certificate shall include a summary (prepared in reasonable detail), certifying as to any contingent liabilities and prospective research and development costs associated with the Person, business or assets being acquired;
(i)    to the extent that the purchase price for any such Acquisition is paid in Equity Interests, all such Equity Interests shall be Qualified Equity Interests;
(j)    in the case of any Acquisition that has a purchase price in excess of $5,000,000, the Borrower shall have provided the Administrative Agent with at least fifteen (15) calendar days’ prior written notice of any such Acquisition, together with (i) a copy of the draft purchase agreement related to the proposed Acquisition (and any related documents requested by the Administrative Agent), (ii) any available quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired for the twelve (12) month period ending thirty (30) days immediately prior to such Acquisition, including any audited financial statements that are available, (iii) a summary of due diligence conducted by or on behalf of Holdings, the Borrower or its applicable Subsidiary, as applicable, prior to such Acquisition, (iv) summary information regarding any contingent liabilities or prospective research and development costs associated with the Person, business or assets being acquired and (v) any other information reasonably requested by the Administrative Agent and available to the Obligors; and
(k)    neither Holdings nor any of its Subsidiaries shall, in connection with (and upon giving effect to) any such Acquisition, assume or remain liable with respect to, or be subject to (x) any Indebtedness of the related seller or the business, Person or properties acquired, except to the extent permitted pursuant to Section 9.01(g), (y) any Lien on any business, Person or assets acquired, except to the extent permitted pursuant to Section 9.02, or (z) any other liability (including Tax, ERISA or environmental liabilities) in excess of $1,500,000 in the aggregate since the Closing Date.
“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof having maturities of not more than one year from the date of acquisition, (ii) commercial paper maturing no more than two hundred and seventy (270) days after the date of its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. and (iii) registered money market funds at least ninety five percent (95%) of the assets of which constitute Permitted Cash Equivalent Investments of the kinds described in in clauses (i) and (ii) above.
“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.
“Permitted Liens” means any Liens permitted under Section 9.02.
“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (i) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced (except in the amount of accrued interest, upfront fees and transaction costs), (ii) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to Holdings and its Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, (iii) have an applicable interest rate or equivalent yield that exceeds the interest rate or equivalent yield of the Indebtedness being refinanced, (iv) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being refinanced and (v) after giving effect to such refinancing, extension, renewal or replacement, no Default shall have occurred (or could reasonably be expected to occur) as a result thereof.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings, the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Positive Reimbursement Coverage” means a Coverage Sponsor has announced the decision to place a Product on its formulary or to cover a Product as a medically necessary service as part of its benefits.
“Prepayment Date” has the meaning set forth in Section 3.03(a)(i).
“Prepayment Price” has the meaning set forth in Section 3.03(a)(i).
“Product” means (i) those products and Devices set forth on Schedule 7.05(b) and (ii) any other products or Devices developed, distributed, imported, exported, labeled, promoted, licensed, marketed, sold or otherwise commercialized by Holdings or any of its Subsidiaries, but excluding any such products or Devices that, if in development or which may be developed, have not yet reached the stage of Advanced Development.
“Product Commercialization and Development Activities” means, with respect to any Product, any combination of (i) research, development, manufacturing, quality compliance, use, sale, licensing, importation, exportation, shipping, storage, handling, designing, labeling, marketing, promotion, supply, dispensing, distribution, testing, packaging, purchasing or other commercialization activity, (ii) receipt of payment or other remuneration in respect of any of the foregoing (including, without limitation, in respect of licensing, royalty or similar payments) or (iii) any similar or other activities the purpose of which is to commercially exploit such Product.
“Product Related Information” means, with respect to any Product, all books, records, lists, ledgers, files, manuals, Contracts, correspondence, reports, plans, drawings, data and other information of every kind (in any form or medium), including related to Intellectual Property, and all techniques and other know-how, that is necessary or useful for any Product Commercialization and Development Activities relating to such Product, including (i) branding materials, packaging and other marketing, promotion and sales materials and information, (ii) clinical data, information included or supporting any Regulatory Approval and all other documents, records, files, data and other information relating to Product Commercialization and Development Activities, (iii) litigation and dispute records, and accounting records, and (iv) all other information, techniques and know-how necessary or useful in connection with the Product Commercialization and Development Activities for any Product.
“Product Standards” means all safety, quality and other specifications and standards applicable to any Product, including all medical device and other standards promulgated by Standards Bodies.
“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable Law for the purpose of influencing any act or decision of such payee in such payee’s official capacity, inducing such payee to do or omit to do any act in violation of such payee’s lawful duty, securing any improper advantage or inducing such payee to use such payee’s influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.
“Proportionate Share” means, with respect to each Lender, the percentage obtained by dividing (i) the sum of all Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (ii) the sum of all Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.
“Proposal Letter” means the Proposal Letter, dated May 19, 2020, between the Borrower and Perceptive Advisors LLC (as supplemented by the outline of proposed terms and conditions attached thereto).
“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.
“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.
“Real Property Security Documents” means any landlord consents, bailee letters, any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real property owned by any Obligor in favor of the Secured Parties for purposes of securing the Obligations.

“Recipient” means any Lender, the Administrative Agent or any other recipient of any payment to be made by or on account of any Obligation, as applicable.
“Reference Rate” means One-Month LIBOR; provided that if One-Month LIBOR can no longer be determined by the Administrative Agent (in its sole but reasonable discretion) or the Governmental Authority having jurisdiction over the quotation or determination of London Interbank Offered Rates ceases to supervise or sanction such rates for purposes of interest rates on loans, then the Administrative Agent and Holdings shall endeavor, in good faith, to establish an alternate rate of interest to One-Month LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for middle-market loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided, further that, until such alternate rate of interest is agreed upon by the Administrative Agent and the Borrower, the Reference Rate for purposes hereof and of each other Loan Document shall be the Wall Street Journal Prime Rate.
“Referral Source” has the meaning set forth in Section 7.07(c).
“Refinanced Debt” means the Loan and Security Agreement dated December 22, 2016 between the Borrower and Silicon Valley Bank, as amended.
“Register” has the meaning set forth in Section 14.05(d).
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.
“Regulatory Approval” means, with respect to any Product or Product Commercialization and Development Activities, any Governmental Approval, whether U.S. or non-U.S. that is required to be held or maintained by, or for the benefit of, Holdings, the Borrower or any of its Subsidiaries with respect thereto, including all applicable IDEs, 510(k)s, Device Clearance Applications, Product Standards, supplements, amendments, pre-approvals and post-approvals, governmental price, reimbursement approvals and approvals of applications for regulatory exclusivity, clearances, licenses, notifications, registrations or authorizations of any Regulatory Authority, in each case necessary for the ownership, use or other commercialization of such Product or for such Product Commercialization and Development Activities.
“Regulatory Authority” means any Governmental Authority, whether U.S. or non-U.S., that is concerned with or has regulatory or supervisory oversight with respect to any Product or any Product Commercialization and Development Activities relating to any Product, including the FDA and all equivalent Governmental Authorities, whether U.S. or non-U.S.

“Related Fund” means, with respect to any Lender, a fund which is managed or advised by the same investment manager or investment adviser as such Lender or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of such Lender.
“Related Parties” has the meaning set forth in Section 14.16.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer, controller and similar officer of such Person.
“Restatement Amendment” has the meaning set forth in the first recital hereto.
“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any Equity Interests of Holdings or any of its Subsidiaries, any payment of interest, principal or fees in respect of any Indebtedness owed by Holdings or any of its Subsidiaries to any holder of any Equity Interests of Holdings or any of its Subsidiaries, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of Holdings or any of its Subsidiaries, or any option, warrant or other right to acquire any such Equity Interests of Holdings or any of its Subsidiaries.
“Restrictive Agreement” means any Contract or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings or any of its Subsidiaries (other than any Excluded Subsidiary for so long as it remains an Excluded Subsidiary) to create, incur or permit to exist any Lien upon any of its properties or assets (other than (x) customary provisions in Contracts (including without limitation leases and licenses of Intellectual Property) restricting the assignment thereof and (y) restrictions or conditions imposed by any Contract governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (ii) the ability of Holdings or any of its Subsidiaries (other than any Excluded Subsidiary for so long as it remains an Excluded Subsidiary) to make Restricted Payments with respect to any of their respective Equity Interests, to make or repay loans or advances to Holdings, Borrower or any such Subsidiary, or to Guarantee Indebtedness of Holdings, the Borrower or any such Subsidiary.
“Revenue” means, for any relevant fiscal period, the consolidated total net revenues of Holdings and its Subsidiaries for such fiscal period generated in the ordinary course of business, as recognized on the income statement of Holdings and its Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with GAAP; provided that no more than $5,000,000 of Revenue received from or in connection with contingent milestone payments under licensing and collaborations agreements shall be included in the calculation of Revenue for all purposes hereunder.
“Sanction” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security

Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority.
“Secured Party” means each Lender, the Administrative Agent, each other Indemnified Party, any other holder of any Obligation, and any of their respective permitted transferees or assigns.
“Securities Account” means any securities account, as such term is defined in Section 8-501 of the NY UCC.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the Amended and Restated Security Agreement, dated as of the Effective Date, among the Borrower as the grantor party thereto and the Administrative Agent, granting a security interest in all of Holdings’ and the Borrower’s personal property in favor of the Administrative Agent.
“Security Documents” means, collectively, the Security Agreement, each Real Property Security Document, each Short-Form IP Security Agreement, and each other security agreement, control agreement or financing statement, registration, recordation, filing, instrument or approval required, entered into or recommended to grant, perfect and otherwise render enforceable Liens in favor of the Secured Parties for purposes of securing the Obligations, including (without limitation) pursuant to Section 8.12.
“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, substantially in the form Exhibit C, Exhibit D or Exhibit E to the Security Agreement, entered into by one or more Obligors in favor of the Secured Parties, each in form and substance reasonably satisfactory to the Administrative Agent (and as amended, modified or replaced from time to time).
“Solvent” means, with respect to any Person at any time, that (i) the present fair saleable value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (iv) such Person would be able to obtain a letter from its auditors that did not contain a going concern qualification.
“Specified Asset Sale” means any Asset Sale of the type described in any of clauses (d), (e), (g), (h), (i) or (j) of Section 9.09.
“Specified Holders” means (i) 5AM Ventures IV, LP, (ii) 5AM Co-Investors IV, LP, (iii) 5AM Opportunities I, L.P., (iv) Arboretum Ventures IV, L.P. and (v) Temasek Capital Management Pte. Ltd., and each Controlled Investment Affiliate of any Person specified in clauses (i) through (v) of this definition.

“Specified Intellectual Property” means any Intellectual Property to be licensed through an Exclusive License or sold by Holdings, the Borrower or its Subsidiaries on arm’s length terms to a non-affiliated pharmaceutical or life science company, or a joint venture or similar arrangement with such a company.
“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.
“Subsidiary” means, with respect to any Person (for purposes of this definition, the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more direct or indirect subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means, initially as of the Closing Date, each Subsidiary of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and, thereafter, each Subsidiary of the Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the Closing Date pursuant to Section 8.12.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Technical Information” means all trade secrets and other proprietary or confidential information of a scientific, technical or commercial nature related to Product Commercialization and Development Activities.
“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including (i) all renewals of trademark and service mark registrations, (ii) all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and (iii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world, together, in each case, with the goodwill of the business connected with the use thereof.

“Tranche 1 Loan” has the meaning set forth in the first recital hereto.
“Transactions” means the negotiation, preparation, execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is (or is intended to be) a party, the making of the Loans hereunder, the repayment of the Refinanced Debt, and all other transactions contemplated pursuant to this Agreement and the other Loan Documents.
“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” or “U.S.” means the United States of America, its fifty (50) states and the District of Columbia.
“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“Wall Street Journal Prime Rate” means the Wall Street Journal Prime Rate, as published and defined in The Wall Street Journal.
“Warrant Certificate” means a Warrant Certificate in substantially the form of Exhibit J to the Original Credit Agreement, to be delivered pursuant to Section 6.01(g) (as a condition precedent to the Borrowing of Tranche 1 Loans), as amended or otherwise modified pursuant to the terms thereof.
“Warrant Obligations” means all Obligations of the Borrower owing to Perceptive Advisors LLC or one of its managed funds (and no other Person) arising out of, under or in connection with the Warrant Certificates; provided that, any term or provision hereof or of any other Loan Document to the contrary notwithstanding, neither the Borrower nor any other Person is providing (or intends to provide) the holder of the Warrant Certificate with any Guarantee or assurance of economic return or against risk of loss in respect of the Warrant Certificate or any Equity Interests issuable upon exercise thereof, and neither the term “Obligations” nor the term “Warrant Obligations” shall be deemed to include, directly or indirectly, any such Guarantee or assurance.

“Waypoint Product Acquisition” means the Acquisition by the Borrower of the Assets (as defined in the Waypoint Product Acquisition Agreement) from Waypoint Health Innovations, LLC.
“Waypoint Product Acquisition Agreement” means that certain Assignment Agreement, dated as of November 30, 2021, between the Borrower and Waypoint Health Innovations, LLC, pursuant to which the Borrower has agreed, among other things, to acquire the Assets (as defined in the Waypoint Product Acquisition Agreement.
“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.
“Withholding Agent” means the Borrower, any other Obligor and the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Holdings and its Subsidiaries, in each case without duplication. If the Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in either case, occurring after the date of this Agreement, then the Lenders and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance.

1.03    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,
(a)    the terms defined in this Agreement include the plural as well as the singular and vice versa;
(b)    words importing gender include all genders;
(c)    any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;
(d)    any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;
(e)    references to days, months and years refer to calendar days, months and years, respectively;
(f)    all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;
(g)    the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;
(h)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property;
(i)    accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP;
(j)    where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly;
(k)    the word “will” shall have the same meaning as the word “shall”;
(l)    references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall be deemed to be a Lien for the benefit of the Secured Parties; and
(m)    references to any Law will include all statutory and regulatory provisions amending, consolidating, replacing, supplementing or interpreting such Law from time to time.
Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.
If any obligation to pay any amount pursuant to the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such required payment date shall be extended to the immediately following Business Day. For the purposes of calculations made pursuant to the terms of this Agreement or otherwise for purposes of compliance herewith, GAAP will be deemed to treat operating leases in a manner consistent with their current treatment under GAAP as in effect on the date of this Agreement, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
1.04    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 2
The Commitments and the Loans
2.01    Loans.
(a)    On the terms and subject to the conditions of this Agreement, each Lender agrees to make a Tranche 1 Loan to the Borrower, in a single Borrowing on the Closing Date, in an aggregate principal amount for all Lenders not to exceed $30,000,000.
(b)    No amounts repaid or prepaid with respect to any Loan may be reborrowed.
(c)    Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, Loans made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.
2.02    Borrowing Procedures. At least three (3), but not more than seven (7), Business Days prior to any proposed Borrowing Date (or at least one (1), but not more than five (5) Business Day(s) prior to the Borrowing on the Closing Date), the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice, which notice, if received by the Administrative Agent on a day that is not a Business Day or after 12:00 noon (New York City time) on a Business Day, shall be deemed to have been delivered on the next Business Day.
2.03    Notes. If requested by any Lender, any Loan of such Lender shall be evidenced by one or more Notes. The Borrower shall prepare, execute and deliver to the Lender such Notes in the form attached hereto as Exhibit A.
2.04    Use of Proceeds. The Borrower shall use the proceeds of the Loans for purposes of (i) in the case of Tranche 1 Loans, the repayment of the Refinanced Debt and certain other Indebtedness, (ii) working capital and general corporate purposes, and (iii) without duplication, the payment of fees and expenses associated with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
SECTION 3
PAYMENTS OF PRINCIPAL AND INTEREST
3.01    Repayments and Prepayments Generally; Application.
(a)    There will be no scheduled repayments of principal on the Loans prior to May 31, 2024. Thereafter, on each Payment Date occurring prior to the scheduled Maturity Date (and commencing on the fourth anniversary of the Closing Date), the Borrower shall make a payment of principal on the Loans in an amount equal to three percent (3.00%) of the aggregate original principal amount of all Loans made on and after the Closing Date and as of such Payment Date. On the Maturity Date the Borrower shall repay the entire remaining outstanding balance of the Loans in full and in cash.
(b)    The Borrower agrees that all amounts payable hereunder or under any other Loan Document, in respect of any Loans, fees or interest accrued or accruing thereon, or any other Obligations, shall be repaid and prepaid solely in Dollars pursuant to the terms of this Section 3. Except as otherwise provided in this Agreement, proceeds of each payment (including each repayment and prepayment of Loans) by the Borrower shall be deemed to be made ratably to the Lenders in accordance with their respective Proportionate Shares of the Loans being repaid or prepaid.
3.02    Interest.
(a)    Interest Generally. The outstanding principal amount of the Loans, as well as the amount of all other outstanding Obligations, shall accrue interest at the Interest Rate on and from the Closing Date. The Administrative Agent’s determination of the Interest Rate shall be binding on the Borrower, its Subsidiaries and the Lenders in the absence of manifest error.
(b)    Default Interest. Notwithstanding the foregoing, upon notice from the Administrative Agent upon the occurrence and during the continuance of any Event of Default, the Applicable Margin shall increase automatically by four percent (4.0%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”). If any Obligation is not paid when due under any applicable Loan Document, the amount thereof shall accrue interest at the Default Rate.
(c)    Interest Payment Dates. Accrued interest on the Loans shall be payable in cash, in arrears, on each Payment Date with respect to the most recently completed Interest Period, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate, or any accrued interest not paid on the Maturity Date, shall be payable from time to time in cash on demand by the Administrative Agent until paid in full.
3.03    Prepayments; Early Prepayment Fee.
(a)    Optional Prepayments.

(i)    Subject to prior written notice pursuant to clause (a)(ii) below and the payment of the Early Prepayment Fee pursuant to clause (c) below, the Borrower shall have the right to optionally prepay, in whole or in part, the outstanding principal amount of the Loans on any Business Day (a “Prepayment Date”); provided that in addition to such prepaid principal amount and the Early Prepayment Fee, the Borrower shall also make payment in full in cash on such Prepayment Date of all accrued but unpaid interest on the principal amount of the Loans being prepaid (such aggregate amount, the “Prepayment Price”).
(ii)    A notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (New York City time) on a date not less than three (3) (nor more than five (5)) Business Days prior to the proposed Prepayment Date. Each notice of optional prepayment shall specify the proposed Prepayment Date, the principal amount of the Loans to be prepaid, the amount of accrued and unpaid interest that will be paid on the Prepayment Date, and, in reasonable detail, a calculation of the Early Prepayment Fee payable on such Prepayment Date in connection with such proposed prepayment.
(b)    Mandatory Prepayments. Within five (5) Business Days of the receipt of Net Cash Proceeds from the occurrence of any Casualty Event or Specified Asset Sale, Holdings and the Borrower shall apply an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by Holdings or any of its Subsidiaries with respect to such Casualty Event or Specified Asset Sale, as the case may be, to (i) the prepayment of outstanding Loans and (ii) the payment of accrued and unpaid interest on the principal amount of the Loans being prepaid and the payment of the Early Prepayment Fee. Such Net Cash Proceeds shall be allocated to such prepayment and payments such that the full amount of principal, interest and prepayment fees payable hereunder shall be paid with such Net Cash Proceeds. Notwithstanding the foregoing, so long as no Default has occurred and is continuing or shall immediately result therefrom, if, within three (3) Business Days following the occurrence of any such Casualty Event or Specified Asset Sale, a Responsible Officer of the Borrower delivers to the Administrative Agent a notice to the effect that the Borrower or the applicable Subsidiary intends to apply the Net Cash Proceeds from such Casualty Event or Specified Asset Sale, to repair, refurbish, restore, replace or rebuild the asset subject to such Casualty Event or Specified Asset Sale or to the cost of purchase or constructing other assets useful in the business of the Borrower or its Subsidiaries, then such Net Cash Proceeds of such Casualty Event or Specified Asset Sale may be applied for such purpose in lieu of such mandatory prepayment otherwise required pursuant to this clause (b) to the extent such Net Cash Proceeds of such Casualty Event or Asset Sale are actually applied for such purpose; provided that, in the event that Net Cash Proceeds have not been so applied within one hundred and eighty (180) days following the occurrence of such Casualty Event or Specified Asset Sale (or, if within such 180-day period the Borrower enters into a binding commitment to purchase or acquire such assets, within ninety (90) days from entering into such binding commitment), the Borrower shall make a mandatory prepayment of the Loans in an aggregate amount equal to one hundred percent (100%) of the unused balance of such Net Cash Proceeds received by Holdings or any of its Subsidiaries with respect to such Casualty Event or Specified Asset Sale, as the case may be, together with payment of accrued and unpaid interest on the principal amount of the Loans being so prepaid and the applicable Early Prepayment Fee, with such amount of Net Cash Proceeds being allocated to the prepayment of principal, the payment of accrued and unpaid interest on such principal amount of the Loans being prepaid and the payment of the Early Prepayment Fee such that the full payable with respect to such mandatory prepayment is paid with such unused balance of Net Cash Proceeds.

(c)    Early Prepayment Fee. Without limiting the foregoing, whenever any prepayment of Loans is made hereunder pursuant to Section 3.03(a) or Section 3.03(b) or otherwise, whether voluntary, involuntary, as a result of a Default, acceleration or otherwise, the Early Prepayment Fee shall be payable in full in cash on the applicable Prepayment Date for such prepayment.
(d)    Application. Proceeds of any prepayment made pursuant to clauses (a) or (b) above shall be applied in the following order of priority, with proceeds being applied to a succeeding level of priority only if amounts owing pursuant to the immediately preceding level of priority have been paid in full in cash; provided that all such applications to Lenders shall be made in accordance with their respective Proportionate Shares:
(i)    first, to the payment of that portion of the Obligations payable to the Administrative Agent constituting fees, indemnities, costs, expenses, and other amounts then due and owing (including fees and disbursements and other charges of counsel payable under Section 14.03);
(ii)    second, to the payment of that portion of the Obligations payable to the Lenders constituting fees (other than the Early Prepayment Fee), indemnities, expenses, and other amounts then due and owing including fees and disbursements and other charges of counsel payable under Section 14.03 ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to the payment of any accrued and unpaid interest and any fees then due and owing;
(iv)    fourth, to the payment of unpaid principal of the Loans;
(v)    fifth, to the payment of any Early Prepayment Fee then due and payable;
(vi)    sixth, to the payment in full of all other Obligations then due and payable to the Administrative Agent and the Lenders, ratably among them in proportion to the respective amounts described in this clause (vi) payable to them; and
(vii)    seventh, to Holdings, the Borrower or such other Persons as may lawfully be entitled to or directed by the Borrower to receive the remainder.
3.04    Closing Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders) a fee equal to 1.50% of the aggregate Commitments of all Lenders (the “Closing Fee”). Upon receipt of payment from the Borrower, the Administrative Agent will promptly thereafter distribute like funds relating to any such payment to the Lenders pro rata on the basis of each Lender’s Proportionate Share. Once paid by the Borrower, the Closing Fee shall be non-refundable.
SECTION 4
PAYMENTS, ETC.
4.01    Payments.
(a)    Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made (i) in

Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the deposit account of the Administrative Agent designated by the Administrative Agent by notice to Holdings, the Borrower, and (ii) not later than 2:00 p.m. (New York City time) on the date on which such payment is due (each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day).
(b)    Application of Payments. All such payments referenced in clause (a) above shall be applied as set forth in Section 3.03(d) above.
(c)    Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.
4.02    Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed during the period for which payable.
4.03    Set-Off.
(a)    Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.
(b)    Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.
(c)    Payments Set Aside. To the extent that any payment by or on behalf of any Obligor is made to the Administrative Agent or any Lender, or the Administrative Agent, any Lender or any Affiliate of the foregoing exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Affiliate in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
SECTION 5
YIELD PROTECTION, ETC.
5.01    Additional Costs.
(a)    Changes in Law Generally. If, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), the adoption of any Law, or any change in any Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or other Recipient or shall impose on a Lender (or its lending office) or other Recipient any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender or other Recipient under this Agreement or any other Loan Document, or subject any Lender or other Recipient to any Taxes on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then the Borrower shall pay to such Lender or other Recipient within five (5) Business Days after demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.
(b)    Change in Capital Requirements. If a Lender shall have reasonably determined that, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), the adoption of any applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender within five (5) Business Days after demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.
(c)    Notification by Lender. Each Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 5.01, setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.
(d)    Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs that occur or arise in any fiscal year of such Lender unless such Lender notifies the Borrower thereof within sixty (60) days following the receipt by such Lender of its annual audited financial statements for such fiscal year.
(e)    Other Changes. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.
5.02    Illegality. Notwithstanding any other provision of this Agreement, if, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), the adoption of or any change in any applicable Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the reasonable opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof, following which (i) such Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (ii) if such Law shall so mandate, the Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Law in an amount equal to the Prepayment Price applicable on such Prepayment Date in accordance with Section 3.03(a).
5.03    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the reasonable discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent or each Lender, timely reimburse it for the payment of any Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by Holdings and the Borrower. Holdings and the Borrower shall indemnify and reimburse each Recipient, within three (3) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.05(g) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. federal withholding Taxes, such Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent shall deliver such other documentation prescribed by applicable Law as reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, if the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI (or successor form);

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by such applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment under FATCA. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
5.04    Mitigation Obligations. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole, reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
SECTION 6
CONDITIONS PRECEDENT
6.01    Conditions to the Borrowing of the Tranche 1 Loans. The obligation of the Closing Date Lender to make its Tranche 1 Loan on the Closing Date shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Borrowing Notice as required pursuant to Section 2.02, the delivery of a funds flow memorandum summarizing, in reasonable detail, the use of proceeds of the Tranche 1 Loans, and the prior or concurrent satisfaction (or waiver thereof by the Administrative Agent) of each of the conditions precedent set forth below in this Section 6.01.
(a)    Secretary’s Certificate, Etc. The Administrative Agent shall have received from each Obligor party to a Loan Document on the Closing Date:
(i)    a copy of a good standing certificate or the equivalent thereof, dated a date reasonably close to the Closing Date, for each such Person and
(ii)    a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s secretary or assistant secretary, managing member, general partner or equivalent, as to:
(A)    resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document and the Transactions, to be executed and delivered by such Person;
(B)    the incumbency and signatures of those of its officers, managing member or general partner or equivalent authorized to act with respect to each Loan Document to be executed and delivered by such Person; and
(C)    true and complete copies of each Organic Document of such Person and copies thereof;
which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the secretary, assistant secretary, managing member, general partner or equivalent of any such Person cancelling or amending the prior certificate of such Person.
(b)    Information Certificate. The Administrative Agent shall have received a fully completed Information Certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Borrower, which is true and correct as of the Closing Date. All documents and agreements required to be appended to the Information Certificate, if any, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, shall have been executed and delivered by the requisite parties and shall be in full force and effect.
(c)    Closing Date Certificate. The following statements shall be true and correct, and the Administrative Agent shall have received a certificate, dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by a Responsible Officer of the Borrower certifying that: (i) both immediately before and after giving effect to the Borrowing on the Closing Date, (x) the representations and warranties set forth in each Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, (y) the representations and warranties set forth in each Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and (z) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from the Borrowing of the Tranche 1 Loans, or the consummation of any Transactions contemplated to occur on the Closing Date, and (ii) all of the conditions set forth in this Section 6.01 have been satisfied (or waived in writing by the Administrative Agent). All documents and agreements required to be appended to the certificate delivered pursuant to this Section 6.01(c), if any, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.
(d)    Delivery of Notes. The Administrative Agent shall have received a Note in favor of each Lender evidencing such Lender’s Tranche 1 Loan, duly executed and delivered by a Responsible Officer of the Borrower.
(e)    Financial Information, Etc. The Administrative Agent shall have received:
(i)    audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019; and
(ii)    unaudited consolidated balance sheets of the Borrower and its Subsidiaries for each fiscal quarter ended after December 31, 2019 and at least twenty (20) Business Days prior to the Closing Date, together with the related consolidated statement of operations for each such fiscal quarter.
(f)    Minimum Liquidity Compliance. The Administrative Agent shall have received evidence reasonably satisfactory to it that, immediately after giving effect to the Borrowing on the Closing Date, the Borrower will be in compliance with the covenant set forth in Section 10.01.
(g)    Closing Date Warrant Certificate. The Closing Date Lender shall have received an executed counterpart of a Warrant Certificate, exercisable into 775,000 shares of the Borrower’s Series C preferred stock (or, in accordance with the terms of the Warrant Certificate, the Borrower’s Series D preferred stock), duly executed and delivered by the Borrower.
(h)    Insurance. The Administrative Agent shall have received certificates of insurance evidencing that the insurance required to be maintained pursuant to Section 8.05 is in full force and effect, together with endorsements naming the Administrative Agent, for the benefit of the Lenders, as additional insured and loss payee thereunder, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(i)    Solvency. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I, duly executed and delivered by the chief financial or accounting Responsible Officer of the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

(j)    Security Documents. The Administrative Agent shall have received executed counterparts of all Security Documents of all Obligors, each dated as of the Closing Date, duly executed and delivered by each such Obligor, together with:
(i)    The delivery of all certificates (in the case of Equity Interests that are securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by the Borrower and each Subsidiary that are required to be pledged under such Security Documents, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under such Security Documents has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the NY UCC and all Laws otherwise applicable to the perfection of the pledge of such Equity Interests;
(ii)    financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments, registrations, or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens of the Secured Parties pursuant to such Security Documents;
(iii)    UCC-3 termination statements, as may be necessary to release all Liens (other than Permitted Liens) and other rights of any Person in any collateral described in the Security Documents previously granted by any Person;
(iv)    all Short-Form IP Security Agreements and Real Property Security Documents required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by the Borrower.
(k)    Lien Searches. The Administrative Agent shall be reasonably satisfied with Lien searches regarding the Borrower and its Subsidiaries made within thirty (30) days prior to the Borrowing of the Tranche 1 Loans.
(l)    Controlled Accounts. The Administrative Agent shall have received evidence reasonably satisfactory to it that all Deposit Accounts, Securities Accounts, Commodities Accounts, lockboxes or other similar accounts of each Obligor are Controlled Accounts.
(m)    Opinions of Counsel. The Administrative Agent shall have received one or more legal opinions, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, from independent legal counsel to the Borrower and if necessary, other legal counsel satisfactory to the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent.
(n)    Payoff of Indebtedness. To the extent applicable, all outstanding Indebtedness not permitted hereby of the Borrower and its Subsidiaries, including the Refinanced Debt, together with all accrued and unpaid interest and related fees, costs and expenses, shall be indefeasibly paid in full, and the Administrative Agent shall have received executed payoff letters, in form and substance reasonably satisfactory to the Administrative Agent, evidencing such indefeasible payment in full (and irrevocable termination) of such outstanding Indebtedness (including the

Refinanced Debt) and the termination and release of all guarantees and Liens, if any, in connection therewith.
(o)    Material Adverse Change. Since December 31, 2019, no Material Adverse Change shall have occurred.
(p)    Anti-Terrorism Laws. The Administrative Agent shall have received, as applicable, all documentation and other information that it has requested at least three (3) Business Days prior to the Closing Date and that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
(q)    All Other Loan Documents. The Administrative Agent shall have received all other Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Administrative Agent and its counsel may reasonably request.
(r)    Satisfactory Legal Form. All documents, including any attachments or appendices thereto, executed, delivered or submitted pursuant hereto by or on behalf of the Borrower or any of its respective Subsidiary Guarantors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.
(s)    Governmental Approvals and Third Party Consents. The Administrative Agent shall have received evidence that the Borrower and the applicable Subsidiaries have obtained all Governmental Approvals and third party permits, licenses, approvals and consents necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities).
(t)    Closing Fee, Expenses, Etc. The Administrative Agent shall have received for its account and the account of each Lender, the Closing Fee, together with all other fees, costs and expenses due and payable pursuant to the Proposal Letter and Section 14.03, including all closing costs and fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s legal fees and expenses) in excess of the Expense Deposit.
(u)    Material Agreement. The Administrative Agent shall have received true and complete executed copies of all Material Agreements, together with all amendments, waivers, exhibits, schedules and annexes thereto. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that each such Material Agreement, together with all amendments, waivers, exhibits, schedules and annexes thereto, are true and complete and in full force and effect as of the Closing Date. The Administrative Agent shall be satisfied in its reasonable discretion with the terms and conditions of each Material Agreement (together with all amendments, waivers, exhibits, schedules and annexes thereto).

(v)    Option to Invest. The Borrower shall have entered into a binding agreement with the Lenders, in form and substance reasonably satisfactory to the Lenders, pursuant to which the Borrower shall grant to the Lenders an irrevocable option to invest up to $10,000,000 in the Equity Interests of the Borrower.
6.02    Conditions to Effectiveness. The effectiveness of this Agreement shall be subject to the execution and delivery of this Agreement by the parties hereto, and the prior or concurrent satisfaction (or waiver thereof by the Administrative Agent) of each of the conditions precedent in the Restatement Amendment and set forth below in this Section 6.02.
(a)    Secretary’s Certificate, Etc. The Administrative Agent shall have received from each Obligor party to a Loan Document on the Effective Date:
(i)    a copy of a good standing certificate or the equivalent thereof, dated a date reasonably close to the Effective Date, for each such Person and
(ii)    a certificate, dated as of the Effective Date, duly executed and delivered by such Person’s secretary or assistant secretary, managing member, general partner or equivalent, as to:
(A)    resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document and the Transactions, to be executed and delivered by such Person;
(B)    the incumbency and signatures of those of its officers, managing member or general partner or equivalent authorized to act with respect to each Loan Document to be executed and delivered by such Person; and
(C)    true and complete copies of each Organic Document of such Person and copies thereof;
which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the secretary, assistant secretary, managing member, general partner or equivalent of any such Person cancelling or amending the prior certificate of such Person.
(b)    Information Certificate. The Administrative Agent shall have received a fully completed Information Certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Effective Date, duly executed and delivered by a Responsible Officer of Holdings and the Borrower, which is true and correct as of the Effective Date. All documents and agreements required to be appended to the Information Certificate, if any, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, shall have been executed and delivered by the requisite parties and shall be in full force and effect.
(c)    Effective Date Certificate. The following statements shall be true and correct, and the Administrative Agent shall have received a certificate, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by a Responsible Officer of Holdings and the Borrower certifying that: (i) both immediately before and after giving effect to Effective Date, (x) the representations and warranties set forth in each Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, (y) the representations and warranties set forth in each Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and (z) no Default has occurred and is continuing, or could reasonably be expected to result from the consummation of any Transactions contemplated to occur on the Effective Date, and (ii) all of the conditions set forth in this Section 6.02 have been satisfied (or waived in writing by the Administrative Agent). All documents and agreements required to be appended to the certificate delivered pursuant to this Section 6.02(c), if any, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.
(d)    Solvency. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I, duly executed and delivered by the chief financial or accounting Responsible Officer of Holdings, dated as of the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
(e)    Lien Searches. The Administrative Agent shall be reasonably satisfied with Lien searches regarding Holdings and its Subsidiaries made within a recent date prior to the Effective Date.
(f)    Controlled Accounts. The Administrative Agent shall have received evidence reasonably satisfactory to it that all Deposit Accounts, Securities Accounts, Commodities Accounts, lockboxes or other similar accounts of each Obligor are Controlled Accounts.
(g)    Amended and Restated Security Agreement and Intercompany Subordination Agreement. The Administrative Agent shall have received executed counterparts of the Security Agreement and the Intercompany Subordination Agreement, together with:
(i)    the delivery of all certificates (in the case of Equity Interests that are securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by Holdings and each Subsidiary that are required to be pledged under such Security Documents, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under such Security Documents has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the NY UCC and all Laws otherwise applicable to the perfection of the pledge of such Equity Interests; and
(ii)    financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments, registrations, or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens of the Secured Parties pursuant to such Security Documents.
(h)    Opinions of Counsel. The Administrative Agent shall have received one or more legal opinions, dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, from independent legal counsel to Holdings and the Borrower and if necessary, other legal counsel satisfactory to the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent.
(i)    Costs and Expenses, Etc. The Administrative Agent shall have received for its account and the account of each Lender all reasonable and documented fees, costs and expenses due and payable to them pursuant to Section 14.03 (including, in each case, the Administrative Agent’s and each Lender’s reasonable and documented legal fees and out-of-pocket expenses).
(j)    Satisfactory Legal Form. All documents, including any attachments or appendices thereto, executed, delivered or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.
SECTION 7
REPRESENTATIONS AND WARRANTIES
The Obligors hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:
7.01    Power and Authority. Each Obligor and each of its Subsidiaries (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or other power, and has all Governmental Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, including all requisite Regulatory Approvals, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (iv) has full power, authority and legal right to enter into and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loans hereunder.
7.02    Authorization; Enforceability. Each Transaction to which an Obligor or any of its Subsidiaries is a party (or to which it or any of its assets or properties is subject) are within such Person’s corporate or other powers and have been duly authorized by all necessary corporate action including, if required, approval by all necessary holders of Equity Interests. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
7.03    Governmental and Other Approvals; No Conflicts. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution, delivery or performance by any Obligor of each Loan Document to which it is a party, except for filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents. The execution, delivery and performance by each Obligor of each Loan Document to which it is a party will not (i) violate or conflict with any Law, (ii) violate or conflict with any Organic Document of any Obligor, (iii) violate or conflict with any Governmental Approval of any Governmental Authority, (iv) violate or result in a default under any Material Agreement binding upon an Obligor or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor. Each Obligor, its Subsidiaries and their respective properties and businesses are in compliance in all material respects with all applicable Laws (including Healthcare Laws) and Governmental Approvals applicable to such Person and its properties or businesses, as the case may be. The Loan Documents and the Transactions contemplated therein do not conflict with or violate any Organic Documents, Material Agreements or other Contracts, or any Governmental Approval of any Governmental Authority binding upon Holdings, the Borrower or any its Subsidiaries. None of the Transactions will result in the creation or imposition of any Lien (other than Permitted Liens and Liens in favor of the Administrative Agent and the Lenders) on any asset of Holdings or any of its Subsidiaries.
7.04    Financial Statements; Material Adverse Change.
(a)    Financial Statements. The Borrower has heretofore furnished to the Administrative Agent and the Lenders certain consolidated financial statements as provided for in Section 6.01(e). Such financial statements, and all other financial statements delivered by the Borrower pursuant hereto (whether prior to the Closing Date or otherwise) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Holdings and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements of the type described in Section 8.01(b). Neither Holdings nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.
(b)    No Material Adverse Change. Since December 31, 2019, there has been no Material Adverse Change.
7.05    Properties.
(a)    Property Generally. With respect to all real and personal assets and properties of each Obligor and each of its Subsidiaries (other than Intellectual Property which is covered in clause (c) below), such Obligor and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal property, whether tangible or intangible, material to its business, including all Products and all properties and assets owned by such Obligor and its Subsidiaries relating to its Products or Product Commercialization and Development Activities, subject only to Permitted Liens and except as could not reasonably be expected to (i) interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) prevent or interfere with the ability of such Obligor or any of its Subsidiaries to conduct its business in the ordinary course.
(b)    Products. Schedule 7.05(b) contains a complete and accurate list and description (in reasonable detail) of all Products (set forth on an Obligor-by-Obligor or Subsidiary-by-Subsidiary basis, as the case may be).
(c)    Intellectual Property.
(i)    Schedule 7.05(c) contains, with respect to each Obligor and each of its Subsidiaries (set for forth on a Subsidiary-by-Subsidiary basis):
(A)    a complete and accurate list of all applied for, issued, or registered Patents, owned by each Obligor or any of its Subsidiaries or exclusively licensed to such Obligor any of its Subsidiaries to conduct all Product Commercialization and Development Activities relating to the Products, including the jurisdiction and patent number;
(B)    a complete and accurate list of all applied for or registered Trademarks, owned by each Obligor or any of its Subsidiaries or exclusively licensed to such Obligor or any of its Subsidiaries to conduct all Product Commercialization and Development Activities relating to the Products, including the jurisdiction, trademark application or registration number and the application or registration date, which would qualify as Material Intellectual Property;
(C)    a complete and accurate list of all applied for or registered Copyrights, owned by each Obligor or any of its Subsidiaries or exclusively licensed to such Obligor or any of its Subsidiaries to conduct all Product Commercialization and Development Activities relating to the Products, which would qualify as Material Intellectual Property; and
(D)    a summary of Technical Information necessary for all Product Commercialization and Development Activities relating to the Products, in each case which would qualify as Material Intellectual Property.
(ii)    An Obligor or one of its Subsidiaries, as applicable, is the absolute registered beneficial owner of all right, title and interest in and to such Person’s Intellectual Property that it owns (including, without limitation, the Intellectual Property indicated on Schedule 7.05(c) as being owned solely by an Obligor or one of its Subsidiaries), with no breaks in chain of title and with good and marketable title, free and clear of any Liens or Claims of any kind whatsoever other than Permitted Liens, and, to the extent any such Intellectual Property qualifies as Material Intellectual Property, Holdings and its applicable Subsidiaries have the right to exercise its rights under such Intellectual Property in the ordinary course of their respective businesses as currently conducted or proposed to be conducted. Without limiting the foregoing, and except as set forth on Schedule 7.05(c):
(A)    other than as permitted by Section 9.09, no Obligor or any of its Subsidiaries has transferred ownership of any of its Material Intellectual Property, in whole or in part, to any Person who is not an Obligor;
(B)    other than (1) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, (2) as set forth on Schedule 7.05(c) or (3) as would have been or is permitted by Section 9.18, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), Claims, or other agreements or arrangements relating to or otherwise adversely affecting any Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict an Obligor or any of its Subsidiaries with respect to any Material Intellectual Property;
(C)    other than as set forth on Schedule 7.05(c), the use by an Obligor or any of its Subsidiaries of any of its respective Material Intellectual Property in the ordinary course of such Person’s businesses does not breach, violate infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person;
(D)    other than as set forth on Schedule 7.05(c), (1) there are no pending or, to Holdings’ or the Borrower’s knowledge, threatened Claims against an Obligor or any of its Subsidiaries relating to any Material Intellectual Property, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property; and (2) during the five (5) years preceding the date this representation is being made no Obligor nor any of its Subsidiaries has received any written notice from, or Claim by, any other Person asserting that the business of such Obligor or any of its Subsidiaries, the use of Material Intellectual Property by such Obligor or any of its Subsidiaries, or any Product Commercialization and Development Activities with respect to any Product, infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, or otherwise offer a license with respect to, any Intellectual Property of any such other Person, in each case, in any material respect, which have not been finally resolved;
(E)    none of Holdings or the Borrower has knowledge that any Material Intellectual Property is being infringed, violated, misappropriated or otherwise used by any other Person without the express authorization of Holdings, the Borrower or their applicable Subsidiary; and, without limiting the foregoing, no Obligor nor any of its Subsidiaries has put any other Person on notice of actual or potential infringement, violation or misappropriation of any Material Intellectual Property, and no Obligor nor

any of its Subsidiaries has initiated the enforcement of any Claim with respect to any Material Intellectual Property;
(F)    all relevant current and former employees and contractors of an Obligor and each of its Subsidiaries have executed written confidentiality and invention assignment Contracts with such Obligor or its Subsidiary, as applicable, that irrevocably assigns to such Obligor or such Subsidiary, as applicable, or its designee all rights of such employees and contractors to any Inventions relating to the business of such Obligor or such Subsidiary, as applicable;
(G)    the Obligor Intellectual Property, together with the lawful use of open source, freeware and third party licensed Intellectual Property by the Obligors and their Subsidiaries, is all the Intellectual Property necessary for the operation of the business of the Obligors and their Subsidiaries as it is currently conducted;
(H)    each Obligor and each of its Subsidiaries have made available to the Administrative Agent accurate and complete copies of all Material Agreements relating to Material Intellectual Property; and
(I)    each Obligor and each of its Subsidiaries have taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of trade secrets and confidential information.
(iii)    With respect to the Material Intellectual Property consisting of Patents, except as set forth on Schedule 7.05(c), and without limiting the representations and warranties in Section 7.05(c)(ii):
(A)    none of Holdings, the Borrower or any Subsidiary is aware of any Claim asserted in writing by any other Person that any of the issued claims in such Patents owned by any Obligor or its applicable Subsidiary or exclusively licensed to any Obligor or any of its Subsidiaries to conduct all Product Commercialization and Development Activities relating to the Products, is not valid or enforceable;
(B)    each inventor, who was an employee of an Obligor or any of its Subsidiaries, named in such Patents has executed written Contracts with an Obligor or its predecessor-in-interest that properly and irrevocably assigns to such Obligor or its predecessor-in-interest all of such inventor’s rights, title and interest to any of the Inventions claimed in such Patents;
(C)    all such Patents are in good standing and none of the Patents, or the Inventions claimed in any such Patent, have been dedicated to the public;
(D)    to Holdings’ and Borrower’s knowledge as of the date of this Agreement, all prior art material to such Patents was adequately disclosed to or considered by the respective patent offices during prosecution of such Patents;

(E)    subsequent to the issuance of such Patents, no Obligor nor any of its Subsidiaries nor any of their respective predecessors-in-interest, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the claims set forth in such Patents;
(F)    to the best of Holdings’ or Borrower’s knowledge, neither Holdings nor the Borrower is aware of any Claim by any Person that any allowable or allowed claim in such Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party, and such claims have not been the subject of any interference, and are not and have not been the subject of any re-examination, opposition or any other post-grant proceedings, and none of Holdings nor any of its Subsidiaries has knowledge of any Claim by any Person for any such interference, re-examination, opposition, inter partes review, post grant review, or any other post-grant proceedings;
(G)    none of the Patents owned by or exclusively licensed to an Obligor or any of its Subsidiaries have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable patent office recorded with respect to any such Patents, no Obligor nor any of its Subsidiaries has received any notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;
(H)    no Obligor nor any of its Subsidiaries has received a written opinion from patent counsel which concludes that a challenge to the validity or enforceability of any Patents is more likely than not to succeed;
(I)    to Holdings’ or Borrower’s knowledge as of the date of this Agreement, no Obligor nor any of its Subsidiaries or any prior owner of any Patent, or any of their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any Patent; and
(J)    all maintenance fees, annuities, and the like due or payable on or with respect to any Patents have been timely paid or the failure to so pay could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(iv)    The Obligors own or hold rights to all Material Intellectual Property to conduct all Product Commercialization and Development Activities relating to the Products.
7.06    No Actions or Proceedings.

(a)    Litigation. Except as specified on Schedule 7.06(a), there is no litigation, investigation or proceeding pending or, to the knowledge of each Obligor, threatened in writing, with respect to each Obligor or any of its Subsidiaries by or before any Governmental Authority or arbitrator that (i) could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a Material Regulatory Event, or (ii) involves this Agreement, any other Loan Document, or the Transactions.
(b)    Environmental Matters. The operations and property of each Obligor comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to result in Material Adverse Effect.
(c)    Labor Matters. There are no strikes, lockouts or other material labor disputes against each Obligor or any of its Subsidiaries or, to each Obligor’s knowledge, threatened in writing against or affecting such Obligor or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against such Obligor or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them before any Governmental Authority. Except as set forth on Schedule 7.06(c), no Obligor nor any of its Subsidiaries is a party to any collective bargaining agreements or similar Contracts, no union representation exists on any facilities of such Obligor or any of its Subsidiaries and no Obligor nor any of its Subsidiaries has any knowledge of any union organizing activities that are taking place.
7.07    Compliance with Laws and Agreements.
(a)    Each Obligor and each of its Subsidiaries is in compliance with all applicable Laws and all Contracts binding upon it or its property, except (other than with respect to Material Intellectual Property, as covered in Section 7.05(c)) where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a Material Regulatory Event. No Default has occurred and is continuing, or will occur as a result of any Borrowing hereunder.
(b)    Without limiting the generality of the foregoing, each Obligor and each of its Subsidiaries is in material compliance with all applicable Healthcare Laws and Healthcare Permits, and no Obligor nor any such Subsidiary has received written notice by a Governmental Authority of any material violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no such investigation, inspection, audit or other proceeding involving allegations of any such violation has been, to the knowledge of such Obligor or any Subsidiary, threatened in writing.
(c)    Each physician, other licensed healthcare professional, or any other Person who is in a position to refer patients or other business to an Obligor or any of its Subsidiaries (collectively, a “Referral Source”) who has a direct ownership, investment, or financial interest in such Obligor or any such Subsidiary paid fair market value for such ownership, investment or financial interest; any ownership or investment returns distributed to any Referral Source is in proportion to such Referral Source’s ownership, investment or financial interest; and no preferential treatment or more favorable terms were or are offered to such Referral Source compared to investors or owners who are not in a position to refer patients or other business. No Obligor nor any of its Subsidiaries, directly or indirectly, has or will guarantee a loan, make a payment toward a loan or otherwise subsidize a loan for any Referral Source including, without limitation, any loans related to financing the Referral Source’s ownership, investment or financial interest in such Obligor or any such Subsidiary.
(d)    Without limiting the generality of the foregoing, except where noncompliance individually or in the aggregate could not reasonably be expected to result in a Material Regulatory Event:
(i)    all financial relationships between or among an Obligor and its Subsidiaries, on the one hand, and any Referral Source, on the other hand (A) comply with all applicable Healthcare Laws including, without limitation, the Federal Anti-Kickback Statute, the Stark Law and other applicable anti-kickback and self-referral laws, whether U.S. or non-U.S.; (B) reflect fair market value, have commercially reasonable terms, and were negotiated at arm’s length; and (C) do not obligate the Referral Source to purchase, use, recommend or arrange for the use of any products or services of such Obligor or any of its Subsidiaries; and
(ii)    without limiting the generality of the foregoing, the Obligor and each of its Subsidiaries is in material compliance with all applicable Healthcare Laws, and none of the Obligors nor any of their Subsidiaries has received written notice by a Governmental Authority of any material violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and except as set forth on Schedule 7.07(d), no such investigation, inspection, audit or other proceeding involving allegations of any such violation has been, to the knowledge of Holdings or the Borrower, threatened in writing.
(e)    No Obligor nor any of its Subsidiaries is debarred or excluded from participation under any state or federal health care program, including any state or federal workers’ compensation programs.
(f)    No Obligor nor any of its Subsidiaries is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with, or imposed by, any Governmental Authority.
7.08    Taxes. Except as set forth on Schedule 7.08, each Obligor and each of its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
7.09    Full Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

7.10    Investment Company Act and Margin Stock Regulation.
(a)    Investment Company Act. No Obligor nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(b)    Margin Stock. No Obligor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, Regulation U or Regulation X.
7.11    Solvency. Each Obligor and its Subsidiaries, on a consolidated basis, are, and, immediately after giving effect to the Borrowing and the use of proceeds thereof, will be, Solvent. Each Subsidiary is, and immediately after giving effect to the Borrowing and the use of proceeds thereof, will be Solvent.
7.12    Equity Holders, Subsidiaries and Other Investments.
(a)    Set forth on Schedule 7.12(a) is a complete and correct list of all holders of Equity Interests of each Obligor, setting forth the name of such holder, the series or class of Equity Interest of such Obligor held by such holder, and the fully diluted percentage ownership of such Obligor beneficially held by such holder.
(b)    Set forth on Schedule 7.12(b) is a complete and correct list of all direct and indirect Subsidiaries of each Obligor. Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in Schedule 7.12(b), and the percentage ownership by such Obligor of each such Subsidiary thereof is as shown in Schedule 7.12(b).
(c)    Set forth on Schedule 7.12(c) is a complete and correct list of all other Equity Interests owned or held by each Obligor or any of its direct or indirect Subsidiaries in any Person that does not qualify as a direct or indirect Subsidiary of such Obligor. Schedule 7.12(c) also sets forth, in reasonable detail, the type of Equity Interest held by each Obligor in such other Person and the fully-diluted percentage ownership held beneficially by each Obligor or one or more of its Subsidiaries, as the case may be, in such other Person.
7.13    Indebtedness and Liens. Set forth on Schedule 7.13(a) is a complete and correct list of all outstanding Indebtedness of each Obligor and each of its Subsidiaries. Set forth on Schedule 7.13(b) is a complete and correct list (in reasonable detail) of all Indebtedness outstanding on the Closing Date that will be repaid and satisfied in full on the Closing Date with proceeds of the Tranche 1 Loan. Schedule 7.13(c) is a complete and correct list of all Liens granted by the Obligors and their Subsidiaries with respect to their respective property and outstanding as of the Effective Date other than the Liens granted pursuant to the Loan Documents.
7.14    Material Agreements. Set forth on Schedule 7.14 is a complete and correct list of (i) each Material Agreement and (ii) each Contract creating or evidencing any Material Indebtedness. Accurate and complete copies of each Contract disclosed on such schedule have been made available to the Administrative Agent. No Obligor nor any of its Subsidiaries is in default under any such Material Agreement or Contract creating or evidencing any Material Indebtedness, and no Obligor has knowledge of any default by any counterparty to such Material Agreement or Contract and there are no pending or, to the Obligor’s knowledge, threatened Claims against any Obligor or any of its Subsidiaries asserted in writing by any other Person relating to any Material Agreements, including any Claims of breach or default under any such Material Agreements. No Obligor nor any of its Subsidiaries has received any written information from, or Claim by, any Person that any Material Agreement is breached or is in default. There are no outstanding (and, the Obligors do not have knowledge of, any threatened in writing) disputes or disagreements with respect to any Material Agreement. Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and provider Contracts of each Obligor and its Subsidiaries, and all Material Agreements including a grant of rights under any Intellectual Property to each Obligor or any of its Subsidiaries are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.
7.15    Restrictive Agreements. Except as set forth on Schedule 7.15, no Obligor nor any of its Subsidiaries is subject to any Restrictive Agreement, except those permitted under Section 9.11.
7.16    Real Property. Except as set forth on Schedule 7.16, no Obligor nor any of its Subsidiaries owns or leases (as tenant thereof) any real property.
7.17    Pension Matters. Schedule 7.17 sets forth a complete and correct list of, and that separately identifies, (i) all Title IV Plans, (ii) all Multiemployer Plans and (iii) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other applicable Law so qualifies. Except for those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each Benefit Plan and Foreign Pension Plan is in compliance with all applicable provisions of ERISA, the Code or other applicable Law, (y) there are no existing or pending or, to the knowledge of Holdings or the Borrower, threatened Claims (other than routine claims for benefits in the normal course of business), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which an Obligor or any Subsidiary thereof incurs or otherwise has or could reasonably be expected to have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. Each Obligor and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. No ERISA Event has occurred or is reasonably expected to occur in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.
7.18    Priority of Obligations; Collateral; Security Interest. Except as set forth on Schedule 7.13(a), the Obligations constitute the sole senior secured obligations and sole Indebtedness of Holdings and its Subsidiaries. No monetary Obligation arising hereunder or under any Loan Document, or arising in connection herewith or therewith, is subordinated to any other Indebtedness. Each Security Document is effective to create in favor of the Secured Parties a legal, valid and enforceable security interest in the Collateral subject to such Security Document, each such security interest is legal, valid and enforceable, and each such security interest is perfected on a first-priority basis (subject to Permitted Liens that may apply to specific items of Collateral permitted pursuant to Section 9.02) and secures the Obligations.
7.19    Regulatory Approvals.
(a)    Each Obligor and each of its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all Regulatory Approvals, including all Healthcare Permits, necessary or required for such Obligor and each of its Subsidiaries to conduct their respective operations and businesses, including all Product Commercialization and Development Activities, in the manner currently conducted and proposed to be conducted in the ordinary course of business.
(b)    Set forth on Schedule 7.19(b) is a complete and accurate list of all Regulatory Approvals of the type described in Section 7.19(a) above, which schedule sets forth the applicable Obligor or Subsidiary that holds such Regulatory Approval. All such Regulatory Approvals are (i) legally and beneficially owned or held exclusively by such Obligor or one of its Subsidiaries, as the case may be, free and clear of all Liens other than Permitted Liens, (ii) validly registered and on file with the applicable Regulatory Authority, in compliance with all registration, filing and maintenance requirements (including any fee requirements) thereof, and (iii) valid and in full force and effect with the applicable Regulatory Authority. All required notices, registrations, listing, supplemental applications or notification reports (including field alerts or other reports of adverse experiences) and other required filings have been filed with the appropriate Regulatory Authority, and all such filings are in compliance with all applicable Laws.
7.20    Transactions with Affiliates. Except as set forth on Schedule 7.20, no Obligor nor any of its Subsidiaries has entered into, renewed, extended or been a party to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind, other than services as a director, officer or employee) with any Affiliate during the three-year period prior to the Closing Date except on an arm’s length basis.
7.21    Sanctions. No Obligor nor any of its Subsidiaries, nor, to the knowledge of Holdings, the Borrower and each other Obligor, any of their respective directors, officers, or employees nor, to the knowledge of Holdings or the Borrower, any agents or other Persons acting on behalf of any of the foregoing (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction or (iv) is or has ever been in violation of or subject to an investigation relating to Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Administrative Agent, the Lenders and their Affiliates) of Sanctions.
7.22    Anti-Corruption. No Obligor nor any of its Subsidiaries, nor, to the knowledge of Holdings, the Borrower, any of their respective directors, officers or employees nor, to the knowledge of Holdings, the Borrower, any agents or other Persons acting on behalf of any of the foregoing, directly or indirectly, has (i) violated or is in violation of any applicable anti-corruption Law, (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any Prohibited Payment or (iii) been subject to any investigation by any Governmental Authority with regard to any actual or alleged Prohibited Payment.
7.23    Deposit and Disbursement Accounts. Schedule 7.23 contains a list of all banks and other financial institutions at which each Obligor or any of its Subsidiaries maintains Deposit Accounts, Securities Accounts, Commodity Accounts, lockboxes, or other similar accounts, and such Schedule correctly identifies the name and address of each bank or financial institution, the name in which the account is held, the type of account, and the complete account number therefor.
7.24    Royalties and Other Payments. Except as set forth on Schedule 7.24, no Obligor nor any of its Subsidiaries is obligated to pay any royalty, milestone payment, deferred payment or any other contingent payment in respect of any Product in an amount in excess of $1,500,000 in the aggregate.
7.25    Non-Competes. No Obligor nor any of its Subsidiaries nor any of their respective directors, officers or employees is subject to a non-compete agreement that prohibits or will interfere with any of the Product Commercialization and Development Activities, including the development, commercialization or marketing of any Product, except for non-compete covenants that protect an exclusive license or otherwise as set forth on Schedule 7.25.
7.26    Internal Controls. Holdings and the Borrower each acknowledge that its management is responsible for the preparation and fair presentation of the financial statements of Holdings, the Borrower and each of its Subsidiaries provided to the Administrative Agent and the Lenders pursuant to Sections 8.01(a), 8.01(b) and 8.01(c), in each case, in accordance with GAAP. Holdings and the Borrower have, suitable for a company of their size and stage of development, designed, implemented and maintained internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
SECTION 8
AFFIRMATIVE COVENANTS
The Obligors jointly and severally covenant and agree with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have been indefeasibly paid in full in cash:
8.01    Financial Statements and Other Information. Holdings shall furnish to the Administrative Agent (with sufficient copies for each Lender):
(a)    Any monthly or other periodic financial statements (other than those described in clauses (b) and (c) below) if and to the extent Holdings provides the same to its Board.
(b)    As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year, (i) an unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal quarter, and (ii) the related unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such quarter and the portion of the fiscal year through the end of such fiscal quarter, in each case, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with (iii) a certificate of a Responsible Officer of Holdings stating that such financial statements (x) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as at such date and the results of operations of Holdings and its Subsidiaries for the period ended on such date, and (y) have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and the addition of notes.
(c)    As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year (i) the audited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year, and (ii) the related audited consolidated statements of income, shareholders’ equity and cash flows of Holdings and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Deloitte & Touche Ross LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than (i) with respect to the Maturity Date and (ii) in connection with the audited financial statements of Holdings and its Subsidiaries for the fiscal year 2021) or any qualification or exception as to the scope of such audit, and in the case of such consolidated financial statements, certified by a Responsible Officer of Holdings.
(d)    (i) At the time of delivery of financial statements delivered pursuant to Sections 8.01(b) and 8.01(c), a compliance certificate delivered by the chief financial or accounting Responsible Officer of Holdings as of the end of each such calendar month referenced in clause (x) above or the applicable accounting period referenced in clause (y) above, as the case may be, substantially in the form of Exhibit E including, with respect to the financial statement delivered pursuant to Section 8.01(c), details of any issues that are material that are raised by Holdings’ auditors, and setting forth reasonably detailed calculations demonstrating compliance with Section 10; (ii) together with the financial statements required pursuant to Sections 8.01(b) and 8.01(c), a management discussion and analysis in the format provided by Holdings to its Board; and (iii) within five (5) Business Days following the end of each calendar month, Holding’s chief financial officer shall provide the Administrative Agent with proof of compliance with Section 10.01, which proof may be in the form of copies of one or more bank statements demonstrating such compliance, accompanied by a certification thereof from the chief financial officer.
(e)    As soon as available and in any event no later than ninety (90) days following the end of each fiscal year of Holdings, copies of an annual budget (or equivalent) for Holdings and its Subsidiaries, approved by Holdings Board, for the then current fiscal year, in form reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the chief financial officer of Holdings certifying (in his or her capacity as an officer of Holdings and not in his or her individual capacity) that (i) such budget was prepared by Holdings in good faith, (ii) Holdings had at the time of preparation of the budget, and at all times thereafter (including on and as of the date of delivery to the Administrative Agent of such budget) has continued to have, what Holdings in good faith believes is a reasonable basis for all of the assumptions contained in such budget and (iii) such budget was prepared in accordance with, and based upon, such assumptions.
(f)    Copies of all letters of representatives signed by an Obligor to its auditors and, promptly upon receipt thereof, copies of all auditor reports delivered for each fiscal quarter.
(g)    Promptly after the same are released, copies of all press releases.
(h)    Promptly, and in any event within five (5) Business Days after receipt thereof by Holdings or any of its Subsidiaries, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Holdings may become subject from time to time concerning any investigation or possible investigation or other similar inquiry by such agency regarding financial or other operational results of Holdings or any such Subsidiary.
(i)    Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to all the stockholders of Holdings or any of its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which Holdings or any of its Subsidiaries may file or be required to file with any securities regulator or exchange to the authority of which Holdings or any such Subsidiary, as applicable, may become subject from time to time.
(j)    The information regarding insurance maintained by Holdings and its Subsidiaries as required under Section 8.05.
(k)    As soon as possible and in any event within five (5) Business Days after an Obligor obtains knowledge of any Claim related to any Product or inventory involving more than $1,500,000, written notice thereof from a Responsible Officer of such Obligor which notice shall include a statement setting forth details of such Claim.
(l)    Within five (5) days of delivery, copies of all statements, reports and notices (including board kits) made available to Holding’s Board; provided that any such material may be redacted by Holdings to exclude information relating to the Lenders (including Holdings’ strategy regarding the Loans).
(m)    Such other information respecting the operations, properties, business, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries (including with respect to the Collateral) as the Administrative Agent or any Lender may from time to time reasonably request.
Information required to be delivered pursuant to Sections 8.01 (b), (c) or (i) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be publicly available on “EDGAR” (provided, in each case, that Holdings has notified the Administrative Agent (including by e-mail) that such information is available in such a manner and, if requested by the Administrative Agent, shall have provided hard copies to the Administrative Agent).
8.02    Notices of Material Events. On or within five (5) Business Days (or such longer or shorter period as may be expressly set forth below) after a Responsible Officer of Holdings first learns of or acquires knowledge with respect to any of the below events or circumstances, Holdings shall furnish to the Administrative Agent written notice thereof (prepared in reasonable detail).
(a)    The occurrence of any Default.
(b)    The occurrence of any event with respect to any property or assets of Holdings or any of its Subsidiaries resulting in a Loss aggregating $1,500,000 (or the Equivalent Amount in other currencies) or more.
(c)    Any Claim, action, suit, notice of violation, hearing, investigation or other proceedings pending, or to Holdings’ or the Borrower’s knowledge, threatened in writing against or affecting Holdings or the Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, whether made by a Governmental Authority or other Person that could reasonably be expected to result in a Loss of $1,500,000 or more.
(d)    (i) On or prior to the date of any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten (10) days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know (A) that an ERISA Event has occurred or is reasonably expected to occur or (B) that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect to either of the foregoing, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.
(e)    (i) The termination of any Material Agreement other than in accordance with its terms, including as a result of a breach or default; (ii) the receipt by Holdings or any of its Subsidiaries of any material notice under any Material Agreement (and a copy thereof); (iii) the entering into of any new Material Agreement by Holdings or any of its Subsidiaries (and a copy thereof); or (iv) any material amendment to a Material Agreement (and a copy thereof).
(f)    The reports and notices as required by the Security Documents.
(g)    Within thirty (30) days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors.
(h)    Notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving Holdings or any of its Subsidiaries.
(i)    Any licensing agreements or similar arrangement entered into by Holdings or any of its Subsidiaries in connection with any infringement or alleged infringement of any Intellectual Property of another Person.
(j)    Concurrently with the delivery of financial statements under Section 8.01(b) or (c), notice of the creation, development or other acquisition of any Intellectual Property by Holdings or any of its Subsidiaries after the Closing Date and during such prior fiscal quarter for which such financial statements were delivered, which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority.
(k)    Any change to Holding’s or any of its Subsidiary Guarantors’ ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to the Administrative Agent, a notice setting forth a complete and correct list of all such accounts as of the date of such change.
(l)    The acquisition by Holdings or any of its Subsidiaries, in a single or series or related transactions, of any fee interest in any real property having a fair market value in excess of $1,000,000.
(m)    Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect or a Material Regulatory Event.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.
Notwithstanding the foregoing, so long as Holdings or the Borrower is subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act, Holdings covenants and agrees that neither it, nor any other Person acting on its behalf, will provide, or be obligated to provide, the Administrative Agent or any Lender or their respective representatives or  agents with any information that Holdings reasonably believes constitutes material non-public information, unless prior thereto such receiving Person shall have confirmed to Holdings in writing that it consents to receive such information. Holdings acknowledges and confirms that each Secured Party shall be relying on the foregoing covenant in effecting transactions in securities of Holdings and the Borrower
8.03    Existence; Conduct of Business. Each Obligor shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and all Governmental Approvals necessary or material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.
8.04    Payment of Obligations. Each Obligor shall, and shall cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful Claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets such Obligor or any of its Subsidiaries, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with

GAAP, and (ii) all other lawful Claims which, if unpaid, would by Law become a Lien upon any properties or assets of such Obligor or any of its Subsidiaries, other than any Permitted Lien.
8.05    Insurance. Each Obligor shall, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the reasonable request of the Administrative Agent, such Obligor shall furnish to the Administrative Agent from time to time: (i) information as to the insurance carried by such Obligor and each of its Subsidiaries and, if so requested, copies of all such insurance policies and (ii) a certificate from such Obligor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. The Obligors shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to the insured Person without at least thirty (30) days’ (ten (10) days for nonpayment) prior written notice to such Obligor and the Administrative Agent. Receipt of notice of cancellation or modification of any such insurance policies or reduction of coverage or amounts thereunder shall entitle any Secured Party to renew any such policies, cause the coverage and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of such Obligor (payable on demand). The amount of any such expenses shall accrue interest at the Default Rate if not paid on demand and shall constitute “Obligations.”
8.06    Books and Records; Inspection Rights. Each Obligor shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Obligor shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and reasonably inspect its properties, to reasonably examine and make extracts from its books and records, and to discuss its affairs, finances and condition (financial or otherwise) with its officers and independent accountants, all at such reasonable times (but not more often than once per year unless an Event of Default has occurred and is continuing) as the Administrative Agent or the Lenders may reasonably request. Each Obligor shall pay all reasonable costs and expenses of all such inspections.
8.07    Compliance with Laws and Other Obligations. Each Obligor shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all applicable Laws and Governmental Approvals (including Environmental Laws and all Healthcare Laws) and (ii) maintain in full force and effect, remain in compliance with, and perform all terms of outstanding Material Indebtedness and all Material Agreements.
8.08    Maintenance of Properties, Etc. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties, whether tangible or intangible, relating to its Products or Product Commercialization and Development Activities or otherwise, necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.
8.09    Licenses. Each Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities).
8.10    Action under Environmental Laws. Each Obligor shall, and shall cause each of its Subsidiaries to, upon becoming aware of the release of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, to restore their respective businesses, operations and properties to a condition in compliance with applicable Environmental Laws.
8.11    Use of Proceeds. The proceeds of the Loans shall be used only as provided in Section 2.04. Without limiting the foregoing, no part of the proceeds of the Loans shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U and Regulation X.
8.12    Certain Obligations Respecting Subsidiaries; Further Assurances. Subsidiary Guarantors. Holdings and the Borrower shall take such action from time to time as shall be necessary to ensure that (x) each of its Subsidiaries that is a party to this Agreement as of the Closing Date will be and will remain an Obligor and Subsidiary Guarantor hereunder (except as otherwise permitted by Section 9.03), and (y) each of its other Subsidiaries, whether direct or indirect, now existing or hereafter created (other than any Excluded Subsidiary), will, within ten (10) Business Days of becoming a Subsidiary, become a “Subsidiary Guarantor” pursuant to this Section 8.12. Without limiting the generality of the foregoing, if Holdings or any of its Subsidiaries form or acquire any new Subsidiary that is not an Excluded Subsidiary, then Holdings concurrently shall (unless otherwise agreed by the Administrative Agent in its sole discretion), within ten (10) Business Days of such event:
(i)    cause such Subsidiary to become an “Obligor” and a “Subsidiary Guarantor” hereunder, a “Grantor” (or the equivalent thereof) under the applicable Security Document, and a “Subsidiary Party” under the Intercompany Subordination Agreement;
(ii)    take such action or cause such Subsidiary to take such action (including joining the Security Agreement or the applicable Security Documents and delivering certificated Equity Interests together with undated transfer powers executed in blank, applicable control agreements, and other instruments) as shall be deemed reasonably necessary or desirable by the Administrative Agent to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary as collateral security for the Obligations hereunder;

(iii)    cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued Equity Interests of such Subsidiary; and
(iv)    deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Administrative Agent shall have reasonably requested.
(b)    Further Assurances.
(i)    Each Obligor shall, and shall cause each of its direct or indirect Subsidiaries (including any newly formed or newly acquired Subsidiaries, but excluding Excluded Subsidiaries) to take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the applicable Security Documents.
(ii)    In the event that Holdings or any of its Subsidiaries holds or acquires Obligor Intellectual Property during the term of this Agreement, then, upon the request of the Administrative Agent, Holdings or any such Subsidiary shall take any action as shall be reasonably necessary and reasonably requested by the Administrative Agent to ensure that the provisions of this Agreement and the Security Agreement shall apply thereto and any such Obligor Intellectual Property shall constitute part of the Collateral under the Security Documents.
(iii)    Without limiting the generality of the foregoing, within ten (10) Business Days following written request from the Administrative Agent, Holdings shall cause each Person that is required to be a Subsidiary Guarantor or an Obligor hereunder to take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments, and delivering certificated Equity Interests together with undated transfer powers executed in blank) as shall be reasonably requested by the Administrative Agent to create, in favor of the Secured Parties, perfected security interests and Liens in substantially all of the property of such Person as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the applicable Security Documents.
(iv)    In the event that Holdings or any of its Subsidiaries acquires any real property with a value in excess of $1,000,000 during the term of this Agreement, Holdings shall promptly notify the Administrative Agent and provide the Administrative Agent with a description of such real property, the acquisition date thereof and the purchase price therefor. Upon the request of the Administrative Agent, Holdings or any such Subsidiary shall execute and deliver a Mortgage with respect to such acquired real property to secure the Obligations.
(c)    Costs and Benefits. Notwithstanding any term or provision of this Section 8.12 to the contrary, without limiting the right of the Administrative Agent or the Lenders to require a Lien or a security interest in the Equity Interests of, or guaranty from, any newly acquired or created Subsidiary of Holdings (or any Subsidiary of Holdings that ceases to be an Immaterial Subsidiary), or a Lien or security interest on any assets or properties of Holdings or any of its Subsidiaries, so long as no Event of Default has occurred and is continuing, Holdings may request in writing to the Lenders that the Lenders waive the requirements of this Section 8.12 to provide a Lien, security interest or guaranty, as the case may be, due to the cost or burden thereof to Holdings and its Subsidiaries (when taken as a whole) being unreasonably excessive relative to the benefit that would inure to the Secured Parties, and describing such cost or burden in reasonable detail. Upon receipt of any such written notice, the Lenders shall review and consider such request in good faith and, within five (5) Business Days of receipt of such request, shall determine in their sole but commercially reasonable discretion, and notify Holdings of such determination, whether the Lenders will grant such request for a waiver.
8.13    Termination of Non-Permitted Liens. In the event that an Obligor or any of its Subsidiaries shall obtain knowledge of, or be notified by the Administrative Agent or any Lender of the existence of, any outstanding Lien against any assets or property of such Obligor or any of its Subsidiaries, which Lien is not a Permitted Lien, such Obligor shall use its best commercially reasonable efforts to promptly terminate or cause the termination of such Lien.
8.14    Intellectual Property. In the event that an Obligor or any of its Subsidiaries creates, develops or acquires Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such creation, development, or acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).
8.15    Maintenance of Regulatory Approvals, Contracts, Intellectual Property, Etc. Each Obligor shall, and shall cause each of its Subsidiaries (to the extent applicable) to, (i) maintain in full force and effect all material Regulatory Approvals, Material Agreements, Material Intellectual Property and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of such Person’s business, including any Product Commercialization and Development Activities, (ii)  maintain in full force and effect, and pay all costs and expenses relating to, such Regulatory Approvals, Material Agreements and Material Intellectual Property owned, used or controlled by such Obligor or any such Subsidiary that are used in or necessary for any related Product Commercialization and Development Activities, (iii) promptly after obtaining knowledge thereof, notify the Administrative Agent of any material infringement or violation by any Person of such Obligor’s or any such Subsidiaries’ Material Intellectual Property, and take commercially reasonable efforts to pursue any such infringement or other violation, (iv) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all new Material Intellectual Property created, developed or acquired by such Obligor or any of its Subsidiaries, as the case may be, that is used in or necessary for the operations of the business of such Person, or in connection with any Product Commercialization and Development Activities relating to any Product, and (v) promptly after obtaining knowledge thereof, notify the Administrative Agent of any Claim by any Person that the conduct of the business of such Obligor or any of its Subsidiaries, including in connection with any Product Commercialization and Development Activities, has infringed upon any Intellectual Property of such Person.
8.16    ERISA and Foreign Pension Plan Compliance. Such Obligor shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with the provisions of ERISA or applicable Law with respect to any Benefit Plans or Foreign Pension Plans to which such Obligor or any such Subsidiary is a party as an employer.
8.17    Cash Management. Each Obligor shall, and shall cause each of its Subsidiary to:

(a)    maintain at all times all Deposit Accounts, Securities Accounts, Commodity Accounts, lockboxes and similar accounts (other than Excluded Accounts) held by each Obligor with a bank or financial institution that has executed and delivered to and in favor of the Administrative Agent an account control agreement, in form and substance reasonably acceptable to the Administrative Agent (each such Deposit Account, Securities Account, Commodity Account, lockbox or similar account, a “Controlled Account”);
(b)    maintain each such Controlled Account as a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and each Obligor shall have granted a Lien to the Administrative Agent, for the benefit of the Secured Parties, over such Controlled Accounts;
(c)    deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts receivable, Contracts or any other rights and interests into one or more Controlled Accounts; and
(d)    at any time after the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, direct all payments constituting proceeds of accounts receivable to be directed into lockbox accounts pursuant to agreements in form and substance reasonably satisfactory to the Administrative Agent.
8.18    Litigation Cooperation. To the extent consistent with the preservation of attorney-client privilege, each Obligor shall, and shall cause each of its Subsidiaries to make reasonably available to the Administrative Agent, its (and its Subsidiaries’) officers, employees, agents, without expense to the Administrative Agent, books and records, to the extent that the Administrative Agent may deem them reasonably necessary to prosecute or defend against any third-party suit or proceeding instituted by or against the Administrative Agent or any Secured Party with respect to any Collateral, the subject of any Loan Document or relating to such Obligor or any of its Subsidiaries.
8.19    Board Observation Rights.
(a)    Holdings shall permit one individual representing the Lenders and appointed by the Administrative Agent (the “Observer”) to attend and observe (but not vote) at all meetings of Holdings’ Board, whether in person, by telephone or otherwise as reasonably requested by the Observer. Holdings shall notify the Observer in writing at least five (5) Business Days in advance (or, if a shorter notice period is reasonably necessary given the circumstances, as soon as possible and in all circumstances at least twenty-four (24) hours in advance) of (i) the date and time for each general or special meeting of Holdings’ Board and (ii) the adoption of any resolutions or actions by Holdings’ Board or any committee thereof by written consent (describing, in reasonable detail, the nature and substance of such action). Concurrently with notice to the member of Holdings’ Board of any such meeting, Holdings shall deliver or cause to be delivered to the Observer all notices and any material delivered to any members of such Board in connection with the applicable meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent. Prior to such meeting or adoption by written consent, the Observer shall be free to contact one or more members of Holdings’ Board or committee and discuss the pending actions to be taken. Holdings’ Board may meet in executive session without the Observer present to the extent such Board or committee determines in good faith that the issue to be discussed at such session is not appropriate to be discussed with the Observer because (i) such issue directly involves the Loan Documents and discussion thereof would result in a conflict of interest with the Lenders with respect thereto or (ii) the discussion of such issue in the presence of the Observer would result in the loss of attorney-client privilege. The Observer may only be excluded from meetings or executive sessions to the extent the matter being discussed is of a type described in clauses (i) or (ii) above.
(b)    Holdings reimburse the Observer for its reasonable out-of-pocket expenses (including the cost of travel, meals and lodging) in connection with the Observer’s attendance of such meetings in accordance with Holdings’ policies for reimbursement of directors.
SECTION 9
NEGATIVE COVENANTS
The Obligors jointly and severally covenant and agree with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have been indefeasibly paid in full in cash:
9.01    Indebtedness. The Obligors shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except for the following:
(a)    the Obligations;
(b)    Indebtedness existing on the Closing Date and set forth on Schedule 7.13(a) and Permitted Refinancings thereof;
(c)    Indebtedness of an Obligor owing to another Obligor; provided that, in each case, such Indebtedness shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;
(d)    Guarantees by an Obligor of the Indebtedness of another Obligor to the extent such Indebtedness is otherwise permitted hereunder; provided that any subrogation claims of any such guarantying Obligor shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;
(e)    ordinary course of business equipment financing and leasing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness shall not exceed $1,500,000 (or the Equivalent Amount in other currencies) at any time;
(f)    Indebtedness under Hedging Agreements permitted by Section 9.05(e);

(g)    (i) to the extent constituting or qualifying as Indebtedness, all obligations of the Borrower to pay Earnout Payments (as defined in, and to the extent payable pursuant to, Exhibit D to the Waypoint Product Acquisition Agreement as in effect on the Amendment No. 2 Effective Date), and (ii) any additional Indebtedness assumed pursuant to any Permitted Acquisition; provided that, and without regard to any Indebtedness of the type described in subclause (i) of this Section 9.01(g), (x) the aggregate amount of such additional Indebtedness permitted pursuant to this Section 9.01(g)(ii)  shall not exceed $1,500,000 at any time outstanding and (y) no such additional Indebtedness shall have been created or incurred in connection with, or in contemplation of, such Permitted Acquisition;
(h)    Indebtedness in respect of any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transfers, netting services, overdraft protections and other cash management and similar arrangements, in each case in the ordinary course of business;
(i)    advances or deposits from customers or vendors received in the ordinary course of business;
(j)    workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations and reclamation and statutory obligations, in each case incurred in the ordinary course of business;
(k)    Indebtedness not to exceed $1,500,000 at any time outstanding in respect of advances received under licensing and collaboration agreements;
(l)    Indebtedness consisting of the deferred obligations to pay insurance premiums in respect of insurance policies pursuant to Section 8.05 insuring assets or businesses of an Obligor written or arranged in such Obligor’s ordinary course of business and which are payable within one (1) year; and
(m)    Indebtedness incurred in connection with letters of credit that are secured solely by cash or cash equivalents and issued on behalf of the Borrower in the ordinary course of business in an aggregate amount outstanding not to exceed $1,000,000 at any time;
(n)    Indebtedness of non-U.S. Subsidiaries of Holdings borrowed from Persons that are not Obligors, which Indebtedness is incurred for the purpose of financing working capital needs of such Subsidiaries (including leases of real and personal property used in the ordinary course), not to exceed (i) $750,000 in aggregate principal amount for all such Subsidiaries that are Obligors at any time outstanding and (iii) $1,000,000 in aggregate principal amount for all such Subsidiaries that are not Obligors at any time outstanding;
(o)    unsecured Indebtedness of Obligors resulting from Guarantees of Indebtedness incurred by non-U.S. Subsidiaries pursuant to Section 9.01(n) above, not to exceed $500,000 in aggregate principal amount at any time outstanding;
(p)    Indebtedness of non-U.S. Subsidiaries borrowed from Obligors, which Indebtedness, when taken together with any Investments made pursuant to Section 9.05(l)(ii)

below, shall not exceed $500,000 in aggregate principal amount for all such Subsidiaries at any time outstanding; and
(q)    unsecured Indebtedness incurred by Obligors in an aggregate amount not to exceed $500,000 at any time outstanding.
9.02    Liens. The Obligors shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned by it or such Subsidiary, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for the following:
(a)    Liens securing the Obligations;
(b)    any Lien on any property or asset of Holdings or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 7.13(c); provided that (i) no such Lien shall extend to any other property or asset of Holdings or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)    Liens securing Indebtedness permitted under Section 9.01(g); provided that such Liens are restricted solely to the collateral permitted to be secured pursuant to Section 9.01(g);
(d)    Liens imposed by any applicable Law arising in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s, lessor’s and mechanics’ liens and other similar Liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;
(e)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;
(f)    Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required GAAP shall have been made;
(g)    servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any applicable Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries;
(h)    with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to applicable Law; (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any applicable Law, which, in the aggregate for clauses (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries and (iv) leases or subleases in the ordinary course of business;
(i)    Liens securing Indebtedness permitted under Section 9.01(i); provided that (i) such Lien is not created in contemplation of or in connection with such Permitted Acquisition, (ii) such Lien shall not apply to any other property or assets of Holdings or any of its Subsidiaries other than the property or assets being acquired pursuant to such Permitted Acquisition, and (iii) such Lien shall secure only those obligations that it secured immediately prior to the consummation of such Permitted Acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(j)    bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;
(k)    (i) licenses permitted pursuant to Section 9.18 and (ii) any ordinary course interest or title of a licensor, sublicensor, collaborator, lessor or sublessor with respect to any assets under any inbound license, collaboration agreement or lease agreement permitted pursuant to Section 9.18 (including Liens on Products that include Intellectual Property licensed to Holdings or its Subsidiaries to secure their payment obligations with respect to such license or collaboration agreement);
(l)    Liens consisting of cash collateral securing Indebtedness under Hedging Agreements permitted by Section 9.01(f) and letters of credit permitted by Section 9.01(m);
(m)    with respect to any Indebtedness incurred by a non-U.S. Subsidiary of Holdings pursuant to Section 9.01(n) above, Liens on assets and properties of such Subsidiary securing such Indebtedness; and
(n)    other Liens securing other Indebtedness to the extent permitted hereby not to exceed $500,000 in an aggregate principal amount at any time outstanding.
Any term or provision of this Section 9.02 to the contrary notwithstanding, no Lien otherwise permitted under any of the foregoing clauses (b) through (n) shall apply to any Material Intellectual Property.
9.03    Fundamental Changes, Acquisitions, Etc. The Obligors shall not, and shall not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) sell or issue any Disqualified Equity Interests, or (iv) other than Permitted Acquisitions, make any Acquisition, except for the following (in each case to the extent that no Event of Default has occurred and is continuing, or could reasonably be expected to result therefrom):

(a)    the merger, amalgamation or consolidation of any Subsidiary with or into any Obligor; provided that with respect to any such transaction involving Holdings or the Borrower, Holdings or the Borrower must be the surviving or successor entity of such transaction and with respect to any such transaction involving any other Obligor and a non-Obligor Subsidiary, such Obligor must be the surviving or successor entity of such transaction;
(b)    the sale, lease, transfer or other disposition by any Subsidiary of any or all of its property (upon voluntary liquidation or otherwise) to any Obligor; and
(c)    the sale, transfer or other disposition of the Equity Interests of any Subsidiary to any Obligor.
9.04    Lines of Business. The Obligors shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business engaged in on the Closing Date by such Persons or a business reasonably related thereto and reasonable extensions thereof, including the business of operating a pharmacy.
9.05    Investments. The Obligors shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments, except for the following:
(a)    Investments outstanding on the Closing Date and identified on Schedule 9.05;
(b)    operating Deposit Accounts, Securities Accounts or Commodity Accounts with banks or financial institutions that are Controlled Accounts;
(c)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business and prepaid royalties in the ordinary course of business;
(d)    Permitted Cash Equivalent Investments in Controlled Accounts or Excluded Accounts;
(e)    Hedging Agreements entered into in Holdings’ or any of its Subsidiaries’ ordinary course of business for the purpose of hedging currency risks or interest rate risks (but not for speculative purposes) and in an aggregate net exposure amount for all such Hedging Agreements not in excess of $1,500,000 (or the Equivalent Amount in other currencies);
(f)    Investments consisting of security deposits with utilities and landlords to secure office space and other like Persons made in the ordinary course of business;
(g)    employee loans, travel advances and guarantees in accordance with Holdings’ usual and customary practices with respect thereto (if permitted by applicable Law) which in the aggregate shall not exceed $1,500,000 outstanding at any time (or the Equivalent Amount in other currencies plus any amounts consisting of any employee’s deferred payment obligation for the purchase of Equity Interests in Holdings);

(h)    Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;
(i)    Investments in the form of Indebtedness owing by Obligors or any of their Subsidiaries to other Obligors or their Subsidiaries to the extent such Indebtedness is permitted pursuant to Section 9.01;
(j)    Investments not to exceed $5,000,000 at any time outstanding in joint ventures and counterparties to collaboration and license agreements;
(k)    Permitted Acquisitions;
(l)    Investments by an Obligor in (i) any other Obligor and (ii) any non-U.S. Subsidiary described in Section 9.01(p); provided that the aggregate amount of such Investments made pursuant to this clause (l)(ii), when taken together with any Indebtedness incurred pursuant to Section 9.01(p) above, shall not exceed $500,000 in aggregate amount for all such Subsidiaries at any time outstanding; and
(m)    other Investments not to exceed $1,500,000 in the aggregate at any time outstanding.
9.06    Restricted Payments. The Obligors shall not, and shall not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment; provided that, notwithstanding the foregoing, the following Restricted Payments shall be permitted so long as no Event of Default could reasonably be expected to occur or result from the making of such Restricted Payment:
(a)    dividends with respect to Holdings’ Equity Interests payable solely in shares of its Qualified Equity Interests;
(b)    dividends paid by any Subsidiary to any Obligor;
(c)    dividends paid by any foreign Subsidiary to another foreign Subsidiary;
(d)    upon the death, incapacity or termination of any natural person that is a holder of Qualified Equity Interests of Holdings or the exercise of a right of first refusal or similar right in respect of any such holder, Holdings may repurchase the stock of such Qualified Equity Interests of such holder or such holder’s family, trusts, estates and heirs pursuant to stock repurchase agreements in an amount not to exceed $500,000 per fiscal year;
(e)    the payment by Holdings or any of its Subsidiaries of cash in lieu of the issuance of fractional shares to the extent required by the applicable Organic Document of Holdings or such Subsidiary and in an aggregate amount not to exceed $25,000 per fiscal year for Holdings and all such Subsidiaries;
(f)    Holdings may honor any non-cash (other than cash in lieu of fractional shares) conversion or exercise requests in respect of any convertible securities, options or warrants of

Holdings into Qualified Equity Interests of Holdings pursuant to the terms of such convertible securities, options or warrants or otherwise in exchange therefor; and
(g)    the repurchase or other acquisition of Qualified Equity Interests of Holdings deemed to occur (i) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Qualified Equity Interests of Holdings if such Equity Interests represent a portion of the exercise price thereof or conversion price thereof and (ii) in connection with any tax withholding required upon the grant of or any exercise or vesting of any Qualified Equity Interests of Holdings (or options in respect thereof).
9.07    Payments of Indebtedness. The Obligors shall not, and shall not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments and Permitted Refinancings of other Indebtedness to the extent such Indebtedness is permitted pursuant to Section 9.01 and (iii) voluntary prepayments of Indebtedness pursuant to Section 9.01(e) and, to the extent relating to the payment of the deferred purchase price of a Permitted Acquisition, Section 9.01(g).
9.08    Change in Fiscal Year. The Obligors shall not, and shall not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the Closing Date, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of the Borrower.
9.09    Sales of Assets, Etc. The Obligors shall not, and shall not permit any of its Subsidiaries to sell, lease, transfer, or otherwise dispose of any of its assets or property (including accounts receivable, Intellectual Property or Equity Interests of Subsidiaries), grant or enter into any Exclusive License, forgive, release or compromise any amount owed to such Obligor or such Subsidiary, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except for the following (provided that, in the case of any Asset Sale of the type described in clauses (c), (i) or (j)  below, the Obligors shall not, and shall not permit any of its Subsidiaries to, allow any such Asset Sale to occur if any Event of Default has occurred and is continuing or could reasonably be expected to occur as a result of such Asset Sale):
(a)    sales of inventory in the ordinary course of its business on ordinary business terms;
(b)    the forgiveness, release or compromise of any amount owed to any Obligor or Subsidiary in the ordinary course of business;
(c)    transfers of assets or property (other than any Material Intellectual Property) by any Obligor to any other Obligor;
(d)    dispositions of any assets or property (including leaseholds, but other than any Material Intellectual Property) that is obsolete or worn out or no longer used or useful in the Business;
(e)    in connection with any transaction permitted under Sections 9.03 or 9.05;

(f)    the use of cash and Permitted Cash Equivalent Investments in the ordinary course of business or in connection with other business activities not prohibited or otherwise restricted hereby or by any other Loan Document;
(g)    dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof;
(h)    dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;
(i)    dispositions in the form of any Exclusive License of Specified Intellectual Property permitted hereunder; and
(j)    other dispositions of property not to exceed $1,500,000 in the aggregate in any fiscal year.
9.10    Transactions with Affiliates. The Obligors shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)    transactions between or among Obligors;
(b)    customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Holdings or any of its Subsidiaries in the ordinary course of business; and
(c)    any other transaction that is (i) on fair and reasonable terms that are no less favorable (including with respect to the amount of cash or other consideration receivable or payable in connection therewith) to such Obligor or any such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate of such Obligor or any such Subsidiary, as applicable, and (ii) of the kind which would be entered into by a prudent Person in the position of such Obligor or any such Subsidiary with another Person that is not an Affiliate of such Obligor or any such Subsidiary, as applicable.
9.11    Restrictive Agreements. The Obligors shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by applicable Laws or by the Loan Documents and (ii) Restrictive Agreements listed on Schedule 7.15.
9.12    Modifications and Terminations of Material Agreements and Organic Documents. The Obligors shall not, and shall not permit any of its Subsidiaries to:
(a)    waive, amend, modify, terminate, replace or otherwise modify any term or provision of any Organic Document in any manner materially adverse to the interests of the Administrative Agent or to the Lenders; or

(b)    (x) take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or Material Intellectual Property, or (y) waive, amend, terminate, replace or otherwise modify any term or provision of any Material Agreement in any manner materially adverse to the interests of the Secured Parties.
9.13    Sales and Leasebacks. Except as disclosed on Schedule 9.13, the Obligors shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person and (ii) which such Person intends to use for substantially the same purposes as property which has been or is to be sold or transferred.
9.14    Hazardous Material. The Obligors shall not, and shall not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
9.15    Accounting Changes. The Obligors shall not, and shall not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.
9.16    Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (i) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Obligor nor any of its Subsidiaries shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan (other than Permitted Liens).
9.17    Sanctions; Anti-Corruption Use of Proceeds. The Obligors shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).
9.18    Inbound and Outbound Licenses.
(a)    Inbound Licenses. The Obligors shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain bound by any inbound license agreement requiring any Obligor or any of its Subsidiaries, as the case may be, during any twelve (12) month period during the term of such license agreement, to make aggregate payments in excess of $1,000,000 unless such Obligor has provided prior written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on such Obligor’s or such Subsidiary’s, as applicable, business or financial condition; provided that inbound license agreements in the nature of over the counter or “shrink wrap” software that are commercially available to the public shall not be prohibited by this clause (a).
(b)    Outbound Licenses. The Obligors shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain bound by any outbound license of Intellectual Property unless such outbound license: (i) has been entered into on an arm’s-length basis, on commercially reasonable terms and in the ordinary course of business, (ii) is entered into for the purpose of Product Commercialization and Development Activities with respect to a Product, and (iii) subject to the terms of any customary non-disturbance or similar agreement relating to such license, to the extent such Intellectual Property constitutes Collateral, the terms of such license do not impair the Administrative Agent or the Lenders from fully exercising their rights under any of the Loan Documents in the event of a disposition or liquidation (including in connection with a foreclosure so long as any transfer of ownership is made subject to such license) of the rights, assets or property that is the subject of such license.
9.19    Activities of the Massachusetts Securities Subsidiary. The Massachusetts Securities Subsidiary shall not incur any Indebtedness or Liens, not make any Investments and shall not engage in any business activities and shall not own any property other than (a) activities permitted by, and Investments made in accordance with, Massachusetts General Law, Chapter 63, Section 38B, (b) activities and contractual rights incidental to the maintenance of its corporate existence, and (c) the performance of its obligations in its Organic Documents.
SECTION 10
FINANCIAL COVENANTS
10.01    Minimum Liquidity. The Borrower shall at all times maintain a minimum aggregate balance of five million dollars ($5,000,000) in cash in one or more Controlled Accounts maintained with one or more commercial banks or similar deposit-taking institutions in the U.S. that are free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Secured Parties.
10.02    Minimum Revenue. As of the last day of each fiscal quarter set forth below (each, a “Calculation Date”), Holdings and its Subsidiaries shall have received Revenue, for the trailing twelve (12) month consecutive period ending on such Calculation Date, in an aggregate amount not less than the corresponding amount set forth opposite such Calculation Date:

Calculation Date	Revenue
March 31, 2022	$5,750,000
June 30, 2022	$7,750,000
September 30, 2022	$11,000,000
December 31, 2022	$18,000,000
March 31, 2023	$26,000,000

Calculation Date	Revenue
June 30, 2023	$44,000,000
September 30, 2023	$69,000,000
December 31, 2023	$100,000,000
March 31, 2024	$125,000,000
June 30, 2024	$125,000,000
September 30, 2024	$125,000,000
December 31, 2024	$125,000,000
March 31, 2025	$125,000,000
10.03    Required Equity Raise. On or prior to December 31, 2020, the Borrower shall have consummated the issuance and sale of its Series D preferred stock resulting in gross proceeds to the Borrower of at least $50,000,000. Promptly after the consummation of such issuance and sale, the Borrower shall deliver to the Administrative Agent, (x) true and complete copies of all agreements (including amendments to Organic Documents) entered into in connection therewith, (y) evidence that the Borrower has consummated such issuance and sale pursuant to such agreements, and (z) evidence that all necessary corporate actions, including approval by the Borrower’s Board and by all necessary holders of Equity Interests, have been obtained in connection with the foregoing clauses (x) and (y), in each case, in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 11
EVENTS OF DEFAULT
11.01    Events of Default. Each of the following events shall constitute an “Event of Default”:
(a)    Principal or Interest Payment Default. The Borrower shall fail to pay any principal of or interest on the Loans, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise.
(b)    Other Payment Defaults. Any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
(c)    Representations and Warranties. Any representation or warranty made in writing or deemed made by or on behalf of Holdings or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.
(d)    Certain Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.02, 8.03 (with respect to the Borrower’s existence), 8.11, 8.12, 8.17, Section 9 or Section 10.
(e)    Other Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), 11.01(b) or 11.01(d)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days after actual knowledge by a Responsible Officer or receipt of notice from the Administrative Agent.
(f)    Payment Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness.
(g)    Other Defaults on Other Indebtedness. (i) Any material breach of, or “event of default” or similar event under, any Contract governing any Material Indebtedness shall occur, or (ii) any event or condition occurs (x) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (y) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.
(h)    Insolvency, Bankruptcy, Etc.
(i)    Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors.
(ii)    Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so).

(iii)    Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any applicable Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding.
(iv)    Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property.
(v)    Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.
(vi)    Any petition is filed, application made or other proceeding instituted in a court of competent jurisdiction against or in respect of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries):
(A)    seeking to adjudicate it as insolvent;
(B)    seeking a receiving order against it;
(C)    seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any applicable Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or
(D)    seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) thereunder in the interim, such grace period will cease to apply; provided, further, that if Holdings or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply.

(vii)    Any other event occurs which, under the applicable Law of any applicable jurisdiction, has an effect equivalent to any of the events referred to in Section 11.01(h).
(i)    Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $1,500,000 (or the Equivalent Amount in other currencies) not covered by insurance shall be rendered against Holdings or any of its Subsidiaries or any combination thereof and the same shall remain undismissed, unsatisfied or undischarged for a period of thirty (30) calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.
(j)    ERISA and Pension Plans. An ERISA Event shall have occurred that, in the reasonable opinion of the Administrative Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $1,500,000 in the aggregate since the Closing Date.
(k)    Change of Control. A Change of Control shall have occurred.
(l)    Material Adverse Change, Etc. A Material Adverse Change, Material Adverse Effect or Material Regulatory Event shall have occurred.
(m)    [Reserved].
(n)    Hazardous Materials, Etc. Any Claim shall be asserted against Holdings or any of its Subsidiaries, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Material by Holdings or any such Subsidiary, as applicable, or their predecessors, that are reasonably likely to be determined adversely to Holdings or any such Subsidiary, as applicable, and the amount thereof could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (insofar as such amount is payable by Holdings or any such Subsidiary, as applicable, but after deducting any portion thereof that is reasonably expected to be paid by insurance or other creditworthy Persons jointly and severally liable therefor).
(o)    Impairment of Security, Etc. If any of the following events occurs, and with respect to the following clause (i), other than as a result of the acts or omissions of the Administrative Agent or any Lender: (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, or (iii) any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document.
11.02    Remedies. Upon the occurrence and continuance of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, by notice to Holdings or the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of an Event of Default described in Section 11.01(h), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
11.03    Additional Remedies. Upon the occurrence and during the continuance of an Event of Default, if Holdings or any of its Subsidiaries shall be in uncured default under a Material Agreement, the Administrative Agent or the Lenders shall have the right (but not the obligation) to cause the default or defaults under such Material Agreement to be remedied (including without limitation by paying any unpaid amount thereunder) and otherwise exercise any and all rights of Holdings or such Subsidiary, as the case may be, thereunder, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, Holdings and each of its Subsidiaries shall promptly execute, acknowledge and deliver to the Administrative Agent such instruments as may reasonably be required of Holdings or such Subsidiary to permit the Administrative Agent and the Lenders to cure any default under the applicable Material Agreement or permit the Administrative Agent and the Lenders to take such other action required to enable the Administrative Agent and the Lenders to cure or remedy the matter in default and preserve the interests of the Administrative Agent or Lenders. Any amounts paid by the Administrative Agent or Lenders pursuant to this Section 11.03 shall be payable on demand by Obligors, shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.”
SECTION 12
THE ADMINISTRATIVE AGENT
12.01    Appointment and Duties. Subject in all cases to clause (c) below:
(a)    Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints Perceptive Credit Holdings III, LP (together with any successor the Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from Holdings or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.
(b)    Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Laws or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by any Obligor with, and cash and Permitted Cash Equivalent Investments held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(c)    Limited Duties. The Lenders and the Obligors hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for undertaking such role and (iii) subject only to the notice provisions set forth in Section 12.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature and do not (and are not intended to) create any fiduciary obligations, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document (fiduciary or otherwise), and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this clause (c).
12.02    Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

12.03    Use of Discretion.
(a)    No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to clause (b) below) any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b)    Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a) or any other term or provision of this Section 12, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Parties thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Loan Document, applicable Law or the best interests of the Administrative Agent or any of its Affiliates or Related Parties.
12.04    Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Section 12 to the extent provided by the Administrative Agent.
12.05    Reliance and Liability.
(a)    The Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any document and information and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Holdings and the Borrower hereby waives and shall not assert (and Holdings and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:
(i)    shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Majority Lenders or for the actions or omissions of any of their Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)    shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;
(iii)    makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Party, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and
(iv)    shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);
and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.
12.06    Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.
12.07    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Parties or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of each Obligor and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.
12.08    Expenses; Indemnities.
(a)    Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.
(b)    Each Lender further agrees to indemnify the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor), from and against such Lender’s aggregate Proportionate Share of the liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Parties in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such Loan Document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or with respect to any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or any of its Related Parties to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
12.09    Resignation of the Administrative Agent.
(a)    At any time upon not less than ten (10) Business Days prior written notice, the Administrative Agent may resign as the “the Administrative Agent” hereunder, in whole or in part (in the sole and absolute discretion of the Administrative Agent), effective on the date set forth in such notice, which effective date shall not be less than ten (10) Business Days following delivery of such notice. If the Administrative Agent delivers any such notice, the Majority Lenders shall have the right to appoint a successor to the Administrative Agent reasonably satisfactory to Holdings; provided that if a successor to the Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of the Lenders, appoint any Person reasonably chosen by it as the successor to the Administrative Agent.
(b)    Effective immediately upon its resignation, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Loan Documents to the extent set forth in the applicable resignation notice, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor the Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Loan Documents or (y) any continuing duties such resigning Administrative Agent continues to perform, and (iv) subject to its rights under Section 12.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor the Administrative Agent its rights as the Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor the Administrative

Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Loan Documents.
12.10    Release of Collateral or Guarantors.
(a)    Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of Section 12.10(a)(ii)(B), release or subordinate) the following:
(i)    any Subsidiary of Holdings from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.12(a); and
(ii)    any Lien held by the Administrative Agent for the benefit of the Secured Parties against (A) any Collateral that is disposed of by an Obligor in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (B) any property subject to a Lien described in Section 9.02(c), and (C) all of the Collateral and all Obligors, upon (w) termination of the Commitments, (x) payment and satisfaction in full of all Loans and all other Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made) that the Administrative Agent has been notified in writing are then due and payable, (y) deposit of cash collateral with respect to all contingent Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made), in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnified Party that is owed such Obligations, and (z) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Obligors, each in form and substance acceptable to the Administrative Agent.
(b)    So long as no Event of Default has occurred and is continuing, Holdings and the Borrower may from time to time request that the Administrative Agent and the Lenders consent to the release of the Liens created pursuant to the Security Documents on the Specified Intellectual Property in order to permit Holdings and the Borrower to enter into or become bound by an outbound license of such Specified Intellectual Property that is permitted hereunder (such consent not to be unreasonably conditioned, delayed or withheld); provided that, notwithstanding the foregoing, the Administrative Agent shall continue to have a Lien on Holdings’ and the Borrower’s rights as a licensor under such outbound license including any amounts received by or other proceeds payable to Holdings and the Borrower in respect thereof; provided further that promptly upon request therefor, Holdings and the Borrower shall furnish to the Administrative Agent such information, documents and agreements relating to such outbound license as the Administrative Agent may reasonably request.
Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from Holdings and the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 12.10.
12.11    Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender so long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 12.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Proportionate Share or similar concept, (ii) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
SECTION 13
GUARANTEE
13.01    The Guarantee. Holdings and the Subsidiary Guarantors hereby jointly and severally guarantee to the Administrative Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans, all fees and other amounts and Obligations from time to time owing to the Administrative Agent and the Lenders by the Borrower and each other Obligor under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Holdings and the Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower or any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Holdings and the Subsidiary Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
13.02    Obligations Unconditional. The obligations of Holdings and the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Holdings, the Borrower or any other Subsidiary Guarantor under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of Holdings and the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Holdings and the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to Holdings and the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
(d)    any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected.
Holdings and the Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower or any other Subsidiary Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
13.03    Reinstatement. The obligations of Holdings and the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Holdings and the Subsidiary Guarantors jointly and severally agree that they shall indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
13.04    Subrogation. Holdings and the Subsidiary Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
13.05    Remedies. Holdings and the Subsidiary Guarantors jointly and severally agree that, as between Holdings and the Subsidiary Guarantors, on one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section

11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Holdings and the Subsidiary Guarantors for purposes of Section 13.01.
13.06    Instrument for the Payment of Money. Holdings and each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and the Lenders, at their sole option, in the event of a dispute by Holdings and such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
13.07    Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
13.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Holdings or any Subsidiary Guarantor under Section 13.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Holdings or such Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
SECTION 14
MISCELLANEOUS
14.01    No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
14.02    Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) or in the other Loan Documents shall be given or made in writing (including by telecopy or email) delivered, if to Holdings, the Borrower, another Obligor, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, notices, documents, certificates and other deliverables to the Lenders by any Obligor may be made solely to the Administrative Agent and the Administrative Agent shall promptly deliver such notices, documents, certificates and other deliverables to the Lenders.
14.03    Expenses, Indemnification, Etc.
(a)    Expenses. Each Obligor, jointly and severally, agrees to pay or reimburse (i) the Administrative Agent for all of its reasonable costs and expenses (including the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), and the Administrative Agent agrees to apply the Expense Deposit to such costs and expenses, (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Administrative Agent and the Lenders for all of their reasonable out-of-pocket costs and expenses (including the reasonable out-of-pocket fees and expenses of one legal counsel for the Administrative Agent and one legal counsel for all other Lenders in the aggregate) in connection with any enforcement or collection proceedings resulting from the occurrence and continuance of an Event of Default.
(b)    Indemnification. Each Obligor, jointly and severally, hereby indemnifies the Administrative Agent, the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the Transactions or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by any Obligor, any of its Subsidiaries, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss (x) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct, (y) results from a Claim brought by an Obligor against an Indemnified Party for breach of such Indemnified Party’s obligations hereunder or under any other Loan Document, if such Obligor has obtained a final and non-appealable judgment in its favor on such Claim as determined by a court of competent jurisdiction or (z) results from a Claim not involving an act or omission of an Obligor and that is brought by an Indemnified Party against another Indemnified Party (other than against the Administrative Agent in its capacity as such). No Obligor shall assert any Claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. Holdings, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as an “Obligor Party.” No Lender shall assert any Claim against any Obligor Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. This Section 14.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax Claim.
14.04    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by Holdings, the Borrower, the Administrative Agent and the Majority Lenders; provided that:
(a)    any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;
(b)    the consent of all of the Lenders directly affected thereby shall be required to:
(i)    amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans or Commitment of such Lender, reduce the fees payable to such Lender hereunder, reduce interest rates or other amounts payable with respect to the Loans held by such Lender, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans held by such Lender or extend the repayment dates of the Loans held by such Lender;
(ii)    amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto other than pursuant to the terms hereof or thereof; or
(iii)    amend this Section 14.04 or the definition of “Majority Lenders”; and
(c)    if the Administrative Agent and Holdings shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and Holdings shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Majority Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.
14.05    Successors and Assigns.
(a)    General. The provisions of this Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto or thereto and their respective successors and assigns permitted hereby or thereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Any Lender may assign or otherwisetransfer any of its rights or obligations hereunder or under any of the other Loan Documents (i) to an assignee in accordance with the provisions of Section 14.05(b), (ii) by way of participation in accordance with the provisions of Section 14.05(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.05(h). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.05(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lender. Any Lender may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) and the other Loan Documents; provided that (i) no such assignment shall be made to any Obligor, any Affiliate of any Obligor, or any employees or directors of any Obligor at any time, and (ii) no such assignment shall be made without the prior written consent of the Administrative Agent. Subject to the recording thereof by the Lender pursuant to Section 14.05(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 14.03. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 14.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.05(e).
(c)    Amendments to Loan Documents. Each of the Administrative Agent, the Lenders, Holdings and its Subsidiaries agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Administrative Agent, the Lenders, Holdings and its Subsidiaries, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 14.05.
(d)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Participations. Any Lender may at any time, without the consent of, or notice to, Holdings or the Borrower, sell participations to any Person (other than a natural person or any Obligor or any of its Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender shall not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 14.05(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5 (subject to the requirements and limitations therein including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.05(b); provided that such Participant agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 14.05(b) above. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender.
(f)    Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 5.01 or 5.03 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation.
(g)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
14.06    Survival. The obligations of the Obligors under Sections 5.01, 5.02, 5.03, 14.03, 14.05, 14.06, 14.09, 14.10, 14.11, 14.12, 14.13, 14.14 and the obligations of Holdings and the Subsidiary Guarantors under Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder.
14.07    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
14.08    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or the other Loan Documents or to any other certificate, agreement or document related to any Loan Document or the Transactions, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
14.09    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
14.10    Jurisdiction, Service of Process and Venue.

(a)    Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 14.10(a) is for the benefit of the Administrative Agent and the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by any applicable Law, the Lenders may take concurrent proceedings in any number of jurisdictions.
(b)    Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent and the Lenders to serve any process or summons in any manner permitted by any applicable Law.
(c)    Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.
14.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
14.12    Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.
14.13    Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND SHALL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF

OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
14.14    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
14.15    No Fiduciary Relationship. Holdings and the Borrower acknowledge that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, Holdings and the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.
14.16    Confidentiality. The Administrative Agent and each Lender agree to keep confidential all non-public and other confidential information provided to them in writing by any Obligor pursuant to this Agreement in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender or, subject to an agreement to comply with the provisions of this Section 14.16, any Affiliate of a Lender or any Eligible Transferee or other assignee permitted under Section 14.05(b), (ii) subject to an agreement to comply with the provisions of this Section, to any actual or prospective direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (iii) on a confidential basis to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Related Parties”); provided that the applicable Lender shall remain liable hereunder for any breach of this Section 14.16 by any of its Related Parties, (iv) upon the request or demand of any Governmental Authority or any Regulatory Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 14.16), (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) in connection with the exercise of any remedy permitted hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating Holdings or any of its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loans or (xi) to any other party hereto; provided, further that, unless specifically prohibited by applicable law or court order, each Lender shall notify Holdings of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

14.17    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Administrative Agent and the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.
14.18    Early Prepayment Fee. The parties hereto acknowledge and agree that, to the extent the Early Prepayment Fee is applicable to any repayment or prepayment of principal of any Loan at any time, such Early Prepayment Fee is not intended to be a penalty assessed as a result of any such repayment or prepayment of the Loans, but rather is the product of a good faith, arm’s length commercial negotiation between Holdings and the Borrower and the Lenders relating to the mutually satisfactory compensation payable to the Lenders by Holdings and the Borrower in respect of the Loans made hereunder. In furtherance of the foregoing, to the fullest extent permitted by applicable Law, the Obligors hereby jointly and severally waive any rights or Claims any of them may have under any such applicable Law (whether or not in effect on the Closing Date) that would prohibit or restrict the payment of the Early Prepayment Fee under any of the circumstances provided herein or in any other Loan Document, including payment after acceleration of the Loans.
14.19    Judgment Currency.
(a)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.
(b)    The obligations of the Obligors in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, Holdings and the Borrower agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to Holdings and the Borrower.
14.20    USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify Holdings and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, they are required to obtain, verify and record information that identifies Holdings and its Subsidiaries, which information includes the name and address of Holdings and its Subsidiaries and other information that will allow such Person to identify Holdings, the Borrower or such Subsidiary in accordance with the Patriot Act and the Beneficial Ownership Regulation.
14.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
14.22    Amendment and Restatement; No Novation. On the Effective Date, upon the effectiveness of this Agreement, the Original Credit Agreement shall be amended and restated in its entirety by this Agreement. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release any Loan Document. Nothing herein contained shall be construed as a substitution, novation, accord or satisfaction of the obligations outstanding under the Original Credit Agreement or the other Loan Documents. Nothing in this Agreement shall be construed as a release or other discharge of the Borrower or any other Obligor from its obligations and liabilities under the Original Credit Agreement or the other Loan Documents. On the Effective Date, any and all references in any Loan Documents to the Original Credit Agreement shall be deemed to be amended to refer to this Agreement. The Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and agrees that all such liabilities and obligations are carried forward in this Agreement and the other Loan Documents. The guaranties, liens, security interests, pledges, covenants and agreements set forth in the Loan Documents entered into in connection with the Original Credit Agreement are made and granted to secure and support the Obligations under this Agreement as if the same were made or granted on the Effective Date and the Loan Documents entered into in connection with the Original Credit Agreement shall continue in full force and effect. The Borrower agrees to cooperate and use commercially reasonably efforts to promptly take, or cause to be taken, all actions and to promptly do, or cause to be done, all things reasonably necessary, proper or advisable to fulfill its obligations hereunder.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

PEAR THERAPEUTICS (US), INC.

By	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: General Counsel & Chief Compliance Officer

Address for Notices:

200 State Street, 13th Floor Boston, MA 02109
Attn: General Counsel
Email: ronan.obrien@peartherapeutics.com

HOLDINGS:

PEAR THERAPEUTICS, INC.

By	/s/ Ronan O’Brien
Name: Ronan O’Brien
Title: Secretary

Address for Notices:

200 State Street, 13th Floor Boston, MA 02109
Attn: General Counsel
Email: ronan.obrien@peartherapeutics.com
[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY]

ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Address for Notices:
Perceptive Credit Holdings III, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com
PCOFReporting@perceptivelife.com

LENDERS:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Address for Notices:
Perceptive Credit Holdings III, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com
PCOFReporting@perceptivelife.com
[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY]

EXHIBIT A
TO CREDIT AGREEMENT AND GUARANTY
FORM OF NOTE
[DATE]
U.S. $ [30,000,000] [10,000,000] [10,000,000]
FOR VALUE RECEIVED, the undersigned, Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to Perceptive Credit Holdings III, LP (the “Lender”), in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of the [Tranche 1] [Tranche 2] [Tranche 3] Loan made by the Lender pursuant to Section 2.01(a) of the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), on the date or dates specified in the Credit Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Note is a Note issued pursuant to the terms of Section 2.03 of the Credit Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.
[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE BORROWER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1)

THE ISSUE PRICE AND ISSUE DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT [ADDRESS OF THE BORROWER]].
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Exhibit A-2

PEAR THERAPEUTICS, INC.

By
Name:
Title:
Exhibit A-3

EXHIBIT B
TO CREDIT AGREEMENT AND GUARANTY
FORM OF BORROWING NOTICE
Date: [__________]
To:    Perceptive Credit Holdings III, LP, as Administrative Agent
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attn:    Sandeep Dixit
Email:    Sandeep@perceptivelife.com and PCOF@perceptivelife.com
Re: Borrowing under the Credit Agreement
Ladies and Gentlemen:
The undersigned, Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you irrevocable notice, pursuant to Section 2.02 of the Credit Agreement, of the borrowing of the Loan specified herein:
1.    The Borrowing Date is [__________].1
2.    The amount of the proposed Borrowing is $[____].
3.    The payment instructions with respect to the funds to be made available to the Borrower are as follows:
Bank name:
Bank Address:
Routing Number:
Account Number:
The Borrower hereby certifies that, both immediately before and after giving effect to
1 Pursuant to Section 2.02 of the Credit Agreement, this Borrowing Notice must be delivered to the Administrative Agent at least three (3), but not more than seven (7), Business Days prior to the Borrowing Date. If received by the Administrative Agent on a day that is not a Business Day or after 12:00 p.m. (New York City time) on a Business Day, this Borrowing Notice will be deemed to have been delivered on the next Business Day.
Exhibit B-1

both the Borrowing and the application of proceeds thereof on the Borrowing Date, the following statements are true and correct:
a)    both immediately before and after giving effect to the Borrowing, (x) all representations and warranties set forth in each Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct as of the date hereof, (y) the representations and warranties set forth in each Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects as of the date hereof, and (z) no Default has occurred and is continuing, or could reasonably be expected to result from the making of the Loans being advanced, or the consummation of any Transactions contemplated to occur, on the Borrowing Date; and
b)    on and as of the Borrowing Date, there has occurred no Material Adverse Change since December 31, 2019.
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Exhibit B-2

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be duly executed and delivered as of the day and year first above written.

BORROWER:

PEAR THERAPEUTICS, INC.

By
Name:
Title:
Exhibit B-3

EXHIBIT C
TO CREDIT AGREEMENT AND GUARANTY
FORM OF GUARANTEE ASSUMPTION AGREEMENT
GUARANTEE ASSUMPTION AGREEMENT, dated as of [DATE] (this “Guarantee and Assumption Agreement”), by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a [state of organization] [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), under that certain Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
Pursuant to Section 8.12(a)(i) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement, a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Section 13 of the Credit Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 7 of the Credit Agreement and in Section 4 of the Security Agreement, with respect to itself and its obligations under this Guarantee and Assumption Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Guarantee and Assumption Agreement, such representations and warranties to be made as of the date hereof. [Attached as Exhibit A hereto are supplemental to the Schedules set forth in Section 7 to the Credit Agreement and Section 4 of the Security Agreement, updated to include the Additional Subsidiary Guarantor.]2
The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a)(iv) of the Credit Agreement to the Administrative Agent and the Lenders.
THIS GUARANTEE AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
2 [To be included if any Schedules set forth in Section 7 of the Credit Agreement or Section 4 of the Security Agreement need to be updated in connection with the making of representations and warranties with respect to the Additional Subsidiary Guarantor.]
Exhibit C-1

LAW SHALL APPLY.
[Signature Page Follows]
Exhibit C-2

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Address for Notices:
[__________]
[__________]
Attn:	[__________]
Tel.:	[__________]
Fax:	[__________]
Email:	[__________]
Exhibit C-3

EXHIBIT A TO GUARANTEE ASSUMPTION AGREEMENT
[ATTACH UPDATED SCHEDULES, IF NEEDED]
Exhibit C-4

EXHIBIT D-1
TO CREDIT AGREEMENT AND GUARANTY
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc. (the “Borrower”), a Delaware corporation, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
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Exhibit D-1-1

[NAME OF LENDER]

By:
Name:
Title:

Date:	[________ __], 20[ ]
Exhibit D-1-2

EXHIBIT D-2
TO CREDIT AGREEMENT AND GUARANTY
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
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Exhibit D-2-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[________ __], 20[ ]
Exhibit D-2-2

EXHIBIT D-3
TO CREDIT AGREEMENT AND GUARANTY
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with an IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
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Exhibit D-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[________ __], 20[ ]
Exhibit D-3-2

EXHIBIT D-4
TO CREDIT AGREEMENT AND GUARANTY
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with an IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
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Exhibit D-4-1

[NAME OF LENDER]

By:
Name:
Title:

Date:	[________ __], 20[ ]
Exhibit D-4-2

EXHIBIT E
TO CREDIT AGREEMENT AND GUARANTY
FORM OF COMPLIANCE CERTIFICATE
[DATE]
This certificate is delivered pursuant to Section 8.01(d) of, and in connection with the consummation of the Transactions contemplated in, the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned, a duly authorized Responsible Officer of the Borrower having the name and title set forth below under his or her signature, hereby certifies (in his or her capacity as an officer of the Borrower and not in his or her individual capacity), on behalf of the Borrower for the benefit of the Secured Parties, that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:
In accordance with Section 8.01[(b)/(c)] of the Credit Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [__________] required to be delivered pursuant to Section 8.01[(b)/(c)] of the Credit Agreement. [Such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at the dates indicated therein and the results of operations of the Borrower and its Subsidiaries for the periods indicated therein and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of footnotes.]3
Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Credit Agreement, together with evidence based upon the Borrower’s bank account statements that the Borrower has met its minimum liquidity requirement set forth in Section 10.01 of the Credit Agreement.
No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which the Borrower proposes to take the actions set forth on Annex C].
[Pursuant to Section 8.02(j) of the Credit Agreement, attached hereto as Annex D is a list of all Intellectual Property created, developed or acquired by the Borrower or of its Subsidiaries
3 Insert bracketed language only for certifications pursuant to Section 8.01(b) of the Credit Agreement.
Exhibit E-1

in the fiscal quarter ended [_________], 20[__].]4
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4 If applicable, insert bracketed language only for certifications pursuant to Sections 8.01(b) and 8.01(c) of the Credit Agreement.
Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

PEAR THERAPEUTICS, INC.

By
Name:
Title:
Exhibit E-3

EXHIBIT F
TO CREDIT AGREEMENT AND GUARANTY
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [______________] (the “Assignor”) and [______________] (the “Assignee”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor[s]: _________________________________________
_________________________________________
2.    Assignee[s]: _________________________________________
_________________________________________
[Assignee is an Affiliate of [identify Lender]]
Exhibit F-1

3.    Borrower: Pear Therapeutics, Inc.
4.    Administrative Agent:     Perceptive Credit Holdings III, LP
5.    Credit Agreement: Credit Agreement and Guaranty, dated as of June 30, 2020, among the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.
6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Type of Commitment/Loans Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[7]
		[Tranche 1 Loan][Tranche 2 Loan][Tranche 3 Loan]	$	$	%
		[Tranche 1 Loan][Tranche 2 Loan][Tranche 3 Loan]	$	$	%
		[Tranche 1 Loan][Tranche 2 Loan][Tranche 3 Loan]	$	$	%
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5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit F-2

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PERCEPTIVE CREDIT HOLDINGS III, LP, as Administrative Agent

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:
Exhibit F-3

ANNEX 1
STANDARD TERMS AND CONDITIONS
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01(a), (b) and (c) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective
Exhibit F-4

Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (PDF) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.
4.    THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.
Exhibit F-5

EXHIBIT G
TO CREDIT AGREEMENT AND GUARANTY
FORM OF INFORMATION CERTIFICATE
(See attached.)
Exhibit G-1

EXHIBIT H
TO CREDIT AGREEMENT AND GUARANTY
FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
This INTERCOMPANY SUBORDINATION AGREEMENT, dated as of [_________], 20[__] (this “Subordination Agreement”), is entered into by and among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that are parties hereto, and certain other Subsidiaries of the Borrower that may, from time to time in the future, become parties hereto by executing and delivering a joinder agreement in substantially the form of Exhibit A hereto (any such Subsidiary being herein, individually, a “Subsidiary Party” and collectively the “Subsidiary Parties”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Reference is made to that certain Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
One or more of the Borrower and the Subsidiary Parties (individually, a “Pear Party” and collectively, the “Pear Parties”), in their capacities as lenders (each such entity, together with its successors, assigns and transferees in such capacity, individually, a “Junior Creditor”, and, collectively, “Junior Creditors”) has made, or may from time to time may make, loans or extend other financings to one or more of the Pear Parties that is an Obligor (each such Obligor, in its capacity as a borrower from any Junior Creditor (together with its successors, assigns and transferees) being herein, individually, a “Debtor Obligor”, and, collectively, “Debtor Obligors”) pursuant to Section 9.01(e) of the Credit Agreement. All such Indebtedness resulting from the making of any such loan or financing, together with all principal, interest, fees, premiums, costs, expenses, liabilities, obligations and other amounts of any type or nature at any time owing or arising in respect thereof, including but not limited to any such items or amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization case by or against the Borrower, is herein collectively referred to as the “Junior Obligations”.
Each of the Junior Creditors and each of the Debtor Obligors, for the benefit of the Secured Parties and each of their permitted successors, transferees and assigns, hereby irrevocably and unconditionally agree as follows:
1.    All payment obligations and other monetary obligations of any Debtor Obligor arising from time to time under or in connection with any Junior Obligations to any Junior Creditor are, and shall at all times be, subordinated in right of payment and performance to the prior Payment in Full (as defined below) of all Obligations owing under or in
Exhibit H-1

connection with the Credit Agreement and the other Loan Documents, whether in respect of principal, interest, fees or other monetary obligations or liabilities of any type or nature, including costs and expenses of enforcement, if any (collectively, the “Senior Obligations”), notwithstanding the maturity date or amortization date of any Junior Obligations or any acceleration of the maturity date related thereto, any default by or insolvency of any Junior Creditor or any other Person, or otherwise.
2.    The parties hereto agree that this Subordination Agreement is for the benefit of, and shall be enforceable by the Administrative Agent on behalf of the Secured Parties.
3.    At all times from and after the date of this Subordination Agreement until Payment in Full of all Senior Obligations and the termination of all Senior Liens (as defined below), (i) no Debtor Obligor shall make, and no Junior Creditor shall accept, receive or collect from or on behalf of any Debtor Obligor, any direct or indirect payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on account of any of the Junior Obligations, and (ii) under no circumstance shall any payment of any of the Junior Obligations be accelerated, or any other remedy, enforcement action or other action be taken by any Junior Creditor against any Debtor Obligor or any property of any Debtor Obligor or of any other Person, in each case with respect to any of the Junior Obligations (including to assert, enforce or collect any of the Junior Obligations), in each case, except to the extent permitted by the Credit Agreement or with the prior written consent of the Administrative Agent, which consent may not be unreasonably withheld.
4.    No Junior Creditor shall, directly or indirectly, independently or with any other Person, take any action that would be in violation of, or inconsistent with, or result in a breach of this Subordination Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of this Subordination Agreement, any Senior Obligations or any Liens securing the Senior Obligations (“Senior Liens”), (ii) any of the rights of any Secured Party set forth in the Credit Agreement or any other Loan Document (including with respect to the Senior Liens), or (iii) the validity or enforceability of the Credit Agreement or any other Loan Document or any portion thereof.
5.    In the event that, prior to Payment in Full of the Senior Obligations, any Junior Creditor shall receive any payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on or in respect of all or any portion of the Junior Obligations in violation of any of the provisions of this Subordination Agreement, then such payment or distribution shall be held in trust by such Junior Creditor for the benefit of, and promptly (and in any event within one (1) Business Day) paid over by such Junior Creditor to the Administrative Agent for application of such payment or distribution to repay the Obligations in accordance with the terms thereof, until Payment in Full of the Obligations as confirmed in writing by the Administrative Agent to the Borrower.
Exhibit H-2

6.    For purposes of this Subordination Agreement, “Payment in Full” means, with respect to the Obligations, that all such obligations and other amounts payable constituting Obligations have been indefeasibly paid in full in cash.
7.    Neither any Junior Creditor nor any Debtor Obligor may assign or transfer any of its rights or obligations hereunder, except to another Obligor that becomes bound by the terms of this Subordination Agreement.
8.    This Subordination Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Section 14 thereof.  The provisions of this Subordination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
9.    This Subordination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Subordination Agreement by signing any such counterpart.
10.    This Subordination Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
11.    Any Subsidiary of the Borrower may, without the consent of any other party to Subordination Agreement, become an Pear Party under this Subordination Agreement by executing and delivering to the Administrative Agent a joinder agreement in substantially the form of Exhibit A hereto.
12.    Except as modified in accordance with Section 11 to add any Subsidiary of the Borrower as an additional Pear Party to this Subordination Agreement, this Subordination Agreement may not be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.
[SIGNATURE PAGE FOLLOWS]
Exhibit H-3

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

PEAR THERAPEUTICS, INC.

By:
Name:
Title:
Exhibit H-4

[SUBSIDIARY PARTY]

By:
Name:
Title:
Exhibit H-5

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent

By Perceptive Credit Opportunities GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:
Exhibit H-6

Exhibit A
FORM OF INTERCOMPANY SUBORDINATION AGREEMENT JOINDER
This INTERCOMPANY SUBORDINATION AGREEMENT JOINDER, dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY], a [state of organization] [corporation][limited liability company] (the “Additional Pear Party”), under that certain Intercompany Subordination Agreement, dated as of [__________], 20[__] (as amended or otherwise modified from time to time, the “Subordination Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto and Perceptive Credit Holdings III, LP, a Delaware limited partnership, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Subordination Agreement.
Pursuant to Section 11 of the Subordination Agreement, the Additional Pear Party hereby agrees to become a “Pear Party” for all purposes of the Subordination Agreement.
IN WITNESS WHEREOF, the Additional Pear Party has caused this Subordination Agreement Joinder to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL PEAR PARTY]

By
Name:
Title:
Exhibit H-7

EXHIBIT I
TO CREDIT AGREEMENT AND GUARANTY
FORM OF SOLVENCY CERTIFICATE
[DATE]
This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 6.01(j) of that certain Credit Agreement and Guaranty, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Pear Therapeutics, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned hereby certifies on behalf of the Borrower (in his or her capacity as an officer of the Borrower and not in his or her individual capacity) as of the date hereof as follows:
1.    I am the chief [financial][accounting] Responsible Officer of the Borrower and am duly authorized to execute and deliver this Certificate on behalf of the Borrower. I have been employed in positions involving responsibility for the management of the financial affairs of the Borrower. I have, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.
2.    I have carefully reviewed the contents of this Certificate and have conferred with legal counsel for the Borrower for the purpose of discussing the meaning of its contents.
3.    In connection with preparing for the transactions contemplated by the Credit Agreement and the other Loan Documents, I have reviewed audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the unaudited consolidated balance sheets of the Borrower and its Subsidiaries for each fiscal quarter ended after December 31, 2019 together with the related consolidated statement of operations, shareholder’s equity and cash flows for such fiscal quarter (the information set forth in this paragraph being the “Financial Statements”).
4.    The Financial Statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and for such periods covered by the Financial Statements. The assumptions stated in the Financial Statements were prepared in good faith based on assumptions believed to be reasonable.
The undersigned has concluded, in good faith and to the best of his or her knowledge and belief, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents and the incurrence of any other Indebtedness contemplated thereunder, and after giving effect to all rights of indemnity, obligation and contribution, as follows:
Exhibit I-1

(i)    The Borrower and its Subsidiaries taken as a whole, are, and immediately after giving effect to the Borrowing being made on the date hereof and the use of proceeds thereof, will be, Solvent.
(ii)    No transfer of property is being made by the Borrower or any of its Subsidiaries and no obligation is being incurred by the Borrower or any of its Subsidiaries in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Borrower or any of its Subsidiaries.
The undersigned understands that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.
[Signature Page Follows]
Exhibit I-2

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

PEAR THERAPEUTICS, INC.

By
Name:
Title:
Exhibit I-3

EXHIBIT J
TO CREDIT AGREEMENT AND GUARANTY
FORM OF WARRANT CERTIFICATE
(See attached.)
Exhibit J-1

FORM OF WARRANT CERTIFICATE
THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IN EACH CASE, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.
Warrant Shares Issuable:    [         ]
Warrant Certificate No.:    [    ]
Issue Date:    [             ], 2020 (the “Issue Date”)
FOR VALUE RECEIVED, PEAR THERAPEUTICS, INC., a Delaware corporation (the “Company”), hereby certifies that PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership (the “Initial Holder” and, together with its successors and permitted transferees and assigns, a “Holder”) is entitled to purchase, at the per share Exercise Price, up to [            ] ([             ]) fully paid and nonassessable shares of the Company’s Series C Preferred Stock all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate. Capitalized terms used herein have the meanings ascribed thereto in Section 1 below.
This Warrant Certificate has been issued as a condition precedent to the making of the [Tranche 1 Loan] [Tranche 2 Loan] [Tranche 3 Loan] under and pursuant to of the Credit and Guaranty Agreement, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, certain Subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Perceptive Credit Holdings III, LP, as the administrative agent for the lenders.
Section 1. Definitions. Capitalized terms used in this Warrant Certificate but not otherwise defined herein will have the meanings ascribed thereto in the Credit Agreement as in effect on the Issue Date. The following terms when used herein have the following meanings:
“Advanced Development” means, with respect to a proposed Product, that such proposed Product is in either a pivotal clinical trial or later stage of development.
“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Shares pursuant to Section 3, an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant Certificate is then being exercised pursuant to Section 3, multiplied by (ii) the Exercise Price.
Exhibit J-2

“Assignment” has the meaning set forth in Section 7.
“Bloomberg” has the meaning set forth within the definition of “VWAP”.
“Cashless Exercise” has the meaning set forth in Section 3(b).
“Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on December 21, 2018, as amended to date and as further amended, amended or restated, or subsequently modified.
“Common Stock” means the Company’s common stock, par value $0.0001 per share, having ordinary voting rights, as provided in the Company’s Certificate of Incorporation.
“Company” has the meaning set forth in the preamble.
“Convertible Securities” means any Equity Interests that, directly or indirectly, are convertible into or exchangeable for Series C Preferred Stock or Common Stock.
“Credit Agreement” has the meaning set forth in the preamble. “Determination Date” has the meaning set forth in the definition of “VWAP”.
“Device” means any medical instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent or other similar or related item, including any component, part or accessory, that (i) is intended for use in connection with the diagnosis of disease, malady or other conditions or in the cure, mitigation, treatment or prevention of disease or malady, in man or other animals, or is intended to affect the structure or any function of the body of man or other animals, (ii) does not achieve its primary intended purpose or purposes through chemical action within or on the body of man or other animals and (iii) is not dependent upon being metabolized for the achievement of its primary intended purpose or purposes.
“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities (including warrants, options and similar rights) directly or indirectly exchangeable, exercisable or otherwise convertible into, such issuer’s capital stock, whether now outstanding or issued after the Issue Date, and in each case, however classified or designated and whether voting or non-voting.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Securities” means any issuance or sale (whether an original issuance or a sale from treasury) by the Company after the Issue Date of: (i) equity securities upon the exercise of this Warrant Certificate; (ii) equity securities (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company
Exhibit J-3

in connection with their service as directors or officers of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board and issued pursuant to a stock incentive plan (including all such equity securities outstanding prior to the Issue Date); (iii) equity securities issued upon the conversion or exercise of Options (other than Options covered by clause (ii) above) or Convertible Securities issued prior to the Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of equity securities issuable thereunder or to lower the exercise or conversion price thereof; (iv) equity securities issued (a) to Persons in connection with a joint venture, strategic alliance or other commercial relationship with such Person (including Persons that are customers, suppliers and strategic partners of the Company) relating to Product Commercialization and Development Activities and not for the primary purpose of raising equity capital, or (b) in connection with a transaction in which the Company, directly or indirectly, acquires another business substantially in its entirely, in each case where such issuance and transaction has been unanimously approved by the Board; (v) equity securities offered and sold pursuant to a Public Offering; or (vi) equity securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business.
“Exercise Certificate” has the meaning set forth in Section 3(a)(i).
“Exercise Documents” has the meaning set forth in Section 3(a)(i).
“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, a Business Day on which the conditions to such exercise as set forth in Section 3 have been satisfied at or prior to 5:00 p.m., New York City time.
“Exercise Period” means the period from (and including) the Issue Date to (and including) 5:00 p.m., New York City time, on June 30, 2030.
“Exercise Price” means 7.1935 per Warrant Share, as adjusted from time to time as provided herein.
“Expiration Date” means June 30, 2030.
“Fair Market Value” means, if the Warrant Shares are traded on a Trading Market, (i) the VWAP of such Warrant Shares for such day or (ii) if there have been no sales of such Warrant Shares on any Trading Market on any such day, the average of the highest bid and lowest asked prices for such Warrant Shares on all applicable Trading Markets at the end of such day; provided that if at any time the Warrant Shares are not listed, quoted or otherwise available for trading on any Trading Market (so that no Trading Date shall have occurred), the “Fair Market Value” of such Warrant Shares shall be the fair market value per share of such Warrant Shares (including, if applicable, any Common Stock or other Equity Interests issuable upon conversion of the Warrant Shares) as reasonably determined in good faith by the Company’s Board, such determination to be subject to Section 10(a) or Section 10(b), as applicable.
“Holder” has the meaning set forth in the preamble.
Exhibit J-4

“Independent Advisor” has the meaning set forth in Section 10(a). “Initial Holder” has the meaning set forth in the preamble.
“Investors’ Rights Agreement” means that certain Second Amended and Restated Investors’ Rights Agreement, dated December 21, 2018, among the Company, certain holders of the Company’s Common Shares and certain holders of the preferred shares, as amended, amended and restated or subsequently modified.
“Issue Date” means the date designated as such on the first page of this Warrant Certificate.
“Marketable Securities” means Equity Interests meeting each of the following requirements: (i) the issuer thereof is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) such Equity Interests are traded on a Trading Market; and (iii) if delivered (or to be delivered) as payment or compensation to the Holder in connection with an automatic Cashless Exercise resulting from a Sale of the Company pursuant to Section 3(c), following the closing of the such Sale of the Company the Holder would not be restricted from publicly re-selling any or all of such Equity Interests delivered to it, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, or (y) arising in connection with a customary market stand-off provision (or similar underwriters’ lock-up) and does not extend beyond six (6) months from the closing of such Sale of the Company to the extent such restrictions may be lifted at such time under the applicable federal or state securities laws, rules or regulations.
“Nasdaq” means The Nasdaq Stock Market, Inc.
“NYSE” means the New York Stock Exchange.
“Options” means any warrants, options or similar rights to subscribe for or purchase Equity Interests of the Company, including its Common Stock, Series C Preferred Stock or Convertible Securities.
“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Product” means (i) those products and Devices set forth on Schedule 7.05(b) attached to the Credit Agreement, as amended, updated or otherwise modified from time to time pursuant to the terms thereof, and (ii) any other products or Devices developed, distributed, imported, exported, labeled, promoted, licensed, marketed, sold or otherwise commercialized by the Borrower or any of its Subsidiaries, but excluding any such products or Devices that, if in development or which may be developed, have not yet reached the stage of Advanced Development.
Exhibit J-5

“Product Commercialization and Development Activities” means, with respect to any Product, any combination of (i) research, development, manufacturing, quality compliance, use, sale, licensing, importation, exportation, shipping, storage, handling, designing, labeling, marketing, promotion, supply, dispensing, distribution, testing, packaging, purchasing or other commercialization activity, (ii) receipt of payment or other remuneration in respect of any of the foregoing (including, without limitation, in respect of licensing, royalty or similar payments) or (iii) any similar or other activities the purpose of which is to commercially exploit such Product.
“Public Offering” means, with respect to any Person, any sale of Equity Interests of such Person pursuant to an offering that is underwritten on a firm commitment basis by a nationally recognized investment banking firm (or through the merger of such Person with a special purpose acquisition company) and, as a result of which, such Person becomes subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act immediately following such offering.
“Qualified IPO” means an initial Public Offering by the Company of Equity Interests having ordinary voting rights that results in (i) such Equity Interests being listed on either the New York Stock Exchange or the NASDAQ National Market and (ii) the receipt by the Company of gross proceeds from such offering that equal or exceed $50,000,000.
“Registration Statement” means, with respect to any Public Offering by the Company of its Common Stock, a registration statement of the Company that covers such Common Stock, including any prospectus, amendments or supplements to such Registration Statement, including post-effective amendments and all exhibits and all materials incorporated by reference in such Registration Statement.
“Right of First Refusal and Co-Sale Agreement” means that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated December 21, 2018, among the Company, certain holders of the Company’s Common Shares and certain holders of the preferred shares, as amended, amended and restated, or subsequently modified.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Sale of the Company” means an event or transaction or series of related events or transactions pursuant to which, directly or indirectly, either (x) any Person or group of Persons acting jointly or otherwise in concert (other than the Holder) acquires ownership, directly or indirectly, beneficially or of record, of Equity Interests of the Company having more than fifty percent (50%) of the aggregate ordinary voting power, determined on a fully-diluted, as-if-converted or exercised basis, whether such right is exercisable immediately or only after the passage of time, or (y) (i) all or substantially all of the assets or businesses of the Company and its Subsidiaries, taken as a whole, are transferred or sold, including by way of lease, transfer, conveyance or other disposition (including, without limitation, by way of irrevocable, exclusive license arrangements), and (ii) as a result of, and pursuant to the terms governing, such event, transaction or series of related events or transactions, all Obligations outstanding under the Credit Agreement are to be paid in full in cash, Marketable Securities or a combination thereof.
Exhibit J-6

“SEC” means the Securities and Exchange Commission or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Series C Preferred Stock” means, as designated and defined in the Certificate of Incorporation, the Company’s Series C Preferred Stock having a par value $0.0001 per share.
“Stockholders’ Agreements” means the Investors’ Rights Agreement, Voting Agreement and Right of First Refusal and Co-Sale Agreement.
“Trading Market” means, with respect to the Warrant Shares, the principal US exchange or market on which such Warrant Shares are quoted or available for trading, including the Nasdaq, the NYSE, the OTC Bulletin Board or otherwise.
“Unrestricted Conditions” has the meaning set forth in Section 11(a)(ii).
“Voting Agreement” means that certain Second Amended and Restated Voting Agreement, dated December 21, 2018, among the Company, certain holders of the Company’s Common Shares and certain holders of the preferred shares, as amended, amended and restated, or subsequently modified.
“VWAP” means, with respect to any Warrant Shares, as of any day of determination (a “Determination Date”), the volume weighted average sale price for the period of ten (10) consecutive trading days immediately preceding such Determination Date on the Trading Market for such Warrant Shares as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company (collectively, “Bloomberg”) or, if the volume weighted average sale price has not been reported for such security by Bloomberg for such ten (10) day period, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.; provided that if VWAP cannot be calculated for such security on such date in the manner provided above (including because the applicable security is not listed or publicly traded), the VWAP shall be the Fair Market Value as mutually determined by the Board and the Holder; provided further that, in the event the Board and Holder are unable to so mutually agree, Fair Market Value shall be determined pursuant to Section 10(a).
“Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.
“Warrant Register” has the meaning set forth in Section 6.
Exhibit J-7

“Warrant Shares” means the shares of Series C Preferred Stock purchasable upon exercise of this Warrant Certificate in accordance with the terms of this Warrant Certificate and any capital stock into which such Series C Preferred Stock shall have been converted, exchanged or reclassified following the Issue Date.
“Warrant Shares Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Warrant Shares actually outstanding at such time, plus (ii) the number of shares of Warrant Shares issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of shares of Warrant Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Warrant Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any or its wholly owned Subsidiaries.
Section 2. Term of Warrant Certificate. Subject to the terms and conditions hereof, from time to time during the Exercise Period, the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).
Section 3. Exercise of Warrant Certificate.
(a) Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:
(i) delivery to the Company at its then principle executive office of a duly completed and executed Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), which certificate will specify the number of Warrant Shares to be purchased and the Aggregate Exercise Price, together with this Warrant Certificate (collectively with the Exercise Certificate, the “Exercise Documents”); and
(ii) substantially contemporaneously with the delivery of the Exercise Certificate, payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b); provided that, notwithstanding anything to the contrary herein, in no event shall the Exercise Price be lower than the par value of a Warrant Share.
(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Certificate, by any of the following methods:
(i) by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;
Exhibit J-8

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or
(iii) any combination of the foregoing.
In the event of any withholding of Warrant Shares pursuant to Section 3(b)(ii) or (iii) (solely to the extent of such withholding, a “Cashless Exercise”) where the number of such shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of such shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by wire transfer of immediately available funds) in an amount calculated as provided pursuant to Section 3(e) below.
To the extent permitted by applicable Law, for purposes of Rule 144, it is acknowledged and agreed that (i) the Warrant Shares issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the Issue Date, and (ii) the holding period for any Warrant Shares issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the Issue Date; provided that the Company makes no representation or warranty regarding the commencement of the holding period of any Warrant Share.
(c) Automatic Cashless Exercise. To the extent this Warrant Certificate has not been exercised in full by the Holder prior to the date of any of the following events or circumstances, any portion of this Warrant Certificate that remains unexercised on such date shall be deemed to have been exercised automatically pursuant to a Cashless Exercise, in whole (and not in part), on the Business Day immediately preceding the earlier of (i) the occurrence of the Expiration Date, (ii) the occurrence of a Qualified IPO and (iii) the consummation of a Sale of the Company in which the consideration to be received by the Company or is shareholders consists solely of cash, Marketable Securities or a combination thereof.
(d) Delivery of Stock Certificates. With respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of the Exercise Documents and delivery of the Aggregate Exercise Price, the Company shall, within three (3) Business Days, deliver in accordance with the terms hereof to or upon the order of the Holder that number of Warrant Shares for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share, as provided in Section 3(e) below. If such Warrant Shares are issued in certificated form, the Company shall deliver a certificate or certificates, to the extent possible, representing the number of Warrant Shares as the Holder shall request in the Exercise Certificate. If such Warrant Shares are issued in uncertificated form, the Company shall deliver upon request a confirmation evidencing the registration of such shares. Except as otherwise provided herein, upon any exercise hereof this Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.
Exhibit J-9

(e) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant Certificate. As to any fraction of a Warrant Share that the Holder would otherwise be entitled upon such exercise, the Company shall pay to such Holder an amount in cash (by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.
(f) Stockholders’ Agreements. The Company acknowledges and agrees that simultaneously with the execution and delivery of this Warrant Certificate the Holder has executed and delivered to the Company, in escrow, an Adoption Agreement (as defined in the Voting Agreement) as required to be delivered pursuant to Section 6.1 of the Voting Agreement upon the issuance of additional shares of Series C Preferred Stock. Upon the initial exercise of this Warrant Certificate, such Adoption Agreement shall automatically (and without need of any further or other approval, consent or other action by any Person) be released from escrow; provided that no release from escrow shall occur or be deemed to occur until and unless the initial exercise of this Warrant Certificate shall have occurred pursuant to Section 3 hereof. The Company and the Holder each confirms and agrees that upon (but at no time prior to) such automatic release of the Adoption Agreement as provided in this clause (f) the Holder shall become an Investor and Stockholder (each as defined in the Voting Agreement) as contemplated by such Section 6.1 of the Voting Agreement. The Company further confirms and agrees that upon such release of the Adoption Agreement from escrow all conditions to issuance of the Warrant Shares upon exercise hereof required pursuant to the Voting Agreement shall have been satisfied. In addition, in connection with any other exercise of this Warrant Certificate pursuant to Section 3 hereof (including the initial exercise), upon the request of either party hereto the parties shall promptly (but in any event within three (3) Business Days of the applicable Exercise Date) enter into the other Stockholders’ Agreements, pursuant to which the Holder will become a party thereto; provided that, any term or provision hereof to the contrary notwithstanding, without limiting the obligations of the parties set forth in Section 3(d), the execution and delivery of such other Stockholders’ Agreements by the Holder shall not be a condition precedent to any exercise of this Warrant Certificate or the delivery of Warrant Shares in connection therewith pursuant to Section 3(d).
(g) Delivery of New Warrant Certificate. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(d) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.
(h) Valid Issuance of Warrant Certificate and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant Certificate, the Company hereby represents, warrants, covenants and agrees as follows:
(i) This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate shall be, upon issuance, duly authorized.
Exhibit J-10

(ii) All Warrant Shares issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) in accordance with its terms including payment of the Exercise Price, shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any pre-emptive or similar rights of any shareholder of the Company and free and clear of all liens and charges.
(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable Law or any requirements of any U.S. or non-U.S. securities exchange upon which Warrant Shares may be listed at the time of such exercise.
(iv) The Company shall pay all expenses in connection with, and all governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares issuable upon exercise of their Warrant Certificate.
(v) The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware and has the capacity and corporate power and authority to enter into this Warrant Certificate.
(vi) The Company has taken or caused to be taken all action required to be taken by it, its Board, any of its shareholders or any other Person to authorize the execution, delivery and performance of this Warrant Certificate and the issuance of the Warrant Shares.
(vii) This Warrant Certificate has been duly executed and delivered by the Company.
(viii) The obligations of the Company under this Warrant Certificate are legal, valid and binding obligations, enforceable against the Company in accordance with the terms hereof.
(ix) The Company has complied with all obligations set forth in Section 3(i), below.
(i) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant Certificate is to be made in connection with a Public Offering, a Sale of the Company or other possible liquidity transaction or event, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction or event.
(j) Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized but unissued Series C Preferred Stock or (if applicable) other Equity Interests constituting Warrant Shares (including its Common Stock or other Equity Interests) or into which Series C Preferred Stock may be exercised for or converted into, solely for the purpose of issuance upon the exercise of this Warrant Certificate,
Exhibit J-11

the maximum number of Warrant Shares or other Equity Interests issuable upon the exercise of this Warrant Certificate or the conversion or exchange of Warrant Shares issuable upon such exercise. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant Certificate above the Exercise Price then in effect, and shall take all such actions within its power as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant Certificate.
(k) Rule 144 Compliance. At all times following the closing of a Public Offering, and with a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall:
(i) use reasonable commercial efforts to make and keep adequate public information available, as required by clause (c) of Rule 144;
(ii) use reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii) furnish, or otherwise make available to the Holder so long as the Holder owns Warrant Shares, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act.
Exhibit J-12

(l) Ownership Cap. At all times following the occurrence of a Qualified IPO, the Company shall not knowingly effect the exercise of this Warrant Certificate, and the Initial Holder shall not have the right to exercise this Warrant Certificate to the extent that, after giving effect to such exercise, the Initial Holder (together with its Affiliates) would beneficially own in excess of 9.99% of the Equity Interests of the Company having ordinary voting rights outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of such voting Equity Interests beneficially owned by the Initial Holder and its Affiliates shall include the number of Warrant Shares issuable upon exercise of this Warrant Certificate with respect to which the determination of such aggregate number is being made, but shall exclude Warrant Shares that do not have ordinary voting rights or that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant Certificate beneficially owned by the Initial Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other Equity Interests of the Company beneficially owned by the Initial Holder and its Affiliates (including, without limitation, any Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitations contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(k), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(l) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to the ownership cap, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Warrant Certificate, in determining the number of outstanding Equity Interests of the Company having ordinary voting rights the Initial Holder of this Warrant Certificate may rely on the number of such outstanding Equity Interests as reflected in the most recent of (i) if available, the Company’s Form 10-K, Form 10-Q or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or its transfer agent setting forth the number of such Equity Interests outstanding. In addition, upon the written request of the Initial Holder, the Company shall, within three (3) Business Days, confirm to the Initial Holder the number of its shares of Equity Interests having ordinary voting rights then outstanding.
Exhibit J-13

(m) Market Stand-off Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Warrant Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 3(m) shall only apply to a Qualified IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding preferred stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 3(m) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such customary agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3(m) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders of the Company’s equity securities subject to such agreements, based on the number of shares subject to such agreements. Upon execution and delivery by the Holder of the other Stockholders’ Agreements referenced in Section 3(f) above, this Section 3(m) shall, automatically and without need of any further action by any Person, terminate and no longer be of any force and effect.
Section 4. Adjustment to Number of Warrant Shares, Exercise Price, etc. The number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.
Exhibit J-14

(a)    Adjustment to Number of Warrant Shares Upon Reorganizations, Reclassifications, etc. In the event of any changes in the number of Warrant Shares Deemed Outstanding by reason of redemptions, recapitalizations, reclassifications, combinations or exchanges of shares, splits or reverse splits, separations, reorganizations, liquidations, substitutions, replacements or the like, the number and class of Warrant Shares available upon exercise of this Warrant Certificate in the aggregate and the Exercise Price per share shall be correspondingly adjusted as may be necessary in order to give the Holder of this Warrant Certificate, upon exercise, the total number, class, and kind of shares as the Holder would have owned (or would have had the right to own upon exercise hereof) had this Warrant Certificate been exercised prior to any such event and had the Holder continued to hold such Warrant Shares until after the event requiring adjustment. The form of this Warrant Certificate need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant Certificate.
(b)    Changes to Conversion Rate or Conversion Price of Series C Preferred Stock. Without limiting the foregoing, but without duplication of any adjustment to be made pursuant to Section 4(a) above or Section 4(c) below, in the event of any changes to the Series C Conversion Price pursuant to the terms of (and as defined in) the Certificate of Incorporation, then upon exercise of this Warrant Certificate each Warrant Share acquired as a result of such exercise, without additional cost to the Holder, shall be subject to the Series C Conversion Price last in effect for the Series C Preferred Stock, as if the Holder had owned the Warrant Shares of record as of the date of such change.
(c)    Adjustment to Number of Warrant Shares Upon Certain Dividends, etc. If the Company declares or pays a dividend or distribution on the outstanding shares of its Series C Preferred Stock payable in cash, Equity Interests or other property (or prior to the exercise of this Warrant Certificate in full the holders of Series C Preferred Stock become entitled to receive any such dividend or distribution payable in respect of any Equity Interests into which the Series C Preferred Stock is convertible or exchangeable), then upon exercise of this Warrant Certificate, for each Warrant Share acquired, the Holder shall receive, without additional cost to the Holder, the total amount, number and kind of cash, Equity Interests or other property which the Holder would have received had the Holder owned the Warrant Shares of record as of the date such dividend or distribution occurred.
(d)    Mandatory Conversion of Series C Preferred Stock. Without limiting the foregoing, but without duplication of any adjustment to be made pursuant to Section 4(a), Section (b) or Section 4(c) above, in the event that, pursuant to the provisions of the Certificate of Incorporation, all outstanding shares of Series C Preferred Stock are converted, automatically or by action of the holders thereof, into Common Stock (or other Equity Interests), then from and after the date on which all outstanding shares of Series C Preferred Stock have been so converted, this Warrant Certificate shall be exercisable for such number of shares of Common Stock (or other Equity Interests) into which the Warrant Shares would have been converted had the Holder held such Warrant Shares on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of shares of Common Stock (or other Equity Interests) into which one Warrant Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant Certificate.
Exhibit J-15

(e)    No Adjustment for Excluded Securities. Notwithstanding the foregoing, no adjustments shall be made under this Section 4 as the result of the issuance or deemed issuance of Excluded Securities.
(f)    Certificate as to Adjustment.
(i) As promptly as reasonably practicable following any change or adjustment of the type described above in this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of a Responsible Officer setting forth in reasonable detail such change or adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of a Responsible Officer certifying the number of Warrant Shares or the amount, if any, of other Equity Interests, securities or assets then issuable upon exercise of the Warrant Certificate.
(g)    Notices. In the event that, at any time during the Exercise Period the Company shall take a record of the holders of its outstanding capital stock (or other Equity Interests at the time issuable upon exercise of this Warrant Certificate) for the purpose of:
(i) entitling or enabling such holders to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;
(ii) (x) any capital reorganization of the Company, any reclassification of any outstanding securities, any consolidation or merger of the Company with or into another Person, any Public Offering of the Company’s Equity Interests, (y) a sale of all or substantially all of the Company’s assets to another Person or (z) any liquidation, bankruptcy, dissolution, winding-up or any similar event of the Company; or
(iii) the voluntary or involuntary dissolution, liquidation or winding-up of the Company (including by way of a bankruptcy or equivalent insolvency proceeding);
then, and in each such case, the Company shall send or cause to be sent to the Holder at least five (5) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution or other right or action, and a description of such dividend, distribution or other right or action, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of its capital stock (or such other Equity Interests at the time issuable upon exercise of the Warrant Certificate) shall be entitled to exchange their shares of capital stock (or such other Equity Interests), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant Certificate and the Warrant Shares.
Exhibit J-16

(h)    Election to Convert Warrant Certificate in Respect of an Issuance of Senior Equity Interests. In the event that at any time after the date hereof the Company issues Series D preferred stock or another class or series of its Equity Interests having rights, preferences, priorities or the like that are senior or otherwise prior to the Series C Preferred Stock (collectively, “Senior Equity Interests”), the Holder shall have the option, exercisable in its sole discretion by written notice to the Company, to convert this Warrant Certificate (and the related rights and interests hereunder), to the extent this Warrant Certificate is unexercised at the time the Holder exercises such option, into a warrant to purchase such Senior Equity Interests; provided that in furtherance of the foregoing the parties agree to amend or otherwise modify this Warrant Certificate in all ways necessary and appropriate to effect such conversion of this Warrant Certificate into a warrant to purchase such Senior Equity Interests, including as follows: (i) all references herein to Series C Preferred Stock shall be changed to refer to the description of the Senior Equity Interests provided in the Certificate of Incorporation (as amended or modified); (ii) the Exercise Price of the Warrant Shares shall be automatically adjusted to equal the original per share issue price of the Senior Equity Interests as provided in the applicable sale or subscription agreement related thereto (the “Senior Equity Sales Price”), subject to further adjustment from time to time in accordance with Section 4, as applicable; and (iii) after giving effect to the conversion of the Warrant Certificate contemplated by this clause (h), the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be automatically adjusted to the product of (x) the total number of shares of Series C Preferred Stock that, immediately prior to the conversion of the Warrant Certificate contemplated by this clause (h), remain issuable upon exercise in full of this Warrant Certificate, multiplied by (y) a fraction having a numerator equal to Exercise Price in effect at the time referenced in clause (x) above and a denominator equal to the Senior Equity Sales Price, subject to further adjustment from time to time in accordance with Section 4; provided further that the option granted to the Holder pursuant to this clause (h) shall only apply to the immediate next issuance of Senior Equity Interests, if any, issued after the date hereof, and not any issuance of Senior Equity Interests, if any, that follows such immediate next issuance.
Section 5. [Reserved].
Section 6. Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.
Exhibit J-17

Section 7. Transfer of Warrant Certificate. Subject to the transfer conditions referred to in the legend endorsed hereon and Section 11, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed instrument of assignment in the form attached hereto as Exhibit B (an “Assignment”). Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such Assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned, and this Warrant Certificate shall promptly be cancelled.
Section 8. The Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein (including in Section 4(c) above), (i) prior to the Exercise Date, the Holder shall not be entitled to receive dividends, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to receive dividends or subscription rights, and (ii) prior to the registration of the Holder in the share register of the Company with respect to the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant Certificate, the Holder shall not be entitled to vote, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to all stockholders of the Company generally, contemporaneously with the giving thereof to such stockholders.
Section 9. Replacement on Loss; Division and Combination.
(a)    Replacement of Warrant Certificate on Loss. Subject to any further requirements in relation to the cancellation of this Warrant Certificate pursuant to applicable Law, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.
Exhibit J-18

(b)    Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by each applicable Holder or its agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.
Section 10. Disputes; No Impairment, etc. The parties hereto agree as follows:
(a)    Disputes. In the event of any dispute which arises between the Holder and the Company (including the Board of the Company) with respect to the calculation or determination of the adjusted Exercise Price, the number of Warrant Shares, other Equity Interests, Fair Market Value, cash or other property issuable upon exercise of this Warrant Certificate, the amount or type of consideration due to the Holder in connection with any event, transaction or other matter described in Section 4 above or any other matter involving this Warrant Certificate or the Warrant Shares that is not resolved by the parties after good faith discussions and efforts to reach resolution, upon the request of the Holder the disputed issue(s) shall be submitted to a firm of independent investment bankers or public accountants of recognized national standing, which (i) shall be chosen by the Company and be reasonably satisfactory to the Holder and (ii) shall be completely independent of the Company (an “Independent Advisor”), for determination, and such determination by the Independent Advisor shall be binding upon the Company and the Holder with respect to this Warrant Certificate, any Warrant Shares issued or issuable in connection herewith, the Exercise Price therefor, or any other matter in dispute, as the case may be, absent manifest error. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.
(b)    Equitable Equivalent. In case any event shall occur as to which the provisions of Section 10(a) above are not strictly applicable but the failure to make any adjustment would not, in the reasonable, good faith opinion of the Holder, fairly protect the rights and benefits of the Holder represented by this Warrant Certificate in accordance with the essential intent and principles of Sections 4 and 10(a), then, in any such case, at the request of the Holder, the Company shall submit the matter and issues raised by the Holder to an Independent Advisor, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 4 and 10(a), to the extent necessary to preserve the rights and benefits represented by this Warrant Certificate. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein, if any. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.
Exhibit J-19

(c)    No Avoidance. The Company shall not, by way of amendment of any of its Organic Documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance, performance or intended results of any of the terms or provisions of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms or provisions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment as if the Holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law.
Section 11. Compliance with the Securities Act.
(a)    Agreement to Comply with the Securities Act, etc.
(i) Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that it shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to clause (ii) below, this Warrant Certificate and all Warrant Shares issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the form as set forth on the face hereof.
(ii) Removal of Restrictive Legends. Neither this Warrant Certificate nor any certificates evidencing Warrant Shares issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer of such Warrant Certificate or Warrant Shares as applicable (including the legend required above in clause (i)) in any of the following circumstances: (A) following any sale of this Warrant Certificate or any Warrant Shares issued or delivered to the Holder under or in connection herewith pursuant to Rule 144 or (B) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), including clause (b)(1) of Rule 144, or any applicable state or foreign securities laws; provided that, in the case of clause (B) above, if the Company requests, a customary opinion, in form and substance reasonably satisfactory to the Company to such effect, will be delivered to the Company by counsel to the Holder (collectively, the “Unrestricted Conditions”). This Warrant Certificate or Warrant Shares, as the case may be, shall be issued free of all legends if the Unrestricted Conditions are met at the time of issuance
(iii) Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within five (5) Business Days) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant Shares, as the case may be, free of all restrictive legends.
Exhibit J-20

(iv) Sale of Unlegended Shares. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any certificates representing securities as set forth in Section 11(a)(ii) above is predicated upon the Company’s reliance that the Holder will sell this Warrant Certificate or any such securities pursuant to either an effective Registration Statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.
(b)    Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder represents, as of the Issue Date, to the Company by acceptance of this Warrant Certificate as follows:
(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.
(ii) The Holder understands and acknowledges that this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such Laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.
Section 12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).
Exhibit J-21

If to the Company:	Pear Therapeutics, Inc.
200 State Street, 13th Floor
Boston, MA 02109
Attention: Ronan O’Brien
E-mail: ronan.obrien@peartherapeutics.com

with a copy to:	Foley Hoag LLP
55 Seaport Boulevard
Boston, MA 02210
Attention: David Broadwin, Esq.
E-mail: DAB@foleyhoag.com

If to the Holder:	Perceptive Credit Holdings III, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attention: Sandeep Dixit
E-mail: Sandeep@perceptivelife.com

with a copy to:	Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019
Attention: Mark Wojciechowski, Esq.
E-mail: mwojciechowski@mofo.com
Section 13. Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at Law, in equity or otherwise.
Section 14. Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 15. Successor and Assigns. This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successor or permitted assign of the Holder shall be deemed to be the “Holder” for all purposes hereunder.
Section 16. No Third-Party Beneficiaries. Except to the extent expressly provided in Section 3(m) above, this Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.
Exhibit J-22

Section 17. Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.
Section 18. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 19. Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 20. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal Laws of the State of New York without effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.
Section 21. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based on this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the city and county of New York. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth in Section 12 shall be effective service of process for any suit, action or other proceeding, and the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.
Section 22. Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.
Exhibit J-23

Section 23. No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
[SIGNATURE PAGE FOLLOWS]
Exhibit J-24

IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Issue Date.

PEAR THERAPEUTICS, INC.

By
Name:
Title:
Exhibit J-25

Accepted and agreed,

PERCEPTIVE CREDIT HOLDINGS III, LP

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By
Name: Sandeep Dixit
Title: Chief Credit Officer

By
Name: Sam Chawla
Title: Portfolio Manager
Exhibit J-26

Exhibit A
to Warrant Certificate
FORM OF EXERCISE CERTIFICATE
(To be signed only upon exercise of Warrant Certificate)
To: Pear Therapeutics, Inc.
200 State Street, 13th Floor
Boston, MA 02109
Attention: [____]
Reference is made to that certain Warrant Certificate, having an issue date of [______] and bearing Warrant Certificate No. [___] (the “Warrant Certificate”), issued by Pear Therapeutics, Inc. (the “Company”) to [Name of Holder] (the “Holder”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.
The undersigned, as holder of a right to purchase Warrant Shares (as defined in the Warrant Certificate) of the Company pursuant to the terms of the Warrant Certificate, a copy of which is attached to this Exercise Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, [__________ (___________)] Warrant Shares of the Company and herewith makes payment with respect to this Exercise Certificate of [____________ Dollars ($___________)] therefor by the following method.
(Check all that apply):
☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [_________Dollars ($_________)] for [(_________)] shares of Series C Preferred Stock using the method described in Section 3(b)(i).
☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [_________Dollars ($_________)] for [(_________)] shares of Series C Preferred Stock using the method described in Section 3(b)(ii).
☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [_________Dollars ($_________)] for [(_________)] shares of Series C Preferred Stock using the method described in Section 3(b)(iii).
DATED:___________________

[NAME OF HOLDER]

By
Name:
Title:
Exhibit A-1

Exhibit B
to Warrant Certificate
FORM OF ASSIGNMENT
[DATE OF ASSIGNMENT]
Reference is made to that certain Warrant Certificate, having an issue date of [     __________] and bearing Warrant Certificate No. [____] (the “Warrant Certificate”), issued by Pear Therapeutics, Inc. (the “Company”) to the undersigned (the “Holder”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.
THE UNDERSIGNED, [NAME OF HOLDER], is the holder of the Warrant Certificate and is entitled to purchase up to [__________] Warrant Shares pursuant to the terms thereof. A copy of the Warrant Certificate is attached hereto.
FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] [___________ of the Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] (the “ Assignment”). In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment in the Warrant Register as required pursuant to Section 6 of the Warrant Certificate, and (ii) pursuant to Section 7 of the Warrant Certificate, execute and deliver to the Assignee [and the Holder][a new Warrant Certificate][new Warrant Certificates] reflecting the foregoing assignment ([each] a “Substitute Warrant Certificate”). The Assignee acknowledges and agrees that its Substitute Warrant Certificate and the Warrant Shares to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant Shares to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities Laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
To the extent required pursuant to Section 11(a) of the Warrant Certificate, the Assignee acknowledges and agrees that a restrictive legend shall be applied to the Assignee’s Substitute Warrant Certificate and the Warrant Shares issuable upon exercise of such certificate substantially consistent with the legend required pursuant to Section 11(a) of the Warrant Certificate.
The Assignee acknowledges and agrees that simultaneously with the execution and delivery of this Assignment, the Assignee has executed and delivered to the Company, in escrow, an Adoption Agreement to the Voting Agreement. Upon the initial exercise of the Substitute Warrant Certificate, such Adoption Agreement shall automatically (and without need of any further or other approval, consent or other action by any Person) be released from escrow.

Exhibit B-1

The Assignee further confirms, acknowledges and agrees to its obligation to enter into and become bound by the other Stockholders’ Agreements upon any exercise by it of the Substitute Warrant Certificate.
[SIGNATURE PAGE FOLLOWS]

Exhibit B-2

IN WITNESS WHEREOF, the parties hereto agree as set forth above as of the date first written above.

[NAME OF HOLDER]

By
Name:
Title:

Accepted and agreed,

[NAME OF ASSIGNEE]

By
Name:
Title:

PEAR THERAPEUTICS, INC.

By
Name:
Title:

Exhibit B-3